As filed with the Securities and Exchange Commission on June 25, 2012

Registration Statement No. 333-170866

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

POST-EFFECTIVE AMENDMENT NO. 4

TO

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

KOREA FINANCE CORPORATION

(Name of Registrant)

THE REPUBLIC OF KOREA

(Name of Co-Signatory)

Names and Addresses of Authorized Representatives:

Duly Authorized Representatives in the United States of Korea Finance Corporation Joo Yung Sung or Jong Kug Yoon The Korea Development Bank 320 Park Avenue, 32nd Floor New York, New York 10022	Duly Authorized Representative in the United States of The Republic of Korea Byeong Sun Song 335 East 45th Street New York, New York 10017

Copies to:

Jinduk Han, Esq.

Cleary Gottlieb Steen & Hamilton LLP

39th Floor, Bank of China Tower

One Garden Road

Hong Kong

The securities registered hereby will be offered on a delayed or continuous basis pursuant to the procedures set forth in Securities Act Release Nos. 33-6240 and 33-6424.

EXPLANATORY NOTE

This registration statement relates to US$5,000,000,000 aggregate amount of debt securities (with or without warrants) of Korea Finance Corporation to be offered from time to time as separate issues on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such offering. The prospectus constituting a part of this registration statement relates to the debt securities (with or without warrants) registered hereunder. Among such securities, Korea Finance Corporation has sold US$750,000,000 aggregate principal amount of 4.625% notes due 2021, and US$4,250,000,000 aggregate amount of securities remain unsold.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 25, 2012

PROSPECTUS

Korea Finance Corporation

$5,000,000,000

Debt Securities

Warrants to Purchase Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2012

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless the context otherwise requires or otherwise indicates, references to “we”, “us” or “our” mean Korea Finance Corporation and its consolidated subsidiaries, and references to “KoFC” or the “Issuer” mean Korea Finance Corporation, excluding its subsidiaries.

Unless otherwise indicated, all references to “KRW”, “Won”, “won” or “(Won)” are to the currency of Korea, references to “$”, “U.S.$”, “US$”, “U.S. Dollars”, “USD” or “U.S. dollar” are to the currency of the United States of America, references to “GBP”, “£” or “sterling” are to the currency of the United Kingdom, references to “Yen”, “JPY” or “¥” are to the currency of Japan, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “Chinese offshore renminbi” or “CNH” are to the currency of the People’s Republic of China traded outside of mainland China, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Malaysian ringgit” or “MYR” are to the currency of Malaysia, references to “Indian rupee” or “INR” are to the currency of India, references to “Brazilian Real” or “BRL” are to the currency of Federative Republic of Brazil, references to “Thai Baht” or “THB” are to the currency of Thailand, references to “Australian dollar” or “AUD” are to the currency of Australia, references to “Norwegian krone” or “NOK” are to the currency of Norway and references to “euro”, “EUR” or “€” are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended.

In this prospectus, where information has been prepared in thousands, millions or billions of units, amounts may have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

We maintain our accounts in Won. For convenience, Won amounts in this prospectus as of December 31, 2011 have been translated into U.S. dollars at the market average exchange rate, announced by Seoul Money Brokerage Services, Ltd. in Seoul, between Won and U.S. dollars, in effect on December 31, 2011, which was (Won)1,153.3 to U.S.$1.00. However, such translations should not be construed as representations that the Won amounts have been, could have been or could in the future be converted into U.S. dollars at this or any other rate.

Our consolidated financial statements as of and for the years ended December 31, 2010 and 2011 included in this prospectus have been prepared in accordance with the Financial Services Commission (the “FSC”)’s Supervisory Regulations on Korea Finance Corporation (the “KoFC Supervisory Regulations”), summarized in “—Notes to Consolidated Financial Statements of December 31, 2011 and 2010—Note 2”. Our consolidated and non-consolidated financial information included in this prospectus has also been prepared in accordance with the KoFC Supervisory Regulations.

In addition, we include certain financial information of the Korea Development Bank (“KDB”), the principal subsidiary of KDB Financial Group (“KDBFG”), which is our consolidated subsidiary, in this prospectus. Commencing in 2011, KDB prepares its financial statements in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”) and KDB’s separate financial information included in this prospectus has been prepared in accordance with Korean IFRS, which differs in certain significant respects from generally accepted accounting principles in Korea (“Korean GAAP”) and the KoFC Supervisory Regulations. As a result, KDB’s separate K-IFRS financial information included in this prospectus is not comparable with our consolidated and non-consolidated financial information included in this prospectus. References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations, including extending foreign currency loans.

KOREA FINANCE CORPORATION

Overview

KoFC was established on October 28, 2009 as a policy finance institution pursuant to the Korea Finance Corporation Act (the “KoFC Act”) in order to strengthen national competitiveness, to promote job growth in the Republic, and to contribute to the sound growth of the financial markets and the national economy of the Republic. The Government owns all of KoFC’s paid-in capital. KoFC’s registered office is located at 16 Yeouido-dong, Youngdeungpo-gu, Seoul, Korea.

KoFC was established to succeed to the policy bank role of KDB, a Government-owned financial institution established in 1954, which has been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. Pursuant to the Government’s plan for the privatization of KDB and the transfer of the national policy and development bank role from KDB to KoFC, the Government in October 2009 established KoFC and KDBFG, a financial holding company, by spinning off a portion of KDB’s assets, liabilities and equity. In the spin-off, KDB’s interests in Daewoo Securities, KDB Capital, KDB Asset Management and KIAMCO were transferred to KDBFG, and KDB’s equity holdings in government-controlled companies, including Korea Electric Power Corporation (“KEPCO”), and equity holdings in certain private sector companies acquired during previous restructuring programs, including Hyundai Engineering & Construction Co., Ltd., were transferred to KoFC.

The Government transferred its ownership interest in KDB to KDBFG in exchange for all of KDBFG’s share capital on November 24, 2009 and initially contributed 94.27% of KDBFG’s shares to KoFC as a capital contribution on December 30, 2009 based on preliminary valuation of KDBFG shares as of December 30, 2009. In March 2010, the Government made a capital contribution of W10 billion in cash to KDBFG. In July 2010, KDBFG’s valuation as of December 30, 2009 was finalized and the Government’s initial contribution was adjusted to reflect an increase in the value of the KDBFG shares. As KoFC’s authorized capital is (Won)15,000.0 billion, KoFC is permitted to hold only that percentage of KDBFG shares of which the aggregate value (together with cash contributed by the Government) does not exceed (Won)15,000.0 billion. Accordingly, as of the date of this prospectus, KoFC owns 90.26% of KDBFG’s share capital and the Government directly owns 9.74% of KDBFG’s share capital.

Under the Government’s plan for the privatization of KDB and the KDB Act, as amended, the sale of KDBFG’s shares to unrelated third parties is to commence by May 2014. In January 2012, the Government took three Government-owned financial institutions (including KDB) off the list of public institutions to grant them more autonomy in such areas as budgeting and human resources, to facilitate their privatization. Although the Government has previously announced plans to privatize KDB, the specific timing and procedure for its privatization have not yet been announced. The implementation of the Government’s privatization plan may be delayed or changed depending on a variety of factors, such as domestic and international economic conditions. There can be no assurance that such privatization plan will be implemented as contemplated or that the contemplated privatization will be implemented at all.

The following diagram provides an overview of our structure.

We engage in a broad range of financial businesses, including policy banking, development banking, corporate and investment banking, brokerage and asset management, directly or through our consolidated subsidiary, KDBFG, and its subsidiaries. KoFC provides loans to industrial enterprises, either directly or indirectly through intermediary financial institutions, and purchases debt and equity securities issued by such enterprises in order to achieve its statutory purpose of providing financing for the growth of small and medium- sized enterprises (“SMEs”), development of national and regional infrastructure and promotion of new growth engine industries in the Republic. KDBFG, through its principal subsidiary, KDB, provides financing to major industries for equipment, capital investment and the development of high technology, as well as for working capital. KDBFG also provides corporate and investment banking, brokerage and asset management services through its subsidiaries.

As of December 31, 2011, we had (Won)103,428.1 billion of loans outstanding (including on-lending and direct loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation, loan-type suspense accounts, inter-bank loans, advance payments, bonds purchased, factoring receivables, credit card receivables, private placement bonds and other loans, net of provision for loan losses, present value discounts and deferred loan fees pursuant to the applicable guidelines), total assets of (Won)215,342.2 billion and total equity of (Won)29,361.6 billion, as compared to (Won)85,362.4 billion of loans outstanding (including on-lending and direct loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation, loan-type suspense accounts, inter-bank loans, advance payments, bonds purchased, factoring receivables, credit card receivables, private placement bonds and other loans, net of provision for loan losses and deferred loan fees pursuant to the applicable guidelines), total assets of (Won)192,183.1 billion and total equity of (Won)26,127.7 billion as of December 31, 2010. In 2011, we recorded interest income of (Won)6,633.1 billion, interest expense of (Won)5,012.7 billion and net income of (Won)795.8 billion, as compared to interest income of (Won)6,078.7 billion, interest expense of (Won)4,608.8 billion and net income of (Won)1,247.8 billion in 2010. See “—Selected Financial Statement Data”.

The Government owns all of KoFC’s paid-in capital, as required by the KoFC Act. In addition to contributions to KoFC’s capital, the Government provides direct financial support, including extension of loans and guarantees, for KoFC’s financing activities. The Government’s determination each fiscal year regarding the degree of support to extend to us plays an important role in determining our lending capacity. Under the KoFC Act, the Government appoints KoFC’s President, all of its Directors, its Auditor and all members of its Steering Committee. Pursuant to the KoFC Act, the FSC, the governmental agency responsible for the overall supervision of the Korean banking industry, has supervisory power and authority over matters relating to KoFC’s general business including, but not limited to, capital adequacy and managerial soundness.

The Government supports KoFC’s operations pursuant to Article 31 of the KoFC Act. Article 31 of the KoFC Act provides that “the annual net losses of Korea Finance Corporation shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.” As a result of

Article 31, the Government is generally responsible for KoFC’s operations and is legally obligated to replenish any deficit that arises if its reserve, consisting of its surplus and capital surplus items, is insufficient to cover its annual net losses. In light of the above, if KoFC had insufficient funds to make any payment under any of its obligations, including the debt securities covered by this prospectus, the Government would be required by the KoFC Act to take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable KoFC to make such payment when due. The provisions of Article 31 do not, however, constitute a direct guarantee by the Government of KoFC’s obligations under the debt securities, and the provisions of the KoFC Act, including Article 31, may be amended at any time by action of the National Assembly. The Government can directly support KoFC’s financing activities under the KoFC Act by lending it funds, allowing it to borrow from the Bank of Korea, and guaranteeing, subject to approval by the National Assembly, its overseas borrowings and debt securities.

Capitalization

As of December 31, 2011, KoFC’s authorized capital was (Won)15,000.0 billion and KDBFG’s authorized capital was (Won)5,000.0 billion. Our capitalization as of December 31, 2011 was as follows:

	As of December 31, 2011 (1)
	(consolidated)
	(billions of won)
Long-term debt (2) (3):
Borrowings	(Won)	8,020.1
Debentures		54,063.7

Total long-term debt		62,083.8

Capital:
Paid-in capital		15,000.0
Capital adjustments		(152.4)
Retained earnings		6,909.1
Accumulated other comprehensive income		744.7
Minority interests		6,860.2

Total capital		29,361.6

Total capitalization	(Won)	91,445.4

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since December 31, 2011.
(2)	We have translated borrowings in foreign currencies into Won at the rate of (Won)1,153.3 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2011.
(3)	As of December 31, 2011, we had contingent liabilities totaling (Won)18,983.2 billion under outstanding guarantees issued on behalf of our clients.

Business

Purpose and Authority

KoFC’s primary purpose, as stated in Article 1 of the KoFC Act, is to “strengthen national competitiveness, amplify growth potential and job growth, and contribute to the sound growth of the financial markets and the national economy, by facilitating financing for SMEs, and supplying and managing funds required for the growth of the national economy, including provision of funds for local development and infrastructure projects, new growth engine industries, stabilization of financial markets and facilitation of sustainable growth.” Since KoFC serves a public policy role, it strives to maintain a level of profitability to strengthen its equity base and support growth in the volume of its business, rather than placing emphasis on profit maximization, as is the case with commercial financial institutions. The KoFC Act and the Enforcement Decree of the Korea Finance Corporation Act (the “KoFC Decree”) set forth the powers, privileges, government supervision and operating guidelines for KoFC.

Under the KoFC Act, KoFC provides funds for the following purposes to accomplish its statutory purpose:

•	facilitation of the growth of SMEs;

•	development of national and regional infrastructure;

•	urgent financial support necessary for the stabilization of financial markets in the Republic;

•

activities for the management, operation and financial support of the financial stabilizing fund for the structural improvement of the financial industry in the Republic, named the Financial Market Stabilization Fund; and

•	development of new growth engine industries and facilitation of sustainable growth.

Under the KoFC Act, KoFC may engage in the following activities to provide funds for the purposes described above and procure funding for such activities:

•	providing loans;

•	investing in securities;

•	guaranteeing indebtedness;

•	securitization of credit risk;

•	borrowing from the Government, the Bank of Korea and other financial institutions;

•	borrowing from overseas;

•	issuance of policy finance bonds and other securities;

•	provision of funds pursuant to the Act on the Structural Improvement of the Financial Industry;

•	research regarding industrial and policy financing;

•	businesses entrusted by the Government;

•	businesses incidental to the foregoing; and

•	other businesses approved by the FSC as necessary to achieve KoFC’s statutory purpose.

Government Support and Supervision

The Government owns all of KoFC’s paid-in capital, as required by the KoFC Act. KoFC’s authorized capital under the KoFC Act is (Won)15,000.0 billion. At the time of KoFC’s establishment in October 2009, it had (Won)100.0 billion of paid-in capital transferred from KDB’s paid-in capital in the spin-off described above. Subsequently, the Government contributed 94.27% of KDBFG’s shares, valued at approximately (Won)14,900.0 billion, to KoFC on December 30, 2009. Taking into account these capital contributions, as of December 31, 2011, KoFC’s total paid-in capital was (Won)15,000.0 billion.

In addition to making capital contributions, the Government can directly support KoFC’s financing activities under the KoFC Act by:

•	lending it funds;

•	allowing it to borrow from the Bank of Korea; and

•	guaranteeing, subject to approval by the National Assembly, its overseas borrowings and debt securities.

KDB’s borrowing of (Won)3,296.6 billion from the Bank of Korea, which had been used to finance the Bank Recapitalization Fund in the wake of the global financial crisis in 2008, was transferred to KoFC as part of the KDB spin-off. In addition, government loans of (Won)1,124.3 billion were transferred from KDB to KoFC on August 23, 2010 as part of an additional transfer of KDB’s policy-related assets and liabilities.

The Government also supports KoFC’s operations pursuant to Articles 30 and 31 of the KoFC Act. Article 30 provides that “20% or more of the annual net profit of Korea Finance Corporation shall be transferred to reserve, after compensating for any accumulated losses pursuant to Article 31, until the reserve amounts equal the total amount of paid-in capital” and that accumulated amounts in reserve may be capitalized in accordance with the provisions of the KoFC Decree. Article 31 of the KoFC Act provides that “the annual net losses of Korea Finance Corporation shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.”

As a result of the KoFC Act, the Government is generally responsible for KoFC’s operations and is legally obligated to replenish any deficit that arises if its reserve, consisting of its surplus and capital surplus items, is insufficient to cover its annual net losses. In light of the above, if KoFC had insufficient funds to make any payment under any of its obligations, including the debt securities covered by this prospectus, the Government would be required by the KoFC Act to take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable KoFC to make such payment when due. The provisions of Article 31 do not, however, constitute a direct guarantee by the Government of KoFC’s obligations under the debt securities, and the provisions of the KoFC Act, including Article 31, may be amended at any time by action of the National Assembly.

Under the KoFC Act, the Government appoints KoFC’s President, all of its Directors, its Auditor and all members of its Steering Committee. The President of the Republic appoints KoFC’s President and Chairman of the Board of Directors upon the recommendation of the Chairman of the FSC. The FSC appoints all of KoFC’s Directors upon the recommendation of KoFC’s President. The FSC appoints KoFC’s Auditor after consultation with the Minister of Strategy and Finance. KoFC’s Board of Directors, composed of its President and Directors, adopts resolutions on important matters concerning its business affairs.

Under the KoFC Act, KoFC’s Steering Committee deliberates and adopts resolutions on its important policies, including the amendment of its Articles of Incorporation, amendment of its operating manual, determination of its annual business plan and annual budget, settlement of accounts and deployment of reserves to increase capital or decrease accumulated losses. The Steering Committee determines KoFC’s fundamental policies and ensures that they are consistent with the policy objectives of the Government, while KoFC’s Board of Directors guides its operations to appropriately carry out the policies mandated by the Steering Committee and the Government. Four members of the Steering Committee are appointed from among public officials—one is appointed by each of the Minister of Strategy and Finance, the Minister of Knowledge Economy, the Chairman of the FSC, and the Administrator of Small and Medium Business Administration from among their respective senior ranking officials. KoFC’s President serves as the Chairman of the Steering Committee and three other non-governmental members are appointed by the FSC from among experts with knowledge and experience in policy financing or other related areas.

KoFC is subject to extensive oversight and supervision by the Government on an ongoing basis. Under the KoFC Act, the KoFC Decree and the KoFC Supervisory Regulations (together with the KoFC Act, the “KoFC Regulations”), KoFC’s activities are supervised and regulated by the Government, primarily by the FSC, as follows:

•	one month prior to the beginning of each fiscal year, KoFC must submit its proposed business plan and annual budget for the fiscal year to the FSC for its approval;

•

within three months after the end of each fiscal year, KoFC must submit its financial statements for the fiscal year to the Minister of Strategy and Finance for his/her approval and further examination by the Board of Audit and Inspection of Korea;

•

the FSC must approve KoFC’s operating manual, which among other things sets out the guidelines for all principal operating matters, including the method and maximum amount of lending, interest rate, maturity and terms of loans, and the method and maximum amount of investment and guarantees;

•

the FSC has broad authority to require reports from KoFC on any matter and to examine its books, records and other documents. On the basis of the reports and examinations, the FSC may issue any orders deemed necessary to enforce the KoFC Act;

•

the FSC may supervise KoFC’s operations to ensure managerial soundness based upon the criteria set forth in the KoFC Regulations, which includes (i) restrictions on lending to a single borrower, (ii) restrictions on equity investments, (iii) restrictions on investment in securities and other assets, (iv) regulations on capital adequacy ratios and liquidity ratios, (v) regulations on foreign currency assets and liabilities, (vi) standards for the provisions for possible loan losses and (vii) applicable accounting principles and the authority to issue orders deemed necessary for such supervision;

•

the Minister of Strategy and Finance may make a request to the FSC as necessary for the supervision of KoFC’s operations and may request the FSC to require reports from KoFC or examine its books, records and other documents; and

•	KoFC may amend its Articles of Incorporation only with the approval of the FSC.

Selected Financial Statement Data

Our consolidated and non-consolidated financial information as of and for the years ended December 31, 2010 and 2011 included in this prospectus has been prepared in accordance with the KoFC Supervisory Regulations, as summarized in “—Notes to Consolidated Financial Statements of December 31, 2011 and 2010—Note 2”. KDB’s separate financial information as of and for the years ended December 31, 2010 and 2011 included in this prospectus has been prepared in accordance with Korean IFRS, which differs in certain significant respects from Korean GAAP and the KoFC Supervisory Regulations. As a result, KDB’s separate K-IFRS financial information included in this prospectus is not comparable with our consolidated and non-consolidated financial information included in this prospectus. You should read the following financial statement data together with the financial statements and notes included in this prospectus.

Balance Sheet Data

Our balance sheet data included in the following table have been derived from our audited consolidated financial statements as of December 31, 2010 and 2011 included elsewhere in this prospectus, which have been prepared in accordance with the KoFC Supervisory Regulations. You should read the following balance sheet data together with our consolidated balance sheets and notes included in this prospectus.

KoFC Consolidated Balance Sheet Data

	As of December 31,
	2010		2011
	(consolidated) (billions of won) (audited)
Securities	(Won)	66,174.6	(Won)	75,959.2
Total Loans (1)		87,696.2		104,912.3
Total Borrowings (2)		112,882.5		121,972.1
Total Assets		192,183.1		215,342.2
Total Liabilities		166,055.4		185,980.6
Equity	(Won)	26,127.7	(Won)	29,361.6

(1)	Gross amount without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include borrowings, industrial finance bonds and policy finance bonds.

The following table presents audited separate balance sheet data of KDB, KDBFG’s principal subsidiary, as of December 31, 2010 and 2011, which have been prepared in accordance with Korean IFRS:

KDB Separate K-IFRS Balance Sheet Data

	As of December 31,
	2010		2011
	(separate) (billions of won) (audited)
Total Loans (1)	(Won)	72,057.4	(Won)	81,380.7
Total Borrowings (2)		85,994.4		99,253.5
Total Assets		113,949.9		127,874.4
Total Liabilities		97,216.9		110,216.4
Equity	(Won)	16,733.0	(Won)	17,658.0

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include due to customers, financial liabilities designated at fair value through profit or loss (“FVTPL”), borrowings and debt issued.

Income Statement Data

Our income statement data included in the following table have been derived from our audited consolidated financial statements for the years ended December 31, 2010 and 2011 included elsewhere in this prospectus, which have been prepared in accordance with the KoFC Supervisory Regulations. You should read the following income statement data together with our consolidated income statements and notes included in this prospectus:

KoFC Consolidated Income Statement Data

	Year Ended December 31,
	2010		2011
	(consolidated) (billions of won) (audited)
Total Interest Income	(Won)	6,078.7	(Won)	6,633.1
Total Interest Expenses		4,608.8		5,012.7
Net Interest Income		1,469.9		1,620.4
Operating Revenues		40,629.5		31,473.4
Operating Expenses		38,697.0		29,123.1
Net Income	(Won)	1,247.8	(Won)	795.8

We had consolidated net income of (Won)795.8 billion in 2011 compared to consolidated net income of (Won)1,247.8 billion in 2010.

Principal factors for the decrease in net income in 2011 compared to 2010 included:

•

a decrease in gross profit of non-financial subsidiaries to (Won)764.3 billion in 2011 from (Won)1,820.6 billion in 2010, primarily due to the removal of Daewoo Shipbuilding & Marine Engineering Co., Ltd. and Korea Aerospace Industries Co., Ltd. from consolidation and reclassification of them as equity method investments resulting from, in the case of Daewoo Shipbuilding & Marine Engineering, the adoption of Korean IFRS by KDB and, in the case of Korea Aerospace Industries, a decrease in our ownership interest in it;

•

a net loss on valuation of equity method investments of (Won)513.3 billion in 2011 compared to a net gain on valuation of equity method investments of (Won)193.8 billion in 2010, primarily due to losses in 2011 on valuation of certain equity method investments including shares of KEPCO, which more than offset gains on valuation of certain equity method investments including shares of Daewoo Shipbuilding & Marine Engineering Co., Ltd. and Korea Aerospace Industries Co., Ltd.; and

•

an increase in net insurance expense to (Won)469.0 billion in 2011 from (Won)155.2 billion in 2010, primarily due to the reflection for the full year 2011 of net insurance expenses of KDB Life, which was acquired on April 1, 2010, as well as accounting policy changes impacted by the adoption of Korean IFRS by KDB Life in 2011.

The above factors were partially offset by (i) a decrease in provision for possible loan losses to (Won)347.3 billion in 2011 from (Won)1,500.7 billion in 2010, primarily due to a decrease in non-performing loans and (ii) a decrease in net loss on disposal of loans receivable to (Won)69.1 billion in 2011 from (Won)359.9 billion in 2010, primarily due to KDB’s sale of a large amount of its non-performing assets in 2010 as part of its non-performing asset restructuring plan.

The following table presents audited separate income statement data of KDB, KDBFG’s principal subsidiary, for the years ended December 31, 2010 and 2011, which have been prepared in accordance with Korean IFRS:

KDB Separate K-IFRS Income Statement Data

	Year Ended December 31,
	2010		2011
	(separate) (billions of won) (audited)
Total Interest Income	(Won)	4,450.3	(Won)	4,574.4
Total Interest Expenses		2,823.0		2,996.7
Net Interest Income		1,627.3		1,577.7
Operating Income		1,628.1		1,813.2
Net Income	(Won)	1,072.7	(Won)	1,412.4

KDB had separate net income of (Won)1,412.4 billion in 2011 compared to separate net income of (Won)1,072.7 billion in 2010.

Principal factors for the increase in separate net income in 2011 compared to 2010 included:

•	a decrease in credit loss expense to (Won)208.1 billion in 2011 from (Won)966.0 billion in 2010, primarily due to a decrease in non-performing loans;

•

an increase in net gain from foreign currency transactions and derivative financial instruments to (Won)502.6 billion in 2011 from (Won)143.4 billion in 2010, primarily due to a valuation gain on Kumho Petrochemical convertible bonds; commencing in 2011, embedded derivative instruments (such as conversion rights) were treated as separate derivatives and recorded at fair value under Korean IFRS;

•

a decrease in impairment losses on investments in subsidiaries and associates to (Won)3.9 billion in 2011 from (Won)115.1 billion in 2010; the (Won)115.1 billion of impairment losses on investments in subsidiaries and associates in 2010 reflected principally the impairment loss on investments in Banco KDB do Brasil S.A. (our Brazilian subsidiary); and

•	an increase in net fee and commission income to (Won)541.7 billion in 2011 from (Won)492.8 billion in 2010, primarily due to an increase in advisory and arrangement commissions.

The above factors were partially offset by a decrease in net gain from financial assets available-for-sale to (Won)16.2 billion in 2011 from (Won)1,045.7 billion in 2010, primarily due to a decrease in sales of available-for-sale securities.

Provisions for Possible Loan Losses and Loans in Arrears

We establish provisions for possible losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. As of December 31, 2011, we established provisions of (Won)1,363.5 billion for possible loan losses and bad debt securities, 40.0% lower than the provisions of (Won)2,273.4 billion as of December 31, 2010, and (Won)74.3 billion for possible losses on guarantees and other assets, 34.1% lower than the provisions of (Won)112.7 billion as of December 31, 2010.

Certain of our customers have restructured loans with their creditor banks. As of December 31, 2011, we have provided loans and guarantees of (Won)4,521.4 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of (Won)1,282.8 billion following debt-equity swaps. As of December 31, 2011, we had established provisions of (Won)537.9 billion for our exposure to such companies. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

KoFC Supervisory Regulations and FSC guidelines classify our loans into five categories; provisions are made in accordance with ratios applicable to each category. Under the FSC’s definitions for loan categories, loans are categorized as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits. 0.5% or more reserves required for KoFC and 0.85% (0.9% for companies in certain industries) or more reserves required for our consolidated subsidiaries.

Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months. 3.5% or more reserves required for KoFC and 7.0% or more reserves required for our consolidated subsidiaries.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Expected-loss Customers” (each as defined below). 20.0% or more reserves required.

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Doubtful Customers”) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months. 50.0% or more reserves required.

Expected Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Expected-loss Customers”), which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses. 100.0% reserves required.

In November 2011, KoFC amended its loan guidelines to raise the required reserve ratio for normal loans from 0.5% to 0.85% and the required reserve ratio for precautionary loans from 3.5% to 7.0% in order to strengthen KoFC’s asset soundness through more conservative provisioning.

The following table provides information on KoFC’s loan loss provisions prepared in accordance with KoFC Supervisory Regulations, FSC guidelines and KoFC’s internal loan guidelines.

	KoFC As of December 31, 2010					KoFC As of December 31, 2011
	Loan Amount (1)		Minimum Provisioning Ratio	Loan Loss Provisions		Loan Amount (1)		Minimum Provisioning Ratio	Loan Loss Provisions
	(non-consolidated) (in billions of won, except percentages)
Normal		(Won)3,280.5	0.5%	(Won)	16.4	(Won)	5,451.9	0.85%	(Won)	46.3
Precautionary		—	3.5%		—		8.5	7.0%		0.6
Substandard		—	20.0%		—		—	20.0%		—
Doubtful		—	50.0%		—		—	50.0%		—
Expected Loss		—	100.0%		—		5.3	100.0%		5.3
Others (2)		9,156.4	—		—		11,857.7	—		—

Total	(Won)	12,436.9		(Won)	16.4	(Won)	17,323.4		(Won)	52.2

(1)	These figures include loans (including direct loans), call loans, inter-bank loans, private placement bonds and others.
(2)	Includes loans to banks (including on-lending), loans guaranteed by the Korea Credit Guarantee Fund and loans to government-related entities.

Non-performing loans are defined as (a) loans classified as doubtful and estimated loss, (b) loans in delinquency of repayment of principal or interest for more than 3 months or (c) loans exempted from interest payments due to restructuring or rescheduling. As of December 31, 2011, KoFC’s non-performing loans totaled (Won)5.3 billion, representing 0.03% of its outstanding loans as of such date. On December 31, 2011, KoFC’s legal reserve was (Won)2,267.2 billion, representing 13.1% of its outstanding loans as of such date.

The following table provides information on KDB’s loan loss provisions prepared in accordance with K-IFRS.

		KDB As of December 31, 2010 (1)				KDB As of December 31, 2011 (1)
		Loan Amount		Loan Loss Provisions		Loan Amount		Loan Loss Provisions
		(separate) (billions of won)
Loan Classification	Normal (2)	(Won)	67,883.6	(Won)	271.7	(Won)	77,874.8	(Won)	229.3
	Precautionary		2,505.7		260.8		2,054.5		153.0
	Substandard		1,389.2		435.4		1,301.4		395.7
	Doubtful		49.7		34.9		10.1		6.3
	Expected Loss		229.2		142.6		139.9		81.0

	Total	(Won)	72,057.4	(Won)	1,145.4	(Won)	81,380.7	(Won)	865.3

Loans impaired (3)			2,057.0		612.4		1,527.4		556.6
Loans not impaired			70,000.4		533.0		79,853.3		308.7

	Total	(Won)	72,057.4	(Won)	1,145.4	(Won)	81,380.7	(Won)	865.3

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, KDB establishes loan loss provisions for all loans including loans guaranteed by the Government.
(3)	Classified as substandard or below.

As of December 31, 2011, KDB’s delinquent loans totaled (Won)1,451.4 billion, representing 1.8% of its outstanding loans as of such date. Delinquent loans are defined as loans that are classified as substandard or below. On December 31, 2011, KDB’s legal reserve was (Won)5,076.4 billion, representing 6.2% of its outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tire Co., Inc., Daehan Shipbuilding Co., Ltd., Kumho Industrial, Daewoo Motor Sales and Hanil Engineering & Construction Co., Ltd. As of December 31, 2011, our credit extended to these companies totaled (Won)2,159.1 billion, accounting for 1.0% of our total assets as of such date.

As of December 31, 2011, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Kumho Tires increased to (Won)1,088.2 billion from (Won)1,082.4 billion as of December 31, 2010, primarily due to extension of additional loans. As of December 31, 2011, our exposure to Daehan Shipbuilding was (Won)369.6 billion, a decrease from (Won)586.9 billion as of December 31, 2010, primarily due to repayment of debt. As of December 31, 2011, our exposure to Kumho Industrial decreased to (Won)289.2 billion from (Won)353.1 billion as of December 31, 2010, primarily due to repayment of debt. As of December 31, 2011, our exposure to Daewoo Motor Sales decreased to (Won)222.4 billion from (Won)351.7 billion as of December 31, 2010, primarily due to Daewoo Motor Sales’ split-off into three entities upon the consummation of its reorganization. As of December 31, 2011, our exposure to Hanil Engineering & Construction decreased slightly to (Won)189.7 billion from (Won)192.2 billion as of December 31, 2010.

As of December 31, 2011, we established provisions of (Won)60.4 billion for our exposure to Kumho Tires, (Won)13.2 billion for Daehan Shipbuilding, (Won)12.3 billion for Kumho Industrial, (Won)88.1 billion for Daewoo Motor Sales and (Won)2.1 billion for Hanil Engineering & Construction.

In January 2010, Kumho Tires Co., Inc. and Kumho Industrial Co., Ltd. agreed with their creditors, including KDB, to begin an out-of-court debt restructuring program under the Corporate Restructuring Promotion Act. In March and May 2010, the creditors of these companies agreed on work-out plans, which included debt-to-equity swaps and extensions of additional credit. In connection with these work-out plans, KDB provided emergency loans of (Won)100.0 billion and (Won)280.0 billion to Kumho Tires and Kumho Industrial, respectively. KDB and other creditors of Kumho Tires and Kumho Industrial decided to freeze the repayment of both companies’ debt until December 31, 2014. In addition, KDB and other creditors of Kumho Petrochemical Co., Ltd. and Asiana Airlines decided to freeze the repayment of both companies’ debt until December 31, 2011, which was later extended to December 31, 2012. These four companies are members of Kumho Asiana Group, which has been undergoing financial difficulties resulting from its heavily leveraged purchase of Daewoo Engineering & Construction Co., Ltd. (“Daewoo E&C”) in 2006. KDB, a main creditor of Kumho Asiana Group, has acquired 50.75% of Daewoo E&C by participating in a (Won)1,000.0 billion rights issue in December 2010 and by acquiring (Won)2,178.5 billion of additional equity shares through its private equity arm in January 2011. In addition, in December 2011, KDB converted convertible bonds of Kumho Petrochemical Co., Ltd. into 14.1% of the latter’s equity shares.

As of December 31, 2011, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was (Won)1,088.2 billion, (Won)289.2 billion, (Won)1,630.4 billion and (Won)785.6 billion, respectively. As of December 31, 2011, we established provisions of (Won)60.4 billion, (Won)12.3 billion, (Won)7.4 billion and (Won)5.0 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

In 2011, KDB sold non-performing loans of (Won)625.1 billion to the Korea Asset Management Corporation, or KAMCO. In 2011, KoFC did not sell any non-performing loans to KAMCO.

Operations

We engage in a broad range of financial businesses, including policy banking, development banking, corporate and investment banking, brokerage and asset management, directly or through our consolidated subsidiary, KDBFG, and its subsidiaries. KoFC provides loans to industrial enterprises, either directly or indirectly through intermediary financial institutions, and purchases debt and equity securities issued by such enterprises in order to achieve its statutory purpose of providing financing for the growth of SMEs, development of national and regional infrastructure and promotion of new growth engine industries, such as high-tech industries and new or renewable energy industries, in the Republic. KDBFG, through its principal subsidiary KDB, provides financing to major industries for equipment, capital investment and the development of high technology, as well as for working capital. KDBFG also provides corporate and investment banking, brokerage and asset management services through its subsidiaries.

Loan Operations

We mainly provide equipment loans, project loans and working capital loans to private and public Korean enterprises either directly or indirectly through on-lending. Equipment loans generally refer to loans made to industrial borrowers to finance the acquisition of specific items of machinery and equipment. Equipment loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. Equipment loans are secured by the financed equipment asset and usually mature within five to ten years. Project loans generally refer to loans made to public and private enterprises for large-scale infrastructure or industrial projects. Project loans are generally secured by the financed construction projects and usually mature within 10 to 20 years. We also provide working capital loans to industrial borrowers, particularly in the manufacturing industry, to facilitate job growth. Working capital loans usually mature within two years.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

We generally obtain collateral valued in excess of the original loan from large companies and up to the value of the loan from SMEs. Depending on the type of borrower and loan, the collateral may be equipment purchased with the loan proceeds, industrial plants, real estate and marketable securities. We appraise the value of our collateral at least once a year.

The following table sets out, by category of loan, our total outstanding loans:

Loans (1)

	As of December 31,
	2010		2011
	(consolidated) (billions of won)
Direct Loans:
Equipment Loans	(Won)	36,997.9	(Won)	47,140.7
Working Capital Loans		22,056.4		26,169.5
Other Loans		6,616.3		2,437.8

Sub-total		65,670.6		75,748.0

On-Lending:
Equipment Loans		1,681.7		3,890.5
Working Capital Loans		1,699.4		2,859.9

Sub-total		3,381.1		6,750.4

Total	(Won)	69,051.7	(Won)	82,498.4

(1)	Includes loans extended to affiliates but excludes domestic usance, bills of exchange bought, local letters of credit negotiation, loan-type suspense accounts, inter-bank loans, advance payments, bonds purchased, factoring receivables, credit card receivables, private placement bonds and other loans.

Direct Loans

Direct loans refer to loans made directly to particular industrial concerns without the involvement of an intermediary financial institution. Under the KoFC Act, KoFC is not allowed to compete against other financial institutions in carrying out its business. Due to this restriction, KoFC provides direct loans primarily in the following areas, in which adequate financing from commercial financial institutions is difficult to obtain:

•	financing for new growth engine industries to support long-term research projects and investment in facilities;

•	financing for the construction of national and regional infrastructure projects, such as roads, railroads and harbors; and

•	financing for development of natural resources in and outside of the Republic.

In 2011, KoFC provided (Won)7,773.3 billion of direct loans, which represents a decrease of 11.1% from (Won)8,742.4 billion of direct loans made in 2010.

Our consolidated subsidiaries, including KDB, are not subject to this restriction under the KoFC Act. Most of KDB’s loans are provided directly to industrial borrowers.

On-Lending

On-lending is a form of indirect financing that involves intermediary financial institutions which on-lend the funds provided by us to industrial borrowers and are responsible for repayment to us. KoFC started on-lending as one of its main methods of policy banking after its establishment in October 2009. Most of the funds provided by KoFC through on-lending are ultimately lent to SMEs for their equipment purchases and working capital. KDB, Industrial Bank of Korea, and commercial banks and regional banks in Korea serve as intermediary financial institutions through which the funds are on-lent.

KoFC explicitly set detailed guidelines (including scope of borrowers, maturity and interest rates) for intermediary financial institutions to be followed when on-lending to the ultimate borrowers. KoFC monitors its exposure to, and the credit standing of, each financial institution to which it lends. Borrowers do not apply directly to KoFC and may only apply for KoFC’s on-lending loans through their regular bank or another bank of their choice. The intermediary bank appraises the financial and business situation of the applicant and assumes liability for repayment to KoFC. Although the processing of individual loans requires two formally separate loan approvals for each borrower, first by the intermediary bank and then by KoFC, the ultimate borrower need only apply to the intermediary bank for approval.

By lending to the intermediary financial institutions, KoFC, in principle, insulates itself from credit exposure to the ultimate borrower and gains the benefit of the intermediary financial institutions’ knowledge of their customers as well as their administrative and servicing expertise. Under certain circumstances, if on-lending financial institutions request, KoFC may share with such financial institutions a certain proportion of the credit risk of the loans made to industrial borrowers (up to 50% or, for regional SMEs and SMEs in new growth, green or job creation industries, up to 60%) and receive a fee from them for sharing the credit risk. Equipment loans made by intermediary banks whose credit risk is shared with KoFC are normally collateralized by real property or other assets.

The following table sets out the amount of loans provided by KoFC through on-lending, categorized by loan type:

On-Lending

	As of December 31,
	2010		2011
	(consolidated)
	(billions of won)
Equipment Loans:
Credit risk borne by the intermediary financial institutions	(Won)	1,671.5	(Won)	3,862.6
Credit risk shared with KoFC		10.2		27.9

Sub-total		1,681.7		3,890.5

Working Capital Loans:
Credit risk borne by the intermediary financial institutions		1,631.6		2,737.3
Credit risk shared with KoFC		67.8		122.6

Sub-total		1,699.4		2,859.9

Total	(Won)	3,381.1	(Won)	6,750.4

Maturities of Outstanding Loans

The following table categorizes our outstanding loans by their remaining maturities:

Outstanding Loans by Remaining Maturities (1)

	As of December 31,				As % of December 31, 2011 Total
	2010		2011
	(consolidated)
	(billions of won, except percentages)
Loans with Remaining Maturities of Less Than One Year	(Won)	28,333.8	(Won)	33,731.6	40.9%
Loans with Remaining Maturities of One Year or More		40,717.9		48,766.8	59.1

Total	(Won)	69,051.7	(Won)	82,498.4	100.0%

(1)	Includes loans extended to affiliates but excludes domestic usance, bills of exchange bought, local letters of credit negotiation, loan-type suspense accounts, inter-bank loans, advance payments, bonds purchased, factoring receivables, credit card receivables, private placement bonds and others.

Loans by Industrial Sector

The following table sets out the total amount of KoFC’s outstanding loans, categorized by industry sector:

KoFC’s Outstanding Loans by Industry Sector (1)

	As of December 31,				As % of December 31, 2011 Total
	2010		2011
	(non-consolidated) (billions of won, except percentages)
Financial Services	(Won)	7,820.4	(Won)	8,905.4	61.3%
Manufacturing		1,194.6		2,534.8	17.5
Construction		867.2		201.7	1.4
Public Administration		567.5		410.8	2.8
Others		1,673.8		2,471.0	17.0

Total	(Won)	12,123.5	(Won)	14,523.7	100.0%

(1)	Includes loans extended to affiliates but does reflect provision for loan losses and deferred loan fees.

As of December 31, 2011, the financial services sector accounted for 61.3% of KoFC’s outstanding loans, among which (Won)6,750.4 billion, or 46.5% of KoFC’s total outstanding loans as of such date, were on-lent to non-financial borrowers. Among loans on-lent to non-financial borrowers, the manufacturing sector accounted for 41.6% of KoFC’s outstanding loans as of December 31, 2011. As of December 31, 2011, KAMCO was KoFC’s single largest borrower, accounting for 5.1% of its outstanding loans. As of December 31, 2011, KoFC’s five largest borrowers accounted for 15.8% of its outstanding loans.

The following table sets out the total amount of KDB’s outstanding equipment capital and working capital loans prepared in accordance with K-IFRS, categorized by industry sector:

KDB’s Outstanding Equipment Capital and Working Capital Loans by Industry Sector (1)

	December 31,				As % of December 31, 2011 Total
	2010		2011
	(separate) (billions of won, except percentages)
Manufacturing	(Won)	30,931.4	(Won)	35,258.3	59.4%
Banking and Insurance (Direct Loans)		3,206.8		5,811.8	9.8
Transportation and Communication		5,475.4		5,217.7	8.8
Public Administration		739.6		593.7	1.0
Electric, Gas and Water Supply Industry		1,736.6		1,779.2	3.0
Others		8,203.9		10,664.6	18.0

Total	(Won)	50,293.8	(Won)	59,325.4	100.0%

(1)	Includes loans extended to affiliates.

As of December 31, 2011, the manufacturing sector accounted for 59.4% of KDB’s outstanding equipment capital and working capital loans. As of December 31, 2011, LG Electronics Inc. was KDB’s single largest borrower accounting for 1.8% of its outstanding equipment capital and working capital loans. As of December 31, 2011, KDB’s five largest borrowers and 20 largest borrowers accounted for 7.4% and 18.4%, respectively, of its outstanding equipment capital and working capital loans.

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions.

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,
	2010		2011
	(consolidated)
	(billions of won)
Acceptances	(Won)	1,016.8	(Won)	891.5
Guarantees on local borrowing		975.0		1,249.6
Guarantees on foreign borrowing		11,153.3		16,803.0
Letter of guarantee for importers		39.4		39.1

Total	(Won)	13,184.5	(Won)	18,983.2

On November 13, 2002, KDB entered into a guarantee agreement with KEPCO with respect to certain of KEPCO’s debt securities in connection with KEPCO’s restructuring and privatization. Pursuant to the guarantee agreement, KDB issued in February 2003 its guarantee to holders of KEPCO’s Yankee and Global debt securities with final maturities ranging from 2003 to 2096 (although KDB’s guarantee obligations only run through 2016) in an aggregate principal amount of approximately (Won)3.3 trillion, based on exchange rates prevailing on the guarantee issuance date, February 25, 2003. The guarantees described above constitute full, irrevocable and unconditional guarantees, on an unsecured and unsubordinated basis, in respect of the principal, interest and other payments due with respect to those debt obligations. KEPCO paid and will continue to pay KDB an annual guarantee fee of 0.05% of (i) the aggregate outstanding principal amount of all issues of debt securities that will be covered by the KDB guarantee and (ii) the sum of all interest payments due on such debt securities from the date of calculation until the earlier of their maturity or their stated redemption date.

KoFC currently owns approximately 29.9% of the outstanding shares of common stock of KEPCO, and the Government, which owns all of KoFC’s paid-in capital, owns an additional 21.2% of such shares.

The following table provides information on our allowance for possible losses on guarantees as of December 31, 2010 and 2011:

	As of December 31, 2010				As of December 31, 2011
	Guarantee Amount		Allowance for possible losses on guarantees		Guarantee Amount		Allowance for possible losses on guarantees
	(consolidated)
	(billions of won)
Normal	(Won)	23,168.4	(Won)	84.5	(Won)	27,342.8	(Won)	23.9
Precautionary		294.5		9.8		213.7		13.9
Substandard		72.2		12.0		46.7		29.7
Doubtful		—		—		0.1		—
Estimated Loss		16.6		6.4		7.9		6.8

	(Won)	23,551.7	(Won)	112.7	(Won)	27,611.2	(Won)	74.3

Investments

As of December 31, 2011, our total investment in securities amounted to (Won)75,959.2 billion, representing 35.3% of our total assets. Our total investment in securities increased by 14.8% to (Won)75,959.2 billion as of December 31, 2011 from (Won)66,174.6 billion as of December 31, 2010. Under the KoFC Decree, KoFC is not allowed to invest in equity securities or securities with maturities of more than three years in an aggregate amount exceeding 60% of its capital, subject to the following exceptions: (i) securities purchased by KoFC to pursue its policy objectives, (ii) debt securities issued by the Government, local governments and other public entities, (iii) monetary stabilization securities issued by the Bank of Korea, (iv) debt securities issued by public funds, (v) securities received from the Government or transferred from KDB and (vi) securities the purchase of which was approved by the FSC. As of December 31, 2011, KoFC held (Won)752.4 billion of securities subject to the restriction under the KoFC Decree, equal to 5.5% of the maximum permitted amount.

The following table sets out the total amount of securities held by us, on a book value basis, categorized by industry sector:

Securities by Industry Sector

	As of December 31,				As % of December 31, 2011 Total
	2010		2011
	(consolidated)
	(billions of won, except percentages)
Manufacturing	(Won)	6,558.5	(Won)	6,947.3	9.1%
Banking and Insurance		22,264.2		18,442.9	24.3
Transportation and Communication		4,883.3		4,854.8	6.4
Public Administration		8,801.3		10,137.1	13.3
Electricity, Gas and Water Supply		12,027.7		13,624.2	17.9
Real Estate		591.6		742.0	1.0
Others		11,048.0		21,210.9	28.0

Total	(Won)	66,174.6	(Won)	75,959.2	100.0%

Debt Securities

We purchase debt securities either directly from the issuer or indirectly in the secondary market for investment, financing and trading purposes. In particular, KoFC purchases debt securities issued by SMEs, companies involved in new growth engine industries, including high-tech industries and new or renewable energy industries, or in infrastructure construction, either directly or indirectly through capital markets. Many of these debt securities are similar to loans in nature as KoFC expects to hold most of the debt securities to maturity and does not expect to trade these debt securities in the secondary market. KoFC also acquires debt securities issued by securitization vehicles based on securities issued by SMEs in order to help provide funds to SMEs that do not have ready access to the capital markets. As of December 31, 2011, we held debt securities amounting to (Won)42,269.2 billion, an increase of 17.7% from (Won)35,903.4 billion as of December 31, 2010.

Equity Securities

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the Government specifically instructs us to do so. Although generally a long-term investor, we may sell investments from time to time. As of December 31, 2011, our equity investments (including investments in beneficiary certificates) amounted to (Won)32,081.0 billion, an increase of 10.3% from (Won)29,091.8 billion as of December 31, 2010.

A substantial portion of our equity investments consists of equity holdings in Government-controlled companies, including KEPCO, and equity holdings in private sector companies acquired during previous restructuring programs. In addition, KoFC makes indirect investments through venture capital funds and collective investment vehicles to provide financing to SMEs, start-up companies and enterprises in new growth engine industries. Some of KoFC’s equity investments are used to purchase equity portions of project finance vehicles to help finance the construction of national and regional infrastructure projects. Our consolidated subsidiaries, including KDB, also invest in equity securities, including shares of promising SMEs. When possible, we use the prevailing market price of a security to determine the value of our investments. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition.

Pursuant to the KoFC Decree, KoFC may not acquire equity securities of a single company in excess of 15% of its voting shares. The 15% limit, however, does not apply to certain investments, including equity securities received from the Government or transferred from KDB. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors”.

As of December 31, 2011, KoFC held total equity investments, on a book value basis, of (Won)386.8 billion in four of its five largest borrowers and (Won)18,916.6 billion in ten of its 20 largest borrowers. KoFC has not established a policy with respect to loans to enterprises in which it holds equity interests or equity interests in enterprises to which it has extended loans.

As of December 31, 2011, KDB held total equity investments, on a book value basis, of (Won)2,228.7 billion in two of its five largest borrowers and (Won)4,054.1 billion in five of its 20 largest borrowers. KDB has not established a policy addressing loans to enterprises in which it holds equity interests or equity interests in enterprises to which it has extended loans.

Other Activities

KoFC engages in a range of activities as a policy finance institution in addition to the activities described above, including:

•	provision of urgent financial support to stabilize financial markets at times of national financial instability;

•	facilitation of corporate restructuring and creditor work-out programs in the Republic; and

•	research regarding industrial and policy financing.

Sources of Funds

In addition to our capital and reserves, we fund our lending operations primarily from:

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from the Government and the Bank of Korea; and

•	borrowings from foreign financial institutions.

In addition, KDB is permitted to take deposits from the general public. All of our borrowings are unsecured.

Domestic and International Capital Markets

KoFC issues debt securities in the domestic capital markets in the form of policy finance bonds, which are accorded a special legal status under the KoFC Act, as well as in the international capital markets. KDB also issues industrial finance bonds under the KDB Act both in Korea and abroad. We generally issue domestic bonds at fixed interest rates with original maturities of two to three years.

The following table sets out the outstanding balance of KoFC’s policy finance bonds and industrial finance bonds and KDB’s industrial finance bonds as of December 31, 2011:

	KoFC		KDB
Outstanding Balance	As of December 31, 2011		As of December 31, 2011
	(non-consolidated)		(separate)
	(billions of won)		(billions of won)
Policy Finance Bonds:
Denominated in Won	(Won)	29,750.0	(Won)	—
Denominated in Other Currencies		3,082.0		—

Sub-total		32,832.0		—

Industrial Finance Bonds:
Denominated in Won		2,380.0		29,275.3
Denominated in Other Currencies		—		18,235.3

Sub-total		2,380.0		47,510.6

Total	(Won)	35,212.0	(Won)	47,510.6

The KoFC Act provides that the aggregate outstanding principal amount of KoFC’s policy finance bonds may not exceed 30 times the sum of its paid-in capital and its reserve from profit. As of December 31, 2011, the aggregate amount of KoFC’s policy finance bonds was (Won)32,832.0 billion, equal to 5.0% of its authorized amount under the KoFC Act, which was (Won)657,274.0 billion. Industrial finance bonds amounting to (Won)16,255.0 billion have been transferred to KoFC from KDB in the spin off on October 27, 2009, among which (Won)2,380.0 billion remains outstanding as of December 31, 2011.

The KDB Act provides that the aggregate outstanding principal amount of KDB’s industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of its on-balance sheet and off-balance sheet guarantee obligations, other than those excepted by statute, may not exceed 30 times the sum of its paid-in capital and its reserve from profit. As of December 31, 2011, the aggregate amount of KDB’s industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2011) was (Won)67,472.7 billion, equal to 15.7% of its authorized amount under the KDB Act, which was (Won)429,847.6 billion.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to twenty years. We incur special purpose loans, principally from the Tourism Promotion Fund, the Rational Use of Energy Fund and the Small- and Medium-sized Enterprises Promotion Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of December 31, 2011:

Type of Funds Borrowed	As of December 31, 2011
	(consolidated) (billions of won)
General Purpose	(Won)	715.6
Special Purpose (1)		540.8

Total	(Won)	1,256.4

(1)	Includes borrowings from the government denominated in foreign currencies.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of one to five years. As of December 31, 2011, the outstanding amount of our foreign currency borrowings was (Won)15,554.1 billion.

Deposits

KDB takes demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2011, demand deposits held by us totaled (Won)1,525.8 billion and time and savings deposits held by us totaled (Won)23,809.7 billion. KoFC is not permitted to accept deposits.

Debt

Debt Repayment Schedule

The following table sets out KoFC’s and KDB’s principal repayment schedule as of December 31, 2011:

Debt Principal Repayment Schedule

	KoFC					KDB (3)
	Maturing on or before December 31,					Maturing on or before December 31,
Currency (1) (2)	2012	2013	2014	2015	Thereafter	2012	2013	2014	2015	Thereafter
	(non-consolidated) (billions of won)					(separate) (billions of won)
Won	13,353	8,240	8,280	620	2,130	12,419	9,409	6,375	1,478	4,547
Foreign	852	762	285	241	2,000	17,329	4,386	4,459	937	3,956

Total Won Equivalent	14,205	9,002	8,565	861	4,130	29,748	13,795	10,834	2,415	8,503

(1)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on December 31, 2011, as announced by the Seoul Money Brokerage Services Ltd.
(2)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.
(3)	Excludes bonds sold under repurchase agreements and call money.

Internal and External Debt of KoFC

The following table shows the outstanding direct internal debt of KoFC as of December 31 of the years indicated:

Direct Internal Debt of KoFC

(billions of Won)
2009	21,051.6
2010	29,603.6
2011	32,623.6

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding direct external debt of KoFC as of December 31, 2011:

Direct External Debt of KoFC

	Amount in Original Currency		Equivalent Amount in U.S. Dollars (1)
	(millions)
US$	US$	2,827.2	US$	2,827.2
Japanese yen (¥)		¥33,000.0		425.0
Singapore dollar (SGD)		SGD 26.5		20.4
Hong Kong dollar (HKD)		HKD 960.0		123.5
Swiss franc (CHF)		CHF 175.0		186.0

Total			US$	3,582.1

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2011.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct external debt of KoFC:

Direct External Debt of KoFC

(billions of Won)
2009	—
2010	2,593.5
2011	4,489.4

For further information on the outstanding debt of KoFC, see “—Tables and Supplementary Information.”

Internal and External Debt of KDB

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of KDB:

Direct Internal Debt of KDB

	(billions of Won)
2010	(Won)	36,802.2
2011		39,185.4

The following table summarizes, as of December 31 of the years indicated, the outstanding direct external debt of KDB:

Direct External Debt of KDB

	(billions of Won)
2010	(Won)	26,476.2
2011		31,107.9

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding external bonds of KDB as of December 31, 2011:

External Bonds of KDB

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	9,821.2	US$	9,821.2
Japanese yen (¥)		¥238,100.0		3,066.1
Euro (EUR)		EUR 310.0		401.6
Singapore dollar (SGD)		SGD 601.0		461.9
Hong Kong dollar (HKD)		HKD 4,049.0		521.0
Chinese offshore renminbi (CNH)		CNH 121.0		19.1
Indian rupee (INR)		INR 5,624.7		106.1
Norwegian krone (NOK)		NOK 287.0		47.8
Swiss franc (CHF)		CHF 550.0		584.6
Brazilian real (BRL)		BRL 101.3		54.3
Australian dollar (AUD)		AUD 182.0		184.5
Thai Baht (THB)		THB 6,000.0		189.0

Total			US$	15,457.2

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2011.

For further information on the outstanding indebtedness of KDB, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Property

KoFC’s head office is located at 16 Yeouido-dong, Youngdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in 1995 and owned by KoFC. The following table presents information regarding certain of our properties:

Type of Facility / Building	Location	Area (Square Meters)
Headquarters of KoFC	16 Yeouido-dong, Youngdeungpo-gu, Seoul	35,996
Headquarters of KDBFG and KDB	16-3 Youido-dong, Youngdeungpo-gu, Seoul	99,839
Headquarters of Daewoo Securities	34-3 Youido-dong, Youngdeungpo-gu, Seoul	38,530

Directors and Management; Employees

KoFC’s Board of Directors, composed of its President and Directors, adopts resolutions on important matters concerning its business affairs. KoFC’s Steering Committee deliberates and adopts resolutions on its important policies, including the amendment of its Articles of Incorporation, amendment of its operating manual, determination of its annual business plan and annual budget, settlement of accounts and deployment of reserves to increase capital or decrease accumulated losses. The Steering Committee determines KoFC’s fundamental policies and ensures that they are consistent with the policy objectives of the Government, while KoFC’s Board of Directors guides its operations to appropriately carry out the policies mandated by the Steering Committee and the Government.

Under the KoFC Act, the Government appoints KoFC’s President, all of its Directors, its Auditor and all members of its Steering Committee. The President of the Republic appoints KoFC’s President and Chairman of the Board of Directors upon the recommendation of the Chairman of the FSC. The FSC appoints all of KoFC’s Directors upon the recommendation of KoFC’s President. The FSC appoints KoFC’s Auditor after consultation with the Minister of Strategy and Finance. Four members of the Steering Committee are appointed from among public officials—one is appointed by each of the Minister of Strategy and Finance, the Minister of Knowledge Economy, the Chairman of the FSC, and the Administrator of Small and Medium Business Administration from among their respective senior ranking officials. KoFC’s President serves as the Chairman of the Steering Committee and three other non-governmental members are appointed by the FSC from among experts with knowledge and experience in policy financing or other related areas. KoFC’s Directors serve for three-year terms and may be re-appointed.

The following tables show the members of KoFC’s Board of Directors and Steering Committee:

Board of Directors

Position	Name	Expiration of Term
President and Chairman of the Board of Directors:	Young-wook Chin	September 1, 2014

Executive Directors:	Bong Sik Choi	June 8, 2013

	Dong Choon Lee	June 8, 2013

Steering Committee

Position	Name	Expiration of Term
President and Chairman of the Steering Committee:	Young-wook Chin	September 1, 2014

Government Members:	Joo Hyeon Kim	Not applicable (1)

	Sang Mok Choi	Not applicable (1)

	Kyung Won Kim	Not applicable (1)

	Chung Sik Yim	Not applicable (1)

Non-governmental Members:	Sung Uk Hong	December 20, 2013

	Dae Keun Park	December 20, 2013

	Jin Woo Park	December 20, 2013

(1)	Government members serve as members of our Steering Committee during their terms at the relevant government position.

As of December 31, 2011, KoFC employed 302 persons and KDB, KDBFG’s principal subsidiary, employed 2,702 persons.

Consolidated Subsidiaries

The following table sets forth certain information relating to KoFC’s directly owned consolidated subsidiaries as of December 31, 2011:

Consolidated Subsidiaries	Primary Business	Ownership Percentage (%)	Location
KDBFG	Holding company	90.26	Korea
Korea Aerospace Industries, Ltd.	Manufacturing & sales of aircrafts and other components	26.41	Korea

KDBFG

KDBFG is a financial holding company established on October 28, 2009 in connection with the Government’s plan for the privatization of KDB. The Government transferred its ownership interest in KDB to KDBFG in exchange for all of KDBFG’s share capital on November 24, 2009 and contributed 94.27% of KDBFG’s shares to KoFC as a capital contribution on December 30, 2009. The Government has made a further capital contribution of (Won)10 billion in cash to KDBFG on March 31, 2010. As a result, as of the date of this prospectus, KoFC owns 90.26% of KDBFG’s share capital and the Government directly owns the remaining 9.74% of KDBFG’s share capital. Under the Government’s plan for the privatization of KDB and the revised KDB Act, the sale by KoFC of KDBFG’s shares to unrelated third parties is to commence by May 2014.

On a consolidated K-IFRS basis, KDBFG had total assets of (Won)172,022.8 billion, total liabilities of (Won)147,980.8 billion and total equity of (Won)24,042.0 billion as of December 31, 2011, as compared to total assets of (Won)147,712.0 billion, total liabilities of (Won)127,884.7 billion and total equity of (Won)19,827.3 billion as of December 31, 2010. In 2011, on a consolidated K-IFRS basis, KDBFG recorded net interest income of (Won)2,143.0 billion, operating income of (Won)2,080.0 billion and net income of (Won)1,514.2 billion, as compared to net interest income of (Won)2,220.1 billion, operating income of (Won)2,045.9 billion and net income of (Won)1,452.1 billion in 2010.

KDB

KDB was established in 1954 as a Government-owned financial institution pursuant to the KDB Act. Since its establishment, KDB has been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. KDB’s primary purpose under the KDB Act is to “furnish funds for the expansion of the national economy.” KDB makes loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

Under the KDB Act, KDB may:

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities;

•	guarantee or assume indebtedness;

•

raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from overseas;

•	execute foreign exchange transactions;

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the FSC;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises; and

•	carry out other businesses incidental to the foregoing, subject to the approval of the FSC.

As of December 31, 2011, on a separate K-IFRS basis, KDB had (Won)81,380.7 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of (Won)127,874.4 billion and total equity of (Won)17,658.0 billion, as compared to (Won)72,057.4 billion of loans outstanding, (Won)113,949.9 billion of total assets and (Won)16,733.0 billion of total equity as of December 31, 2010. In 2011, on a separate K-IFRS basis, KDB recorded interest income of (Won)4,574.4 billion, interest expense of (Won)2,996.7 billion and net income of (Won)1,412.4 billion, as compared to (Won)4,450.3 billion of interest income, (Won)2,823.0 billion of interest expense and (Won)1,072.7 billion of net income in 2010.

Daewoo Securities

KDBFG currently owns 40.6% of the outstanding shares of Daewoo Securities. Daewoo Securities is a major securities company in the Republic established in 1970 providing brokerage and investment banking services, among others. Daewoo Securities operates its business under three units: brokerage unit, providing offline/online securities trading and brokerage services; investment banking unit, which underwrites equity, debt and asset-backed securities, and wealth management unit, providing cash management account and wrap account products and services.

As of December 31, 2011, on a separate K-IFRS basis, Daewoo Securities had total assets of (Won)20,411.6 billion, total liabilities of (Won)16,537.4 billion and total equity of (Won)3,874.2 billion, as compared to (Won)19,206.6 billion of total assets, (Won)16,464.8 billion of total liabilities and (Won)2,741.8 billion of total equity as of March 31, 2011. For the nine months ended December 31, 2011, on a separate K-IFRS basis, Daewoo Securities recorded revenue of (Won)2,515.0 billion, operating income of (Won)110.9 billion and net income of (Won)96.7 billion, as compared to (Won)2,721.6 billion of revenue, (Won)214.6 billion of operating income and (Won)145.8 billion of net income for the corresponding period of 2010.

KDB Capital

KDBFG currently owns 99.9% of the outstanding shares of KDB Capital. KDB Capital provides equipment leasing, venture capital, factoring, corporate restructuring, corporate credit card and other lending services.

As of December 31, 2011, on a separate K-IFRS basis, KDB Capital had total assets of (Won)2,595.1 billion, total liabilities of (Won)2,221.2 billion and total equity of (Won)374.0 billion, as compared to (Won)3,022.1 billion of total assets, (Won)2,679.6 billion of total liabilities and (Won)342.5 billion of total equity as of December 31, 2010. For the twelve months ended December 31, 2011, on a separate K-IFRS basis, KDB Capital recorded net interest income of (Won)54.8 billion, operating income of (Won)55.1 billion and net income of (Won)48.6 billion, as compared to (Won)23.4 billion of net interest income, (Won)172.3 billion of operating loss and (Won)156.8 billion of net loss for the nine months ended December 31, 2010.

KDB Asset Management and KIAMCO

KDBFG currently owns 100% and 84.2% of the outstanding shares of KDB Asset Management and KIAMCO, respectively. KDB Asset Management and KIAMCO provide asset management and investment advisory services.

Tables and Supplementary Information

I. KoFC

A. External Debt of KoFC

(1) External Bonds of KoFC as of December 31, 2011

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2011
USD	50,000,000	3M USD Libor + 0.70	June 14, 2010	June 14, 2012		50,000,000
USD	50,000,000	3M USD Libor + 0.70	June 14, 2010	June 14, 2012		50,000,000
USD	50,000,000	3M USD Libor + 0.95	July 26, 2010	July 26, 2012		50,000,000
USD	50,000,000	3M USD Libor + 0.95	September 2, 2010	September 2, 2012		50,000,000
USD	50,000,000	3M USD Libor + 0.95	September 7, 2010	September 7, 2012		50,000,000
USD	750,000,000	3.25	September 20, 2010	September 20, 2016		750,000,000
USD	50,000,000	3M USD Libor + 1.07	December 13, 2010	December 13, 2013		50,000,000
USD	50,000,000	3M USD Libor + 0.95	April 11, 2011	April 11, 2013		50,000,000
USD	40,000,000	3M USD Libor + 0.67	June 21, 2011	June 21, 2012		40,000,000
USD	750,000,000	4.625	November 16, 2011	November 16, 2021		750,000,000
USD	20,000,000	3M USD Libor + 1.50	December 21, 2011	December 21, 2012		20,000,000

Subtotal in Original Currency						USD 1,910,000,000

Subtotal in Equivalent Amount of Won					(Won)	2,202,803,000,000

HKD	460,000,000	3.4	March 15, 2011	March 15, 2016		460,000,000
HKD	388,000,000	4.42	April 12, 2011	April 12, 2021		388,000,000
HKD	112,000,000	2.65	October 28, 2011	October 28, 2015		112,000,000

Subtotal in Original Currency						HKD 960,000,000

Subtotal in Equivalent Amount of Won					(Won)	142,444,800,000

CHF	175,000,000	2.0	July 13, 2011	July 13, 2015		175,000,000
Subtotal in Original Currency						CHF 175,000,000

Subtotal in Equivalent Amount of Won					(Won)	214,527,250,000

JPY	3,000,000,000	1.00	May 11, 2011	May 11, 2016		3,000,000,000
JPY	15,500,000,000	0.99	September 22, 2011	September 24, 2013		15,500,000,000
JPY	7,500,000,000	1.11	September 22, 2011	September 24, 2014		7,500,000,000
JPY	7,000,000,000	1.36	September 22, 2011	September 23, 2016		7,000,000,000

Subtotal in Original Currency						JPY 33,000,000,000

Subtotal in Equivalent Amount of Won					(Won)	490,102,800,000

SGD	26,500,000	1.6	December 27, 2011	December 28, 2012		26,500,000

Subtotal in Original Currency						SGD 26,500,000

Subtotal in Equivalent Amount of Won					(Won)	23,490,660,000

Total External Bonds of KoFC in Equivalent Amount of Won					(Won)	3,073,368,510,000

(2) External Borrowings of KoFC as of December 31, 2011

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2011
					(millions of Won)
International Bank for Reconstruction and Development (“IBRD”)	Borrowings from IBRD	6M Libor + 0.75	1998	2012~2013	(Won)	677,241
Others	Long-term borrowings	3M Libor + 0.7~0.98	2010~2011	2012~2014		380,589
Others	Short-term borrowings	0.41~1.60	2011	2012		349,517

Total External Borrowings of KoFC					(Won)	1,407,347

B. Internal Debt of KoFC

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2011
	(%)		(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	—	—	—	(Won)	—
Long-term Industrial Finance Bonds	4.15~6.85	2007~2009	2012~2014		2,380,000
Short-term Policy Finance Bonds	—	—	—		—
Long-term Policy Finance Bonds	3.24~5.45	2009~2011	2012~2016		29,750,000

Total Bonds					32,130,000
2. Borrowings
Borrowings from the Bank of Korea	5.7	2011	2012		493,600

Total Borrowings (1)					493,600

3. Other Debt	—	—	—		—
Total Internal Floating Debt (2)					—
Total Internal Funded Debt (3)					32,623,600

Total Internal Debt				(Won)	32,623,600

(1)	KoFC does not have any short-term borrowings outstanding as of December 31, 2011.
(2)	Floating debt is debt that has a maturity at issuance of less than one year.
(3)	Funded debt is debt that has a maturity at issuance of one year or more.

II. KDB

A. External Debt of KDB

(1) External Bonds of KDB

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2011
USD	450,000,000	5.5	November 13, 2002	November 13, 2012		450,000,000
USD	150,000,000	5.5	January 30, 2003	November 13, 2012		150,000,000
USD	750,000,000	5.75	September 10, 2003	September 10, 2013		750,000,000
USD	500,000,000	3M USD Libor + 0.28	November 22, 2005	November 22, 2012		500,000,000
USD	1,000,000,000	5.3	January 17, 2008	January 17, 2013		1,000,000,000
USD	1,700,000,000	8	January 23, 2009	January 23, 2014		1,700,000,000
USD	19,000,000	5.7	May 12, 2009	April 9, 2012		19,000,000
USD	15,000,000	5.46	May 15, 2009	April 9, 2012		15,000,000
USD	550,000,000	4.375	February 10, 2010	August 10, 2015		550,000,000
USD	20,000,000	2.120	July 2, 2010	July 2, 2012		20,000,000
USD	450,000,000	3.250	September 9, 2010	March 9, 2016		450,000,000
USD	250,000,000	3.250	September 9, 2010	March 9, 2016		250,000,000
USD	50,000,000	3M USD Libor + 1.15	October 28, 2010	October 28, 2013		50,000,000
USD	300,000,000	6M USD Libor + 0.35	October 4, 2007	October 4, 2012		300,000,000
USD	300,000,000	8	January 23, 2009	January 23, 2014		300,000,000
USD	200,000,000	5.75	May 13, 2009	May 13, 2012		200,000,000
USD	50,000,000	3M USD Libor + 4.3	May 13, 2009	May 13, 2016		50,000,000
USD	20,000,000	3M USD Libor + 0.78	January 27, 2010	July 27, 2012		20,000,000
USD	200,000,000	4.375	February 10, 2010	August 10, 2015		200,000,000
USD	200,000,000	3.250	September 9, 2010	March 9, 2016		200,000,000
USD	750,000,000	4.000	March 9, 2011	September 9, 2016		750,000,000
USD	50,000,000	3M USD Libor + 0.75	April 18, 2011	April 18, 2018		50,000,000
USD	87,300,000	3M USD Libor + 0.69	June 14, 2011	June 14, 2012		87,300,000
USD	75,000,000	1.170	August 23, 2011	August 23, 2012		75,000,000
USD	20,000,000	2.000	October 31, 2011	October 31, 2012		20,000,000
USD	700,000,000	3.875	November 4, 2011	May 4, 2017		700,000,000
USD	300,000,000	3.875	November 4, 2011	May 4, 2017		300,000,000
USD	100,000,000	6M USD Libor + 0.79	January 31, 2011	January 31, 2012		100,000,000
USD	15,000,000	3M USD Libor + 0.80	January 31, 2011	January 31, 2012		15,000,000
USD	50,000,000	3M USD Libor + 1.02	February 17, 2011	February 17, 2013		50,000,000
USD	40,000,000	3M USD Libor + 0.80	March 21, 2011	March 21, 2012		40,000,000
USD	50,000,000	1.280	March 29, 2011	March 28, 2012		50,000,000
USD	50,000,000	1.300	April 4, 2011	April 3, 2012		50,000,000
USD	30,000,000	3M USD Libor + 0.83	April 4, 2011	April 4, 2012		30,000,000
USD	37,700,000	3M USD Libor + 0.70	May 13, 2011	May 13, 2012		37,700,000
USD	45,200,000	3M USD Libor + 0.70	May 18, 2011	May 18, 2012		45,200,000
USD	20,000,000	3M USD Libor + 1.00	June 2, 2011	June 2, 2014		20,000,000
USD	20,000,000	1.070	June 1, 2011	June 7, 2012		20,000,000
USD	30,000,000	1.075	June 3, 2011	June 22, 2012		30,000,000
USD	27,000,000	1.030	June 15, 2011	June 22, 2012		27,000,000
USD	20,000,000	1.460	September 6, 2011	September 6, 2012		20,000,000
USD	50,000,000	3M USD Libor + 1.00	September 7, 2011	September 7, 2012		50,000,000
USD	10,000,000	1.460	September 9, 2011	September 10, 2012		10,000,000
USD	20,000,000	1.5625	September 21, 2011	September 21, 2012		20,000,000
USD	50,000,000	3M USD Libor + 1.95	October 31, 2011	October 31, 2012		50,000,000

Subtotal in Original Currency						USD 9,821,200,000

Subtotal in Equivalent Amount of Won (1)					(Won)	11,326,789,960,000

INR	2,300,000,000	6.500	January 24, 2012	January 24, 2012		2,300,000,000
INR	3,324,700,000	7.000	May 3, 2011	May 3, 2012		3,324,700,000

Subtotal in Original Currency						INR 5,624,700,000

Subtotal in Equivalent Amount of Won (2)					(Won)	122,393,472,000

THB	3,000,000,000	2.940	November 24, 2010	November 24, 2013		3,000,000,000
THB	3,000,000,000	3.880	May 27, 2011	May 27, 2014		3,000,000,000

Subtotal in Original Currency						THB 6,000,000,000

Subtotal in Equivalent Amount of Won (3)					(Won)	217,920,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2010
SGD	30,000,000	5.65	May 18, 2009	May 18, 2014		30,000,000
SGD	40,000,000	5.65	May 18, 2009	May 18, 2014		40,000,000
SGD	15,000,000	5.02	May 29, 2009	May 29, 2014		15,000,000
SGD	50,000,000	1.53	November 4, 2010	November 5, 2012		50,000,000
SGD	68,000,000	2.44	November 25, 2009	May 25, 2012		68,000,000
SGD	30,000,000	1.36	July 26, 2010	January 26, 2012		30,000,000
SGD	28,000,000	1.91	August 19, 2010	August 19, 2013		28,000,000
SGD	25,000,000	0.90	September 26, 2011	September 26, 2012		25,000,000
SGD	50,000,000	1.45	October 19, 2011	October 10, 2012		50,000,000
SGD	90,000,000	1.62	October 31, 2011	October 31, 2012		90,000,000
SGD	25,000,000	0.95	June 15, 2011	June 15, 2012		25,000,000
SGD	30,000,000	0.95	June 13, 2011	June 13, 2012		30,000,000
SGD	30,000,000	1.73	June 16, 2011	June 16, 2014		30,000,000
SGD	30,000,000	1.68	July 6, 2011	July 6, 2014		30,000,000
SGD	30,000,000	1.70	July 12, 2011	July 14, 2014		30,000,000
SGD	30,000,000	1.12	August 10, 2011	August 13, 2012		30,000,000

Subtotal in Original Currency						SGD 601,000,000

Subtotal in Equivalent Amount of Won (4)					(Won)	532,750,440,000

JPY	30,000,000,000	1.64	June 1, 2007	June 1, 2012		30,000,000,000
JPY	20,000,000,000	6M ¥ Libor + 0.18	June 1, 2007	June 1, 2012		20,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.23	September 20, 2007	September 20, 2012		5,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.45	November 1, 2007	November 1, 2012		5,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.6	December 21, 2007	December 21, 2012		5,000,000,000
JPY	15,000,000,000	3.22	May 30, 2008	May 30, 2018		15,000,000,000
JPY	22,600,000,000	1.480	July 1, 2010	June 29, 2012		22,600,000,000
JPY	4,400,000,000	1.560	July 1, 2010	June 28, 2013		4,400,000,000
JPY	33,000,000,000	1.94	October 12, 2007	October 12, 2012		33,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.45	November 15, 2007	November 15, 2012		5,000,000,000
JPY	3,000,000,000	2.07	April 8, 2008	April 8, 2013		3,000,000,000
JPY	10,900,000,000	2.67	September 14, 2009	September 14, 2012		10,900,000,000
JPY	7,000,000,000	2.97	September 14, 2009	September 12, 2014		7,000,000,000
JPY	2,000,000,000	0.92	August 19, 2010	August 20, 2012		2,000,000,000
JPY	2,000,000,000	0.55	August 26, 2011	August 26, 2014		2,000,000,000
JPY	8,000,000,000	0.83	September 14, 2011	September 14, 2012		8,000,000,000
JPY	3,700,000,000	1.45	October 21, 2011	October 21, 2013		3,700,000,000
JPY	600,000,000	1.57	October 21, 2011	October 21, 2014		600,000,000
JPY	2,400,000,000	1.91	October 21, 2011	October 21, 2016		2,400,000,000
JPY	1,000,000,000	1.38	October 31, 2011	October 31, 2012		1,000,000,000
JPY	2,000,000,000	0.80	February 24, 2011	February 25, 2013		2,000,000,000
JPY	1,500,000,000	0.877	September 14, 2011	September 14, 2012		1,500,000,000
JPY	2,000,000,000	0.76	September 2, 2011	September 20, 2012		2,000,000,000
JPY	47,000,000,000	1.30	October 21, 2011	October 22, 2012		47,000,000,000

Subtotal in Original Currency						JPY 238,100,000,000

Subtotal in Equivalent Amount of Won (5)					(Won)	3,536,165,960,000

HKD	150,000,000	5.00	November 20, 2007	November 20, 2017		150,000,000
HKD	80,000,000	4.77	November 21, 2007	November 21, 2012		80,000,000
HKD	80,000,000	4.71	December 18, 2007	December 18, 2017		80,000,000
HKD	230,000,000	2.28	May 13, 2010	May 13, 2013		230,000,000
HKD	300,000,000	3.25	July 20, 2010	July 20, 2015		300,000,000
HKD	308,000,000	2.15	August 6, 2010	August 6, 2013		308,000,000
HKD	285,000,000	1.72	December 20, 2010	December 20, 2012		285,000,000
HKD	200,000,000	2.33	April 14, 2011	April 14, 2014		200,000,000
HKD	133,000,000	2.12	September 29, 2011	September 29, 2014		133,000,000
HKD	144,000,000	3.30	October 20, 2011	October 20, 2016		144,000,000
HKD	303,000,000	4.30	October 21, 2011	October 21, 2021		303,000,000
HKD	225,000,000	1.82	October 31, 2011	October 31, 2012		225,000,000
HKD	320,000,000	2.37	February 18, 2011	February 18, 2014		320,000,000
HKD	155,000,000	1.68	February 18, 2011	February 19, 2013		155,000,000
HKD	150,000,000	2.37	May 3, 2011	November 3, 2014		150,000,000
HKD	170,000,000	2.07	July 9, 2011	December 9, 2014		170,000,000
HKD	200,000,000	1.70	September 6, 2011	September 6, 2014		200,000,000
HKD	219,000,000	2.40	September 6, 2011	September 6, 2016		219,000,000
HKD	78,000,000	1.00	September 7, 2011	September 7, 2012		78,000,000
HKD	89,000,000	3.60	September 16, 2011	September 16, 2021		89,000,000
HKD	230,000,000	3M Hibor + 1.53	December 7, 2011	June 7, 2013		230,000,000

Subtotal in Original Currency						HKD 4,049,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2010
		Subtotal in Equivalent Amount of Won (6)			(Won)	600,790,620,000

CNH	121,000,000	1.35	September 19, 2011	September 18, 2012		121,000,000

		Subtotal in Original Currency				CNH 121,000,000

		Subtotal in Equivalent Amount of Won (7)			(Won)	21,971,180,000

NOK	287,000,000	3.51	October 17, 2011	October 17, 2012		287,000,000

		Subtotal in Original Currency				NOK 287,000,000

		Subtotal in Equivalent Amount of Won (8)			(Won)	55,141,310,000

EUR	300,000,000	3M Euribor + 0.24	April 3, 2007	April 3, 2014		300,000,000
EUR	10,000,000	6M Euribor + 0.755	June 21, 2010	June 21, 2013		10,000,000

		Subtotal in Original Currency				EUR 310,000,000

		Subtotal in Equivalent Amount of Won (9)			(Won)	463,171,000,000

CHF	50,000,000	4.125	May 16, 2008	May 16, 2013		50,000,000
CHF	200,000,000	1.750	October 1, 2010	October 1, 2014		200,000,000
CHF	200,000,000	4.204	May 16, 2008	May 16, 2013		200,000,000
CHF	100,000,000	4.198	May 16, 2008	May 16, 2013		100,000,000

		Subtotal in Original Currency				CHF 550,000,000

		Subtotal in Equivalent Amount of Won (10)			(Won)	674,228,500,000

BRL	85,250,000	CDI*94%	January 31, 2011	January 31, 2012		85,250,000
BRL	16,075,200	9.05	January 31, 2011	January 31, 2012		16,075,200

		Subtotal in Original Currency				BRL 101,325,200

		Subtotal in Equivalent Amount of Won (11)			(Won)	62,635,185,632

AUD	32,000,000	6.000	January 25, 2010	January 25, 2012		32,000,000
AUD	50,000,000	6.000	February 1, 2010	February 1, 2012		50,000,000
AUD	100,000,000	5.400	September 30, 2011	September 30, 2013		100,000,000

		Subtotal in Original Currency				AUD 182,000,000

		Subtotal in Equivalent Amount of Won (12)			(Won)	212,807,140,000

Total External Bonds of KDB in Equivalent Amount of Won					(Won)	17,826,764,767,632

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,153.30, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.
(2)	Indian rupee amounts are converted to Won amounts at the rate of INR 1.00 to Won 21.76, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.
(3)	Thai baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 36.32, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.
(4)	Singapore dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 886.44, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.
(5)	Japanese yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 1,485.16, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.
(6)	Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 148.38, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.
(7)	Chinese offshore renminbi amounts are converted to Won amounts at the rate of CNH 1.00 to Won 181.58, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.

(8)	Norwegian krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 192.13, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.
(9)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,494.10, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.
(10)	Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,225.87, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.
(11)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 618.16, the prevailing market rate on December 31, 2011.
(12)	Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 1,169.27, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of KDB

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2011 (1)
		(%)			(millions of Won)
JBIC	Borrowings from JBIC	1.4~6M Libor + 0.8	2009~2011	2012~2023	(Won)	328,521
Mizuho and others	Borrowings from foreign banks	3M~6M Libor+ 0.3~3.8	2007~2011	2012~2016		2,398,449
DBS Bank and others	Off-shore short-term borrowings	0.2~ 1.55 6M Libor + 0.6~0.7	2011 2011	2012 2012		784,489 110,717
Nippon Life Insurance Co Company and others	Off-shore long-term borrowings	3M Libor+0.3~1.3	2009~2011	2012~2013		636,180
JBIC	Off-shore borrowings from JBIC	4.3~6M Libor + 1.2	2010	2012~2020		59,304
Others	Short-term borrowings in foreign currency	0.0~6.03 6M Libor + 0.4~1.2	2010~2011	2012~2013		8,033,849
Long-term borrowings in foreign currency			2007~2011	2012~2014		1,544,388

Total External Borrowings of KDB					(Won)	13,895,897

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2011 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of KDB

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2011
	(%)			(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	3.62~8.11	2010~2011	2010~2012	(Won)	169,320
Long-term Industrial Finance Bonds	3.09~14.09	2002~2011	2007~2028		28,820,637

Total Bonds	3.09~14.09	2002~2011	2007~2028		28,989,957
2. Borrowings
Borrowings from the Ministry of Strategy and Finance	2.44~5.00	1992~2011	2012~2031	(Won)	715,628
Borrowings from Industrial Bank of Korea	1.27~3.35	2004~2009	2012~2023		63,402
Borrowings from Small Business Corp.	1.79~3.69	2002~2011	2012~2021		438,358
Borrowings from the Ministry of Culture and Tourism	0.97~4.00	2003~2011	2012~2021		1,131,518
Borrowings from Korea Energy Management Corporation	0.50~4.25	1997~2011	2012~2026		1,181,303
Others	0.00~5.59	1997~2011	2011~2044		1,695,912

Total Borrowings (1)					5,226,121
3. Other Debt (2)					4,969,297

Total Internal Floating Debt (3)					5,467,586
Total Internal Funded Debt (4)					33,717,789

Total Internal Debt				(Won)	39,185,375

(1)	Consist of short term borrowings in the amount of (Won)328,969 million and long term borrowings in the amount of (Won)4,685,152 million.
(2)	Other debt includes bonds sold under repurchase agreements and call money.
(3)	Floating debt is debt that has a maturity at issuance of less than one year.
(4)	Funded debt is debt that has a maturity at issuance of one year or more.

Financial Statements and the Auditors

The FSC appoints KoFC’s Auditor, who is responsible for examining KoFC’s financial operations and auditing KoFC’s financial statements and records. The present Auditor is Nak Gyun Jeong, who was appointed for a three-year term on June 8, 2010.

We prepare our financial statements annually for submission to the FSC, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external independent auditors, an independent public accounting firm audits our non-consolidated and consolidated financial statements. As of the date of this prospectus, our external independent auditor is KPMG Samjong Accounting Corp., located at 10th Floor, Star Tower, 737 Yeoksam-dong, Gangnam-gu, Seoul, Korea. Ernst & Young Han Young, located at Taeyoung Bldg., #10-2, Yeouido-dong, Yeongdeungpo-gu, Seoul, Korea, have audited our consolidated financial statements as of and for the years ended December 31, 2010 and 2011 included in this prospectus.

Our consolidated financial statements appearing in this prospectus were prepared in accordance with the KoFC Supervisory Regulations, summarized in “—Notes to Consolidated Financial Statements of December 31, 2011 and 2010—Note 2”. These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States (“US GAAP”).

We recognize interest income on loans and debt securities on an accrual basis. However, interest income on delinquent and dishonored loans and debt securities, other than those collateralized with security deposits or guaranteed by financial institutions, is recognized on a cash basis.

We classify securities that are acquired and held principally for the purpose of selling them in the near future as trading securities. We classify debt securities with fixed or determinable payments and fixed maturities, and which we intend to hold to maturity, as held-to-maturity securities. We classify investments that are categorized as neither trading securities nor held-to-maturity securities as available-for-sale securities. We record our trading and available-for-sale securities, except for non-marketable securities, at market value. We record non-marketable equity securities at a value announced by a public independent credit rating agency. If application of such measurement method is not feasible, we record non-marketable equity securities at the cost of acquisition. We record held-to-maturity debt securities at the present value of their future cash flows discounted using an appropriate interest rate which reflects our credit rating, as announced by a public independent credit rating agency. We record held-to-maturity securities at amortized cost. We recognize impairment losses on securities in current operations when the recoverable amounts are less than the acquisition cost of equity securities or amortized cost of debt securities.

We record our equity investments in companies in which we exercise significant control or influence by using the equity method, pursuant to which we account for adjustment in the value of our investments resulting from changes to the investee’s net asset value.

We record debenture issuance costs as discounts on debentures and amortize them over the redemption period of the debentures using the effective interest rate method.

We record the value of our property, plant and equipment at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures which enhance the value or extend the useful lives of the related assets are capitalized as additions to property, plant and equipment.

Independent auditors’ report

The Steering Committee

Korea Finance Corporation

We have audited the accompanying consolidated financial statements of Korea Finance Corporation (“KoFC”) and its subsidiaries (collectively, the “Corporation”) which comprise the consolidated statements of financial position as at December 31, 2011 and 2010, and the consolidated statements of income, changes in equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of the equity method investees which represent 6.7% and 4.9% of the Corporation’s consolidated total assets as of December 31, 2011 and 2010, respectively; 58.2% and 59.3% of the Corporation’s gain on valuation of equity method investments for the years ended December 31, 2011 and 2010, respectively; and 88.9% and 4.4% of the Corporation’s loss from valuation of equity method investments for the years ended December 31, 2011 and 2010, respectively, and the subsidiaries which represent 4.4% and 8.2% of the Corporation’s consolidated total assets as of December 31, 2011 and 2010, respectively; and 23.0% and 35.0% of the Corporation’s operating revenue for the years ended December 31, 2011 and 2010, respectively. The financial statements of those equity method investees and subsidiaries were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it related to the amounts included for the investees and subsidiaries, is based solely on the reports of other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Korea Finance Corporation and its subsidiaries as of December 31, 2011 and 2010, and the results of their financial performances and their cash flows for the years then ended in accordance with the Supervisory Regulations of the Korea Finance Corporation Act.

Accounting principles and auditing standard and their application in practice vary among countries. The accompanying consolidated financial statements are not intended to present the financial position, results of financial performance and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such consolidated financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying consolidated financial statements are for use by those who are knowledgeable about Korean accounting principles and auditing standard and their application in practice.

April 13, 2012

This audit report is effective as of April 13, 2012, the independent auditors’ report date. Accordingly, certain material subsequent events or circumstances may have occurred during the period from the independent auditors’ report date to the time this audit report is used. Such events and circumstances could significantly affect the accompanying consolidated financial statements and may result in modifications to this audit report.

Korea Finance Corporation

Consolidated statements of financial position

As of December 31, 2011 and 2010

(Korean won)	2011		2010
Assets
Cash and due from banks (Notes 3, 20 and 30):
Cash and cash equivalents	(Won)	4,947,600,135,088	(Won)	1,203,043,668,450
Due from banks in Korean won		1,900,213,883,888		7,572,346,217,727
Due from banks in foreign currency		796,771,759,434		956,781,624,318

		7,644,585,778,410		9,732,171,510,495
Financial assets designated as FVTPL (Note 4)		1,950,465,200,752		—
Securities (Notes 5, 20 and 30):
Trading securities		10,943,866,320,458		9,698,847,145,045
Available-for-sale securities		44,623,547,765,061		41,192,146,343,367
Held-to-maturity securities		2,688,247,036,180		2,374,523,705,133
Equity method investments		17,703,517,318,789		12,909,072,371,724

		75,959,178,440,488		66,174,589,565,269
Loans receivable, less allowance for possible loan losses of (Won)1,363,547,735,314 at December 31, 2011 ((Won)2,293,307,406,419 at December 31, 2010), less deferred loan fees of (Won)47,892,556,917 at December 31, 2011 ((Won)38,019,449,524 at December 31, 2010), and less net present value discount of (Won)72,720,190,212 at December 31, 2011 ((Won)2,486,042,243 at December 31, 2010) (Notes 6, 20, 21 and 30)		103,428,094,901,981		85,362,361,428,749
Property and equipment (Note 7)		1,727,201,582,470		6,924,544,394,330
Investment property (Note 8)		420,656,929,002		—
Other assets (Notes 9, 20, 22, 28 and 34):
Allowance for possible losses for other assets		(84,647,393,750)		(90,320,472,299)
Present value discount		(14,731,579,291)		—
Intangible assets		2,407,297,953,410		356,696,708,944
Goodwill		964,359,091,866		382,250,369,053
Negative goodwill		—		(7,603,135,463)
Guarantee deposits		470,291,844,563		329,703,028,557
Accounts receivable		2,467,827,229,923		749,629,566,355
Accrued income		704,570,908,319		731,084,232,880
Advance payments		531,484,298,888		1,317,887,003,742
Prepaid expenses		456,364,708,365		87,414,595,510
Deferred income tax asset		613,441,892,216		174,448,624,316
Property under operating lease		12,319,728,221		25,339,523,064
Derivative assets		5,769,123,914,122		6,781,741,328,925
Foreign exchange receivable		2,480,045,674,389		933,160,891,148
Account receivable of unsettled spot exchange		1,831,460,943,849		2,483,537,069,971
Non-current assets held-for-sale		329,171,147,583		—
Miscellaneous assets		1,423,549,733,941		1,890,735,154,885

		20,361,930,096,614		16,145,704,489,588
Other manufacturing assets:
Trade receivables, less allowance for other manufacturing assets of (Won)35,303,271,801 at December 31, 2011 ((Won)45,200,427,910 at December 31, 2010)		2,768,352,784,459		6,815,054,673,700
Inventories		1,081,702,016,300		1,028,702,382,722

		3,850,054,800,759		7,843,757,056,422
Total assets	(Won)	215,342,167,730,476	(Won)	192,183,128,444,853

(Continued)

See accompanying notes.

Korea Finance Corporation

Consolidated statements of financial position

As of December 31, 2011 and 2010

(Korean won)	2011		2010
Liabilities and equity
Liabilities:
Financial liabilities held-for-trading (Note 11)	(Won)	544,121,893,960	(Won)	—
Financial liabilities designated as FVTPL (Note 12)		5,924,323,399,716		—
Due to customer (Notes 13, 20 and 30)		27,230,906,927,051		22,256,054,012,589
Borrowing liabilities (Notes 14, 20 and 30)		121,972,091,655,422		112,882,507,201,833
Other liabilities (Notes 15, 16, 17, 18, 19, 20, 21, 22, 23, 28 and 30):
Severance and retirement benefits, less contribution to national pension plan of (Won)4,322,197,086 at December 31, 2011 ((Won)1,971,732,417 at December 31, 2010), less deposits for severance and retirement of (Won)287,214,358,501 at December 31, 2011 ((Won)276,720,015,620 at December 31, 2010), and less other assets for severance and retirement of (Won)498,943,485 at December 31, 2010		352,129,110,839		414,885,528,096
Allowance for possible losses on acceptances and guarantees		74,316,981,463		112,705,206,094
Allowance for possible losses on unused loan commitments		200,033,619,555		225,691,507,632
Other allowances		57,650,840,485		118,431,234,012
Due to trust accounts		392,392,371,799		495,114,235,616
Foreign exchange payable		18,475,114,700		88,186,503,770
Accounts payable		1,589,076,536,196		1,134,764,434,264
Account payable of unsettled spot exchange		1,830,649,839,971		2,489,477,646,627
Accrued expenses		1,982,190,217,130		2,026,476,680,010
Advance received		1,808,156,493,963		5,054,368,350,296
Unearned revenue		128,548,492,264		78,225,100,701
Deposits for letter of guarantees and others		520,201,793,479		631,852,800,165
Deferred income tax liabilities		3,820,359,278,064		1,823,890,750,216
Insurance policy reserves		8,042,262,824,919		7,283,656,742,841
Derivative liabilities		4,898,129,223,602		5,591,138,932,999
Demand equity redemptions		537,855,674,169		—
Miscellaneous liabilities		3,130,171,095,677		1,969,569,922,196

		29,382,599,508,275		29,538,435,575,535
Other manufacturing liabilities (Notes 27):
Trade accounts payable		809,206,236,926		1,262,167,565,273
Allowance for other manufacturing liabilities		117,323,410,268		116,227,434,165

		926,529,647,194		1,378,394,999,438

Total liabilities		185,980,573,031,618		166,055,391,789,395
Equity:
Controlling interests:
Paid-in capital (Note 24)		14,999,999,967,089		14,999,999,967,089
Capital surplus		—		3,367,206,320
Capital adjustments		(152,442,441,214)		(186,047,925,366)
Accumulated other comprehensive income (loss) (Notes 5, 24 and 25):
Unrealized gain on valuation of available-for-sale securities, net		732,026,866,657		1,771,027,396,789
Unrealized gain (loss) on valuation of equity method investments, net		39,656,279,276		(200,074,822,985)
Foreign currency translation adjustments for overseas operations, net		(28,163,602,727)		(1,042,052,434)
Unrealized gain on valuation of cash flow hedge, net		1,247,891,563		3,556,255,391
Other		(58,253,137)		—

		744,709,181,632		1,573,466,776,761
Retained earnings (Note 24):
Legal reserve		2,686,100,634,671		1,912,963,278,390
Other consolidated retained earnings		3,502,767,880,395		16,306,797,553
Unappropriated retained earnings		720,263,784,515		404,755,654,974

		6,909,132,299,581		2,334,025,730,917

		22,501,399,007,088		18,724,811,755,721
Non-controlling interests		6,860,195,691,770		7,402,924,899,737

Total equity		29,361,594,698,858		26,127,736,655,458

Total liabilities and equity	(Won)	215,342,167,730,476	(Won)	192,183,128,444,853

See accompanying notes.

Korea Finance Corporation

Consolidated statements of income

For the years ended December 31, 2011 and 2010

(Korean won)	2011		2010
Operating revenue (Note 30):
Interest income:
Interest on due from banks	(Won)	152,812,860,896	(Won)	204,281,927,905
Interest on securities		1,832,463,936,598		1,694,487,831,025
Interest on loans receivable		4,647,794,059,012		4,179,928,203,737

		6,633,070,856,506		6,078,697,962,667
Gain from valuation and disposal of securities:
Gain on valuation of trading securities		52,539,399,219		154,869,507,375
Gain on disposal of trading securities		424,553,697,934		986,185,486,145
Gain on valuation of financial assets designated as FVTPL		93,582,324,863		—
Gain on disposal of financial assets designated as FVTPL		14,437,915,682		—
Reversal of impairment loss on available-for-sale securities		28,042,398,054		25,043,705,193
Gain on disposal of available-for-sale securities		1,558,746,566,865		1,887,812,004,182
Gain on disposal of held-to-maturity		—		3,999,628,237
Gain on disposal of equity method investments		41,582,759,324		20,534,464,180

		2,213,485,061,941		3,078,444,795,312
Gain on disposal of loans receivable		107,339,726,349		161,468,769,765
Gain on foreign currency transactions		1,401,716,382,048		1,747,961,348,292
Fees and commissions income		1,141,722,339,162		1,131,535,325,430
Fees and commissions from trust accounts		23,508,350,063		36,297,195,646
Dividends income		236,467,656,713		223,308,409,688
Insurance Income		2,153,578,584,678		1,669,798,479,005
Other operating income:
Gain on valuation of financial liabilities held-for-trading		10,551,016,852		—
Gain on financial liabilities designated as FVTPL transactions		558,217,620,259		—
Gain on derivatives transactions		9,239,389,406,285		11,422,224,744,788
Gain on valuation of hedged items (Note 22)		295,232,267,600		355,788,504,862
Reversal of allowance for possible losses on acceptances and guarantees		20,561,443,684		130,889,911,219
Reversal of other allowances		65,412,447,019		37,444,101,582
Reversal of negative goodwill		3,069,815,175		1,517,082,125
Gain on demand equity redemptions		47,866,211,976		—
Others (Note 27)		7,322,188,221,589		14,554,099,598,373

		17,562,488,450,439		26,501,963,942,949

Total operating revenue		31,473,377,407,899		40,629,476,228,754

Operating expenses (Note 30):
Interest expense:
Interest on financial liabilities designated at FVTPL		55,238,380,000		—
Interest on due to customers		873,266,655,868		532,835,865,832
Interest on borrowings		1,023,511,421,312		1,102,656,605,664
Interest on debentures		3,060,652,640,254		2,973,316,713,439

		5,012,669,097,434		4,608,809,184,935
Loss on valuation and disposal of securities:
Loss on valuation of trading securities		51,702,910,542		250,386,605,444
Loss on disposal of trading securities		339,670,086,483		986,163,920,581
Loss on valuation of financial assets designated as FVTPL		45,552,460,963		—
Loss on disposal of financial assets designated as FVTPL		6,702,637,709		—
Impairment loss on available-for-sale securities		417,779,841,659		539,473,234,684
Loss on disposal of available-for-sale securities		59,721,108,973		71,540,057,413
Loss on disposal of held-to-maturity securities		7,914,969,942		2,230,760,643
Impairment loss on held-to-maturity securities		16,395,786,576		—
Loss on disposal of equity method investments		17,111,940,891		8,757,257,269

		962,551,743,738		1,858,551,836,034

(Continued)

See accompanying notes.

Korea Finance Corporation

Consolidated statements of income

For the years ended December 31, 2011 and 2010

(Korean won)	2011		2010
Loss on valuation and disposal of loans receivable:
Provision for possible loan losses (Note 6)	(Won)	347,292,067,769	(Won)	1,500,672,929,333
Loss on disposal of loans receivable		176,416,354,610		521,357,076,111

		523,708,422,379		2,022,030,005,444
Loss on foreign currency transactions		1,353,396,069,366		1,972,267,831,317
Fees and commissions expense		110,249,049,371		112,446,907,337
Insurance expenses		2,622,618,994,294		1,824,959,719,478

Other operating expenses:
Loss on valuation of financial liabilities held-for-trading		11,973,971,167		—
Loss on valuation of financial liabilities designated as FVTPL		412,661,073,753		—
Loss from derivatives transactions		8,753,429,841,301		10,810,786,187,065
Loss on valuation of hedged items (Note 22)		487,727,023,679		621,192,257,783
Provision for unused loan commitments		112,449,213,780		36,337,037,479
Provision for other liabilities		143,651,771,470		24,446,317,592
Loss on demand equity redemptions		35,132,807,091		—
Others (Note 27)		6,702,247,357,241		12,857,798,040,990

		16,659,273,059,482		24,350,559,840,909
General and administrative expenses (Note 26)		1,878,634,045,979		1,947,374,490,213

Total operating expenses		29,123,100,482,043		38,696,999,815,667

Operating income		2,350,276,925,856		1,932,476,413,087
Non-operating income (expense):
Rental		—		11,503,723,291
Gain (loss) on disposal of property and equipment, net		(467,624,513)		655,469,642
Loss on disposal of intangible assets		(1,056,781,728)		(10,022,248,870)
Gain (loss) on valuation of equity method investments, net (Note 5)		(513,339,823,796)		193,803,031,712
Gain on non-current assets held-for-sale transactions, net		123,355,750,909		—
Gain on investment property transactions		17,524,228,530		—
Donations		(29,389,012,289)		(27,250,201,584)
Others, net		(257,280,037,389)		(1,335,145,244)

		(660,653,300,276)		167,354,628,947

Income before income tax expense		1,689,623,625,580		2,099,831,042,034
Income tax expense (Note 28)		893,794,932,364		857,442,627,494
Net loss of subsidiary before acquisition		—		(5,423,520,786)

Net income (Note 29)	(Won)	795,828,693,216	(Won)	1,247,811,935,326

Attributable to:
Controlling interests	(Won)	554,029,591,500	(Won)	404,755,654,974
Non-controlling interests		241,799,101,716		843,056,280,352

	(Won)	795,828,693,216	(Won)	1,247,811,935,326

See accompanying notes.

Korea Finance Corporation

Consolidated statements of changes in equity

For the years ended December 31, 2011 and 2010

(Korean won)	Paid-in capital		Capital surplus		Capital adjustments		Accumulated other comprehensive income (loss)		Retained earnings		Non-controlling interests		Total
As of January 1, 2010	(Won)	14,999,999,967,089	(Won)	—	(Won)	(3,696,550,840)	(Won)	1,211,202,571,592	(Won)	1,912,963,278,390	(Won)	5,165,274,082,287	(Won)	23,285,743,348,518
Changes in equity interests of consolidated subsidiaries		—		—		—		—		—		772,784,914,846		772,784,914,846
Cash dividends of subsidiaries		—		—		—		—		—		(73,168,906,527)		(73,168,906,527)
Net income		—		—		—		—		404,755,654,974		843,056,280,352		1,247,811,935,326
Changes in capital surplus		—		3,367,206,320		—		—		—		(446,044,468)		2,921,161,852
Changes in capital adjustments		—		—		(182,351,374,526)		—		—		(3,808,465,173)		(186,159,839,699)
Changes in retained earnings of subsidiaries		—		—		—		—		16,306,797,553		2,234,422,415		18,541,219,968
Changes in unrealized gain on available-for-sale securities, net		—		—		—		552,823,718,848		—		60,723,094,564		613,546,813,412
Changes in unrealized gain on valuation of equity method investments		—		—		—		573,703,011,843		—		58,885,856,522		632,588,868,365
Changes in unrealized loss on valuation of equity method investments		—		—		—		(766,776,728,479)		—		(81,035,304,892)		(847,812,033,371)
Foreign currency translation adjustments for overseas operations		—		—		—		(1,042,052,434)		—		(10,882,112,600)		(11,924,165,034)
Changes in unrealized gain on valuation of cash flow hedge		—		—		—		3,556,255,391		—		387,070,668		3,943,326,059
Increase in treasury stock by subsidiaries		—		—		—		—		—		(63,346,305,452)		(63,346,305,452)
Others		—		—		—		—		—		732,266,317,195		732,266,317,195

As of December 31, 2010	(Won)	14,999,999,967,089	(Won)	3,367,206,320	(Won)	(186,047,925,366)	(Won)	1,573,466,776,761	(Won)	2,334,025,730,917	(Won)	7,402,924,899,737	(Won)	26,127,736,655,458

(Continued)

See accompanying notes.

Korea Finance Corporation

Consolidated statements of changes in equity

For the years ended December 31, 2011 and 2010

(Korean won)	Paid-in capital		Capital surplus		Capital adjustments		Accumulated other comprehensive income (loss)		Retained earnings		Non-controlling interests		Total
As of January 1, 2011	(Won)	14,999,999,967,089	(Won)	3,367,206,320	(Won)	(186,047,925,366)	(Won)	1,573,466,776,761	(Won)	2,334,025,730,917	(Won)	7,402,924,899,737	(Won)	26,127,736,655,458
Cash dividends		—		—		—		—		(66,785,999,850)		—		(66,785,999,850)
Changes in equity interests of consolidated subsidiaries		—		3,345,434,333		1,705,396,531		—		(35,550,713,182)		2,736,818,564,828		2,706,318,682,510
Cash dividends of subsidiaries		—		—		—		—		—		(74,876,032,525)		(74,876,032,525)
Net income		—		—		—		—		554,029,591,500		241,799,101,716		795,828,693,216
Injection of paid-in capital/capital reduction/gain from merger		—		4,605,169,686		—		—		—		497,052,750		5,102,222,436
Changes in capital surplus		—		(11,317,810,339)		—		—		—		—		(11,317,810,339)
Changes in capital adjustments		—		—		31,900,087,621		—		—		—		31,900,087,621
Changes in retained earning of subsidiaries		—		—		—		—		4,123,413,690,196		71,099,185		4,123,484,789,381
Changes in unrealized gain on available-for-sale securities, net		—		—		—		(1,039,000,530,132)		—		(48,234,064,049)		(1,087,234,594,181)
Changes in unrealized gain on valuation of equity method investments		—		—		—		239,731,102,261		—		31,561,798,399		271,292,900,660
Foreign currency translation adjustments for overseas operations		—		—		—		(27,121,550,293)		—		29,563,422,080		2,441,871,787
Changes in unrealized gain on valuation of cash flow hedge		—		—		—		(2,308,363,828)		—		1,084,689,056		(1,223,674,772)
Changes in accumulated other comprehensive income		—		—		—		(58,253,137)		—		(11,600,249,842)		(11,658,502,979)
GAAP transition differences of subsidiaries		—		—		—		—		—		(3,448,550,562,627)		(3,448,550,562,627)
Others		—		—		—		—		—		(864,026,938)		(864,026,938)

As of December 31, 2011	(Won)	14,999,999,967,089	(Won)	—	(Won)	(152,442,441,214)	(Won)	744,709,181,632	(Won)	6,909,132,299,581	(Won)	6,860,195,691,770	(Won)	29,361,594,698,858

See accompanying notes.

Korea Finance Corporation

Consolidated statements of cash flows

For the years ended December 31, 2011 and 2010

(Korean won)	2011		2010
Cash flows from operating activities:
Net income	(Won)	795,828,693,216	(Won)	1,247,811,935,326
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss (gain) on valuation of trading securities, net		(836,488,677)		95,517,098,069
Gain on valuation of financial assets designated as FVTPL, net		(48,029,863,900)		—
Impairment loss on available-for-sale securities, net		389,737,443,605		514,429,529,491
Impairment loss on held-to-maturity securities, net		16,395,786,576		—
Gain on disposal of equity method investments, net		(24,470,818,433)		—
Provision for possible loan losses		347,292,067,769		1,500,672,929,333
Loss (gain) on foreign currency translation, net		(89,716,092,034)		144,675,373,442
Loss on valuation of financial liabilities held-for-trading, net		1,422,954,315		—
Gain on valuation of financial liabilities designated as FVTPL, net		(217,102,398,365)		—
Loss (gain) on valuation of derivative instruments, net		58,664,736,602		(340,226,181,066)
Loss on valuation of hedged items		194,743,895,441		—
Reversal of allowance for possible losses on acceptances and guarantees		(20,561,443,684)		(130,889,911,219)
Provision for unused loan commitments		112,449,213,780		36,337,037,479
Provision (reversal of) for other allowances, net		78,239,324,451		(12,997,783,990)
Reversal of negative goodwill		(3,069,815,175)		(1,517,082,125)
Gain on valuation of demand equity redemptions		(12,733,404,885)		—
Depreciation		61,546,064,192		1,407,784,164,045
Amortization of intangible assets		248,324,424,442		171,875,000,000
Provision for severance and retirement benefits		199,800,544,980		149,141,893,808
Amortization of discount on debentures		119,061,765,124		68,140,248,082
Loss (gain) on disposal of property and equipment, net		467,624,513		(655,469,642)
Loss on disposal of Intangible assets, net		163,416,528		10,019,248,870
Loss (gain) on valuation of equity method investments, net		513,339,823,796		(193,803,031,712)
Depreciation of investment property		4,417,593,375		—
Gain on disposal of non-current assets held-for-sale		(73,696,718,678)		—
Reversal of impairment loss from non-current assets held-for-sale, net		(49,659,032,231)		—
Others, net		(2,049,153,507)		(4,753,263,510)

Changes in operating assets and liabilities:
Due from banks		5,832,142,198,723		(2,365,361,000,000)
Financial assets designated as FVTPL		9,270,700,000		—
Trading securities		2,930,496,000,000		(959,857,000,000)
Available-for-sale securities		(4,916,323,327,429)		1,320,319,201,816
Held-to-maturity securities		(7,154,578,489)		403,508,716,441
Loans receivable		(17,897,438,789,808)		(4,048,630,139,203)
Other assets		(2,253,685,692,955)		1,495,479,311,016
Derivative instruments, net		260,942,968,804		(406,149,535,821)
Trade accounts receivable		4,056,599,045,350		(1,381,721,000,000)
Inventories		(52,999,633,578)		448,885,000,000
Due to customer		6,170,813,000,000		5,552,702,000,000
Financial liabilities held-for-trading		59,123,000,000		—
Financial liabilities designated as FVTPL		1,727,679,000,000		—
Other liabilities		(437,548,179,942)		(364,526,569,241)
Payment of severance and retirement benefits		(123,941,939,206)		(87,728,000,000)
Deposit for national pension and others		(12,345,864,065)		(131,003,000,000)
Trade accounts payable		(452,961,328,347)		145,341,000,000
Allowance for other manufacturing liabilities		—		(9,529,000,000)

Total adjustments		(3,303,191,971,022)		3,025,479,784,363

Net cash provided by (used in) operating activities		(2,507,363,277,806)		4,273,291,719,689

(Continued)

See accompanying notes.

Korea Finance Corporation

Consolidated statements of cash flows

For the years ended December 31, 2011 and 2010

(Korean won)	2011		2010
Cash flows from investing activities:
Proceeds from disposal of equity method investments	(Won)	368,144,974,888	(Won)	203,782,000,000
Acquisition of equity method investments		(1,075,685,425,078)		(2,798,672,000,000)
Addition of investments in subsidiaries (excluding cash addition)		(1,218,596,000,000)		—
Proceeds from disposal of property and equipment		25,027,000,000		302,718,000,000
Purchase of property and equipment		(287,629,246,680)		(2,241,115,871,537)
Decrease in intangible assets		9,604,000,000		—
Purchase of intangible assets		(88,714,423,817)		(163,444,027,767)
Proceeds from disposal of investment property		165,808,000,000		—
Purchase of investment property		(1,265,000,000)		—
Proceeds from disposal of non-current assets held-for-sale		949,722,000,000		—

Net cash used in investing activities		(1,153,584,120,687)		(4,696,731,899,304)
Cash flows from financing activities:
Increase in debentures, net		9,910,317,854,588		3,205,225,257,252
Decrease in borrowings, net		(216,797,000,000)		(134,516,329,683)
Decrease in bonds sold under repurchase agreements		(1,974,478,278,142)		(2,375,991,000,000)
Increase (decrease) in bills sold, net		714,478,596,626		(9,029,000,000)
Decrease in call money, net		—		(279,331,440,000)
Decrease in other borrowings		(836,294,000,000)		(212,614,000,000)
Cash dividends		(141,662,032,375)		(67,512,000,000)
Increase in paid-in capital		—		9,982,000,000

Net cash provided by financing activities		7,455,565,140,697		136,213,487,569
Effect of changes in the scope of consolidation		(50,061,275,566)		304,303,000,000

Net increase in cash and cash equivalents		3,744,556,466,638		17,076,307,954
Cash and cash equivalents at the beginning of the year (Note 3)		1,203,043,668,450		1,185,967,360,496

Cash and cash equivalents at the end of the year (Note 3)	(Won)	4,947,600,135,088	(Won)	1,203,043,668,450

See accompanying notes.

Korea Finance Corporation

Notes to the consolidated financial statements

December 31, 2011 and 2010

1. General information

The accompanying consolidated financial statements include the Korea Finance Corporation (“KoFC”) and its subsidiaries (collectively, the “Corporation”). The general information describing the Corporation is provided below.

KoFC

Pursuant to the Korea Finance Corporation Act (the “KoFC Act”), KoFC was established on October 28, 2009 as a result of the spin-off of certain assets and liabilities of Korea Development Bank (“KDB”). The purpose of the KoFC Act is to contribute to the creation of jobs by strengthening national competitiveness and amplifying growth potential, and to the sound growth of the finance industry and national economy by utilizing functions of financial institutions for money brokerage to assist small and medium enterprises to raise funds easily and by supplying and managing funds required for the growth of national economy. KoFC’s business activities include loans, equity investment, guarantees, and securitization of credit risk, all of which are aimed at the support of small and medium enterprises, the development of new growth engine industries, the development of regions, the extension of social infrastructure, the stabilization of financial markets, and the facilitation of sustainable growth. KoFC’s head office is located at 16 Yeouido-dong, Yeongdeungpo-gu, Seoul. As of December 31, 2011, KoFC’s total paid-in capital amounts to approximately (Won)15 trillion and the government of the Republic of Korea (the “Government”) has 100% ownership of KoFC.

Non-cash capital contribution of KDB Financial Group shares

Pursuant to the draft on non-cash capital contribution of state property to KoFC (“Non-Cash Capital Contribution Draft”), which was provisionally authorized on December 29, 2009, the Government made a Non-Cash Capital Contribution of KDB Financial Group (“KDBFG”) shares to KoFC on December 30, 2009, and as a result, KoFC’s capital increased to approximately (Won)15 trillion.

In accordance with the Non-Cash Capital Contribution Draft, the valuation of KDBFG shares was completed on June 23, 2010 and as a result, additional settlements were made by KoFC returning to the Government KDBFG shares equivalent to the difference between the finalized per share value and the original value at the time of the capital contribution.

Consolidated subsidiaries

Ownership percentages of the Corporation in its subsidiaries as of December 31, 2011 and 2010 are summarized as follows:

Investor	Subsidiaries	Number of shares	Ownership (%)
			2011	2010
	Direct subsidiaries:
KoFC	KDBFG	327,328,647	90.26	90.26
	KoFC-KDB Material and Components Investment Fund No.1 (*1)	—	95.13	95.13
	KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund (*2)	—	95.08	95.08
	KDBC IP Investment Fund No.2 (*2)(*3)	—	63.39	63.39
	KDB-KoFC Green Fund Scheme PEF (*3)	—	93.89	93.89

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Investor	Subsidiaries	Number of shares	Ownership (%)
			2011	2010
	KDB-KoFC Job Creation SME PEF (*3)	—	95.13	95.13
	KIAMCO BTL PEF No.1 (*3)	—	52.79	52.79
KoFC	Consus Investment Fund No.1 (*3)	—	72.73	—
	KIAMCO Road investment PEF No.2 (*3)	—	70.00	—
	KDB Blue Ocean Securitization Specialty Co., Ltd. (*3)	—	—	—

	Indirect subsidiaries:
KDBFG	KDB	1,850,372,235	100.00	100.00
	KDB Capital Corp.	62,124,661	99.92	99.92
	Daewoo Securities Co., Ltd.	74,309,252	40.57	39.09
	KDB Asset Management Co., Ltd.	7,778,956	100.00	99.06
	Korea Infrastructure Investment Asset Management Co., Ltd.	1,683,200	84.16	84.16

(*1)	Represent the subsidiaries of KoFC and KDB.
(*2)	Represent the subsidiaries of KoFC and KDB Capital Corp.
(*3)	Refers to newly acquired entities included as in-scope consolidated subsidiaries

KDBFG

KDBFG was incorporated resulting from the spin-off of KDB and by KDBFG issuing common stock amounting to (Won)300,000 million to the shareholder (the “Government”) on October 28, 2009. KDBFG was established to engage in management of its financial subsidiaries, which operate in the financial services industry, and its head office is located in 16-3 Yeouido-dong, Yeongdeungpo-gu, Seoul. On November 24, 2009, KDBFG acquired 100% ownership of KDB through a (stock swap transaction) based on the exchange ratio of 0.1636 KDBFG share for every 1 share of KDB. Total number of the KDBFG’s issued and outstanding common shares amounts to (Won)363 million shares with the aggregate par value of (Won)1,813,292 million as of December 31, 2011.

KoFC-KDB Material and Components Investment Fund No.1

KoFC-KDB Materials and Components Investment Fund No.1 was established on June 29, 2010 in accordance with the Act on Special Measures for the Promotion of Specialized Enterprises, and others for Components and Materials to engage in private equity financial service. Paid-in capital of KoFC-KDB Materials and Components Investment Fund No.1 is (Won)25,000 million as of December 31, 2011.

KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund

KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund was established on July 14, 2010 in accordance with the Credit Financial Service Act to make investments in the small and medium enterprises which are related to green and new growth engine industries. Paid-in capital of KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund is (Won)18,000 million as of December 31, 2011.

KDBC IP Investment Fund No.2

KDBC IP Investment Fund No.2 was established on January 21, 2011 in accordance with the Credit Financial Service Act to make investments in the small and medium enterprises which are related to SPCs for the patent of invention and industrial property businesses. Paid-in capital of KDBC IP Investment Fund No.2 is (Won)6,000 million as of December 31, 2011.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

KDB-KoFC Green Fund Scheme PEF

KDB-KoFC Green Fund Scheme PEF was established on July 6, 2010 in accordance with the Capital Market and Financial Investment Business Act (“CMFIBA”) to make investments in the enterprises which are related to research and development or technical support in pursuance of study on green technology and commercialization of proto types in accordance with the Framework Act on Low Carbon, Green Growth article 29. Paid-in capital of KDB-KoFC Green Fund Scheme PEF is (Won)34,600 million as of December 31, 2011.

KDB-KoFC Job Creation SME PEF

KDB-KoFC Job Creation SME PEF was established on December 27, 2010 in accordance with the CMFIBA to make job creation through the growth potential increase in small and medium enterprises. Paid-in capital of KDB-KoFC Job Creation SME PEF is (Won)30,000 million as of December 31, 2011.

KIAMCO BTL PEF No.1

KIAMCO BTL PEF No.1 was established on January 7, 2010 in accordance with the CMFIBA, objecting to subordinated loans and investments for private investments on social overhead capital under BTL process. Paid-in capital of KIAMCO BTL PEF No.1 is (Won)86,500 million as of December 31, 2011.

Consus Investment Fund No.1

Consus Investment Fund No.1 was established on September 6, 2011 in accordance with the CMFIBA to make investment to convertible bonds. Paid-in capital of Consus Investment Fund No.1 is (Won)11,000 million as of December 31, 2011.

KIAMCO Road Investment PEF No.2

KIMACO Road Investment PEF No.2 was established on December 27, 2011 in accordance with the CMFIBA to make investments in the Seoul Highway Co., Ltd which is the social overhead capital company for Guri-Pochoen highway. Paid-in capital of KIAMCO Road Investment PEF No.2 is (Won)50 million as of December 31, 2011.

KDB Blue Ocean Securitization Specialty Co., Ltd.

KDB Blue Ocean Securitization Specialty Co., Ltd. was established on April 19, 2010 in accordance with the Asset-Backed Securitization Act to engage in asset securitization of nine corporate bonds issued by five companies by way of paying the principle and interest with the management and disposal income. Paid-in capital of KDB Blue Ocean Securitization Specialty Co., Ltd. is (Won)10 million as of December 31, 2011.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Condensed information of indirect subsidiaries

The Corporation’s consolidated indirect subsidiaries as of December 31, 2011 are as follows (Korean won in millions):

Investor	Investee	Net assets	Industry
KDBFG	KDB	20,573,729	Banking
”	Daewoo Securities Co., Ltd.	3,880,819	Financial service
”	KDB Capital Corp.	385,883	Credit financing
”	KDB Asset Management Co., Ltd.	56,898	Financial asset management
”	Korea Infrastructure Investment Asset Management Co., Ltd.	14,182	Financial asset management

2. Summary of significant accounting policies

Basis of financial statement preparation

The Corporation maintains its official accounting records in Korean won and prepares financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea (“Korean GAAP”) and related regulations including the KoFC Act. Certain accounting principles applied by the Corporation that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices. In the event of any differences in interpreting the consolidated financial statements or the independent auditors’ report thereon, the Korean version, which is used for regulatory reporting purposes, shall prevail. The accompanying consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language consolidated financial statements.

The consolidated financial statements of the Corporation have been prepared in accordance with Korean GAAP, including Statements of Korea Accounting Standards (“SKAS”) 1 to 25, and related regulations including the KoFC Act.

The significant accounting policies, except for changes in accounting policies explained below, adopted in the preparation of the accompanying consolidated financial statements, which are consistent with those followed in the preparation of the annual consolidated financial statements for the year ended December 31, 2010, are summarized below.

Changes in accounting policy

(a) Changes in accounting policy of the KoFC

Pursuant to the revised Supervisory Regulations of the Act (the “Supervisory Regulations”), KoFC will adopt Korea International Financial Reporting Standards (“K-IFRS”) from January 1, 2013. Before the adoption of K-IFRS, KoFC prepares the consolidated financial statements in accordance with accounting principles effective as of December 31, 2010 (the “Previous Korean GAAP”), except the items summarized below. Also, the consolidated financial statements as of December 31, 2010 presented herein for comparative purpose were prepared in accordance with the Previous Korean GAAP.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Significant differences between the revised Supervisory Regulations and the Previous Korean GAAP are summarized as follows:

		Previous Korean GAAP	Revised Supervisory Regulations
Scope of consolidation	Related standards	Article 1-3 of the Enforcement Decree of the Act on External Audit of Stock Companies	K-IFRS 1027, 2012
	Difference	 Subsidiaries less than certain amount of assets, liabilities or number of employees are excluded from in-scope of consolidation.	 Subsidiaries controlled by KoFC are included in-scope of consolidation regardless of the scale of the subsidiaries.
		‚ Largest shareholder which holds more than 30% of shares of a subsidiary includes the subsidiary in-scope of consolidation.	‚ Shareholder which holds more than 50% of shares of a subsidiary includes the subsidiary in-scope of consolidation.
		ƒ There is no standard for consolidation of SPCs.	ƒ There is standards for consolidation of SPCs under risk and reward standards.
Derecognition of financial instruments	Related standards	Interpretation of Korea Financial Accounting standards 52-14	K-IFRS 1039, 1107
	Difference	 There is no standard for considering whether the derecognition is appropriate. ‚ Asset securitization in accordance with Asset-Backed Securitization Act is regarded as true-sale.	 There is Standard for considering whether the derecognition is appropriate. ‚ There is no exception that allows asset securitization to be regarded as true-sale.

Meanwhile, changes in scope of consolidation in accordance with the revised Supervisory Regulations are as follows.

In-scope	Out of scope
KDB-KoFC Green Fund Scheme PEF	Korea Aerospace Industries Co., Ltd.
KDB-KoFC Job Creation SME PEF	KDB-Tstone PEF
KDB Blue Ocean Securitization Specialty Co., Ltd.	KoFC KDBC-JKL Frontier Champ 2010-1 PEF
KIAMCO BTL PEF No.1

Pursuant to the Supervisory Regulations, the accompanying consolidated statement of financial position as of December 31, 2010 presented for comparative purpose is not restated in accordance with the revised accounting policy.

(b) Adoption of K-IFRS by subsidiaries and equity method investees

KDBFG, Korea Electric Power Co. and other investees have prepared their financial statements in accordance with K-IFRS starting January 1, 2011. The date of transition to IFRS of those subsidiaries and equity method investees is January 1, 2010.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

In accordance with the Supervisory Regulations, KoFC applied consolidation and equity method of accounting without modification of the investees’ financial statements to conform to KoFC’s accounting policies.

Basis of non-consolidated financial statement preparation of KoFC

KoFC prepares non-consolidated financial statements in conformity with accounting principles generally accepted in the Republic of Korea (“Korean GAAP”) and related regulations including the Act.

Recognition of interest income

Interest income on loans and investments is recognized on an accrual basis. However, interest income on loans overdue or dishonored is recognized on a cash basis except for those secured and guaranteed by financial institutions for which the interest is recognized on an accrual basis.

Securities

Securities are classified as either trading, held-to-maturity or available-for-sale securities, as appropriate, and are initially measured at cost, including incidental expenses, with cost being determined using the moving average method for equity securities but specific identification method for equity method investment and debt securities. KoFC determines the classification of its investments after initial recognition, and, where allowed and appropriate, re-evaluates this designation at each financial year end.

Securities that are acquired and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities which carry fixed or determinable principal payment and a fixed maturity are classified as held-to-maturity, if the KoFC has the positive intention and ability to hold to maturity. Securities that are not classified as either trading or held-to-maturity are classified as available-for-sale securities.

When held-to-maturity securities are reclassified to available-for-sale, those securities are accounted for at fair value on the reclassification date and the difference between the fair value and book value is reported in other comprehensive income as a gain or loss on valuation of available-for sale securities. When available-for-sale securities are reclassified to held-to-maturity, gains or losses on valuation of these available-for-sale securities, which had been recorded until the reclassification date, continue to be included in other comprehensive income and are amortized using the effective interest rate method (EIR). Such amortization amount is charged to interest income until maturity. Once the reclassification is made, trading securities cannot be reclassified to either available-for-sale securities or held-to-maturity securities and vice versa, except in rare circumstances only. In addition, when certain trading securities become non-marketable, such securities are reclassified to available-for-sale at fair value as of the reclassification date.

After initial measurement, available-for-sale securities are measured at fair value with unrealized gains or losses being recognized as other comprehensive income in equity. Likewise, trading securities are also measured at fair value after initial measurement, but with unrealized gains or losses reported as part of net income. Held-to-maturity securities are measured at amortized cost after initial measurement. The cost is computed as the amount initially recognized minus principal repayments, plus (or minus) the cumulative amortization using the effective interest method (EIR), of any difference between the initially recognized amount and the maturity amount.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

The fair value of trading and available-for-sale securities that are traded actively in the open market (marketable securities) is measured at the closing price of those securities at the reporting date.

Non-marketable equity securities are carried at a value announced by a public independent credit rating agency. If application of such measurement method is not feasible, non-marketable equity securities are measured at cost less impairment, if any, subsequent to initial recognition. Non-marketable debt securities are carried at the present value of their future cash flows discounted using an appropriate interest rate which reflects the issuer’s credit rating, as announced by a public independent credit rating agency.

If the recoverable amount of a held-to-maturity security and available-for-sale security is less than acquisition cost or carrying value, and such decline is deemed other than temporary, such security is adjusted to its recoverable amount with an impairment loss charged to the statement of income after eliminating any gains and losses previously recorded in other comprehensive income for temporary changes. A subsequent recovery is also recorded in the statement of income to the extent of the previously recorded impairment losses if such recovery is attributable to an event occurring subsequent to the recognition of the impairment losses.

Equity method investments

Investments in entities over which KoFC has significant influence are accounted for using the equity method.

Under the equity method of accounting, KoFC’s initial investment in an investee is recorded at acquisition cost. Subsequently, the carrying amount of the investment is adjusted to reflect KoFC’s share of income or loss of the investee in the statement of income and share of changes in equity that have been recognized directly in the equity of the investee in the related equity account of KoFC on the statement of financial position. If KoFC’s share of losses of the investee equals or exceeds its interest in the investee, it suspends recognizing its share of further losses. However, if KoFC has other long-term interests in the investee, it continues recognizing its share of further losses to the extent of the carrying amount of such long-term interests. KoFC resumes the application of the equity method if KoFC’s shares of income or changes in equity of an investee exceed KoFC’s share of losses accumulated during the period of discontinuance of the equity method of accounting.

At the date of acquisition, the difference between the acquisition cost of the investee and KoFC’s share of the net fair value of the investee’s identifiable assets and liabilities is accounted for as goodwill or negative goodwill. Goodwill is amortized over its useful life of five years using the straight-line method and the amortization expense which is included in the statement of income. Negative goodwill is amortized based on the investee’s accounting treatments on the related assets and liabilities and charged or credited to the statement of income.

KoFC’s shares in the investee’s unrealized profits and losses resulting from transactions between KoFC and its investee are eliminated to the extent of KoFC’s interest in the investee.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Allowance for possible loan losses

The KoFC provides an allowance for possible loan losses based on the borrowers’ future debt servicing ability (forward looking criteria) as determined by a credit rating model developed by the KoFC. This credit rating model includes financial and non-financial factors of borrowers and classifies the borrowers’ credit risk. Allowances are determined by applying the following minimum percentages to the various credit risk ratings:

Loan classifications	Minimum provision percentages (%)
Normal	0.85
Precautionary	7.0
Substandard	20.0
Doubtful	50.0
Estimated loss	100.0

Troubled debt restructuring

If the present value of a loan is different from its book value due to a rescheduling of terms as agreed by the related parties (as in the case of court receivership, court mediation or workout), the difference in present value of the restructured loan payments and book value of the loan is recorded as an allowance for possible loan losses. The difference recorded as an allowance is amortized to current earnings over the related period using the effective interest rate method (EIR). The amortization is recorded as interest income.

Deferred loan fees and expenses

KoFC defers and amortizes certain fees received from borrowers and expenses paid to third parties associated with originating certain loans. Such fees and expenses are amortized over the life of the associated loan using the effective interest rate method.

Valuation of long-term receivables (payables) at present value

Receivables or payables arising from long-term installment transactions are stated at present value. The difference between the carrying amount of these receivables or payables and their present value is amortized using the effective interest rate method (EIR) and credited or charged to the statement of income over the installment period.

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures which enhance the value or extend the useful lives of the related assets are capitalized as additions to property and equipment.

Depreciation of property and equipment is provided using the straight-line method over the following estimated useful life of assets:

Years
Buildings	20 ~ 50
Structures	3 ~ 50
Machinery	3 ~ 12
Others	3 ~ 10

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Government subsidy

Government subsidy without repayment obligation, which is used for the acquisition of certain assets, is accounted for as a deduction from the acquisition cost of the acquired assets. Such subsidy amount is offset against the depreciation or amortization of the acquired assets during such assets’ useful life.

Intangible assets

Intangible assets of KoFC consist of goodwill, trademarks, development costs, software and other intangible assets which are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method over a period of 4 to 40 years.

Impairment of assets

When the recoverable amount of an asset is less than its carrying amount, the significant decline in value is deducted from the carrying amount and recognized as an asset impairment loss in the current period.

Bond purchased under resale agreement and bonds sold under repurchase agreements

Bond purchased or sold under resale or repurchase agreements are included in loans and borrowings, respectively. The difference between the selling and repurchase price is treated as interest and is accrued evenly over the period covered by the agreements.

Debenture issuance costs

Debenture issuance costs are amortized as interest expense over the redemption period using the effective interest rate method (EIR).

Severance and retirement benefits

In accordance with the Employee Retirement Benefit Security Act and KoFC’s regulations, employees and directors with at least one year of service are entitled to receive a lump-sum payment upon termination of their employment with KoFC, based on their length of service and payment rate at the time of termination. Accrued severance benefits represent the amount which would be payable assuming all eligible employees and directors were to terminate their employment as of the reporting date.

KoFC has deposited a portion of its severance and retirement benefits obligation with insurance companies such as Samsung Life Insurance Co., Ltd. Those amounts have been offset against KoFC’s liability for severance and retirement benefits as of such dates.

In accordance with the Korean National Pension Law prior to revision, KoFC had prepaid a portion of its severance and retirement benefits obligation to the Korean National Pension Corporation (“KNPC”). Such prepayments have been offset against KoFC’s liability for severance and retirement benefits.

Provisions and contingent liabilities

Provisions are recognized when KoFC has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

obligation and a reliable estimate can be made on the amount of the obligation. The provision is used only for expenditures for which the provision was originally recognized. If the effect of the time value of money is material, provisions are stated at present value.

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed do not appear on the statements of financial position, but are presented as off-financial position items in the notes to the financial statements. KoFC provides a provision for such off-financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as an allowance for possible losses on acceptances and guarantees. KoFC provides a provision for certain portions of unused loan commitments applying the CCF and provision rates, and records the provision as an allowance for possible losses on unused loan commitments.

KoFC carries out on-lending loan businesses utilizing commercial financial institutions as financial intermediaries in order to support the growth of small and medium enterprises (SMEs). As part of the on-lending program, KoFC shares up to a certain portion of credit risks of SMEs selected by the financial intermediaries upon receiving request from the intermediary institutions. The sharing of SMEs credit risks is seen as repayment guarantees and thus recognized as provisions which are computed pursuant to the allowance ratio of possible losses on loans applied by KoFC.

Income taxes

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from, or paid to, the tax authorities. Deferred income taxes are provided using the liability method for the tax effect of temporary differences between the tax bases of assets and liabilities and their reported amounts in the accompanying consolidated financial statements. Deferred tax assets and liabilities are measured using the enacted tax rates and laws which will be in effect when the differences are expected to reverse. In addition, current tax and deferred tax are charged or credited directly to equity if the tax relates to items that are charged or credited directly to equity.

Translation of foreign currency and financial statements of overseas branches

Assets and liabilities denominated in foreign currencies are translated into Korean won at the foreign exchange rates as announced by Seoul Money Brokerage Service, Ltd. which are in effect on the reporting date. The resulting translation of gains or losses are credited or charged to current income.

Derivative financial instruments

Derivative financial instruments are presented as assets or liabilities valued principally at the fair value of the rights or obligations associated with the derivative contracts. The unrealized gain or loss from a derivative transaction with the purpose of hedging the exposure to changes in the fair value of a recognized asset or liability or unrecognized firm commitment is recognized in current operations. For a derivative instrument with the purpose of hedging the exposure to the variability of cash flows of a recognized asset or liability or a forecasted transaction, the hedge-effective portion of the derivative instrument’s gain or loss is deferred as other comprehensive income in equity. The ineffective portion of the gain or loss is charged or credited to current operations. Derivative instruments that do not meet the criteria for hedge accounting, or contracts for which KoFC has not elected to hedge accounting are measured at fair value with unrealized gains or losses reported in current operations.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Significant judgments and accounting estimates

The preparation of accompanying consolidated financial statements in accordance with Korean GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the reporting date, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation

The investment accounts of the parent company and the corresponding equity accounts of the subsidiaries are eliminated in consolidation. The consolidated financial statements reflect only the share of the consolidated subsidiaries’ post-acquisition earnings and other equity changes after acquiring or gaining control of the subsidiaries.

The difference between the cost of investment and the Corporation’s share of fair value of identifiable net assets of the subsidiaries at the date of acquisition is presented as goodwill or negative goodwill.

When the Corporation acquires an additional interest in a subsidiary after control is obtained, the difference between the additional cost of investment and the share of additional interest of the subsidiary’s net fair value of assets and liabilities is accounted for as a capital surplus.

All significant inter-company transactions and account balances among consolidated companies are eliminated on consolidation. Unrealized gains or losses included in loans and borrowings arising from transactions between consolidated companies are eliminated on consolidation. The related accounts receivable and payable are also eliminated on consolidation.

Accounts of foreign subsidiaries are maintained in the currency of the country in which they conduct their operations. In translating the foreign currency on financial statements into Korean won, the financial statements are translated at the exchange rate prevailing on the reporting date.

The post-acquisition retained earnings and changes in equity of a subsidiary are included in the consolidated financial statements from the date of acquisition or the date when the Corporation obtains control of a subsidiary.

Non-controlling interests are presented as a separate component of equity in the consolidated statement of financial position. Losses in excess of non-controlling interests are treated as a reduction to equity. If there is a subsequent recovery from the losses in excess of the non-controlling interests, a reversal of the previous charge to equity is made up to the extent of the original amount charged to equity.

The Corporation consolidates the financial statements using the parent company’s financial statements reporting period which is coterminous with the reporting period of the consolidated subsidiaries.

Differences in accounting policy with subsidiaries which adopt K-IFRS

KoFC did not adjust accounting policies under K-IFRS in accordance with paragraph 25 of SKAS 15; Adjustments are not required for the inconsistency in accounting policies or estimation methods if the equity method investees prepare their financial statements in accordance with K-IFRS.

The significant differences in accounting policy between KoFC and subsidiaries (including investees under equity method) which have adopted K-IFRS (the “Subsidiaries”) are as follows.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Financial assets at Fair Value Through Profit or Loss

Financial assets at fair value through profit or loss include financial assets held-for-trading and financial assets designated at fair value through profit or loss upon initial recognition. Financial assets are classified as held-for-trading if they are acquired for the purpose of selling in the near term. Derivative financial instruments presented in the statement of financial position include derivative financial instruments that are designated as hedging instruments in hedge relationships and separately disclosed in Note 22. The Subsidiaries may designate a financial asset at fair value through profit or loss upon initial recognition when they determine that such classification provides more useful information. Gains or losses from financial assets at fair value through profit or loss are credited or charged to current operation results.

Impairment of loans

The Subsidiaries assess at each reporting date whether there is objective evidence that a loan is impaired. If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured as the difference between the loans’ carrying amount and the present value of estimated future cash flows, which is discounted using the initial effective interest rate. The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the statement of income.

The Subsidiaries first assesses whether the objective evidence of impairment exists for individual loan that is significant (“individual assessment”). If the Subsidiaries determine that no objective evidence of impairment exists for an individually assessed loan, the Subsidiaries include the loan in a group of loans with similar credit risk characteristics and collectively assess them for impairment (“collective assessment”).

When an individual loan is impaired, the amount of the loss is measured as the difference between the carrying amount and the present value of estimated future cash flows (including estimated future cash flows from its collateral). In collective assessment, the amount of loss is statistically evaluated using the Subsidiaries’ historical loss data.

The present value of estimated future cash flows is measured using the loan’s initial effective interest rate. If the loan has a floating interest rate, the Subsidiaries use the current effective interest rate for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

For the purpose of a collective evaluation of impairment, loans are grouped on the basis of the Subsidiaries’ internal credit grading system. The considered credit risk characteristics are based on the type of the asset, industry, geographical location, type of collateral, past-due status and other relevant factors.

Future cash flows on a group of loans which are collectively assessed are estimated based upon historical loss experience for loans with similar credit risk characteristics. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions on which the historical loss experience is based and to remove the effects of conditions in the historical period that no longer exist. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred losses in the group and their magnitude). The methodology and assumption used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Objective evidences of impairment events

Objective evidences that a financial asset is impaired includes following impairment events:

(a)	Significant financial difficulty of the issuer or obligor

(b)	A breach of contract such as a default or delinquency in interest or principal payments

(c)	The lender, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider

(d)	It becoming probable that the borrower will enter bankruptcy or other financial reorganization

(e)	The disappearance of an active market for that financial asset because of financial difficulties

(f)	Observable data indicating that there is a measurable decrease in the estimated future cash flows from a group of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the group.

Day one profit or loss recognition

In cases where fair value is determined using data which is not observable in the market, the difference between the transaction price and initial value is amortized in the statement of income by using straight-line method over time on an appropriate basis.

Investment property

The Subsidiaries classify properties with the purpose of rental income or marginal profit gains as investment properties. Investment properties are measured initially at cost, including transaction costs. The cost model is applied subsequent to initial recognition.

Investment properties are derecognized either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of income in the period of derecognition. Reclassification to other account is made if there is a change in use of corresponding investment properties.

Non-current assets (or disposal groups) held-for-sale

Non-current assets and disposal groups which are classified as held-for-sale are measured at the lower of carrying amount and fair value less costs to sell. Non-current assets and disposal groups are classified as held-for-sale if their carrying amounts are expected to be recovered through a sale transaction rather than continuing use.

Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held-for-trading and financial liabilities designated upon initial recognition at fair value through profit or loss. Financial liabilities and derivatives are classified as held-for-trading if they are acquired for the purpose of repurchasing in the near term. Derivative financial instruments presented in the statement of financial position include derivative financial instruments that are designated as hedging instruments in hedge relationships and separately disclosed in Note 22.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

The Subsidiaries may only designate a financial liability designated upon initial recognition at fair value through profit or loss when a judgment is made that such classification provides more useful information. Gains or losses from financial liabilities at fair value through profit or loss are credited or charged to current operation results.

Severance and retirement benefits

The Subsidiaries operate both defined benefit plan (DB plan) and defined contribution plan (DC plan). A defined contribution plan is a pension plan under which the Subsidiaries pay fixed contributions into a separate entity. All pensions are classified as defined benefit plans except for defined contributions. A defined benefit plan defines an amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

In respect to the defined benefit pension plan, the Subsidiaries recognize the liability which is the present value of the defined benefit obligation at the reporting date less the fair value of plan assets, together with adjustments for unrecognized actuarial gains or losses and past service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity similar to the terms of the related pension liability.

Actuarial gains and losses arising from adjustments and changes in actuarial assumptions and actual results are recognized as income or expense in current year.

Financial guarantees

Financial guarantee contracts are contracts that require the issuer to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Subsidiaries’ liabilities under such guarantees are measured at the higher of the amount determined in accordance with K-IFRS 1037 Provisions, Contingent Liabilities and Contingent Assets and the initial amount less amortization of fees recognized in accordance with K-IFRS 1018 Revenue.

Reserve for possible loan losses

In the case that the total sum of allowance for bad debt does not meet the amount prescribed in the Regulations on Supervision of Bank Business, Regulations on Supervision of Credit Finance Service, and Regulations on Financial Investment Business, the Subsidiaries are to compensate the difference, if any, at the reporting date as a regulatory reserve for bad debts.

In the case that the amount of existing regulatory reserve for bad debts exceeds the amount needed to be laid aside at the current period, the difference, if any, shall be reversed.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

3. Cash and due from banks

The following table summarizes the details of cash and cash equivalents as of December 31, 2011 and 2010 (Korean won in millions):

	December 31, 2011		December 31, 2010
Cash	(Won)	482,917	(Won)	198,128
Cash equivalents:
Due from bank		4,464,683		1,004,916

	(Won)	4,947,600	(Won)	1,203,044

The following table summarizes the details of due from banks as of December 31, 2011 and 2010 (Korean won in millions):

	December 31, 2011		December 31, 2010
Due from banks in Korean won:
Due from Bank of Korea (“BOK”)	(Won)	262,554	(Won)	88,165
Other due from banks in Korean won		1,637,660		5,397,997
Reserve with KSFC (The Korea Securities Finance Corporation) for withdrawal of customer’s deposit		—		2,086,184

		1,900,214		7,572,346
Due from banks in foreign currency		796,772		956,782

	(Won)	2,696,986	(Won)	8,529,128

The following table summarizes the details of restricted due from banks as of December 31, 2011 and 2010 (Korean won in millions):

	December 31, 2011		December 31, 2010		Restriction
BOK	(Won)	353,639	(Won)	163,813	Reserve for payment of deposit (*1)
Kukmin Bank and others		88,050		197,218
ICBC Shanghai and others		—		82,086	Reserve for payment of deposit under local regulation (*2)
Other		219,872		1,845,845

	(Won)	661,561	(Won)	2,288,962

(*1)	Reserve for payment of principal on behalf of special purpose entities, maintaining checking account and others
(*2)	Customers’ deposits, maintaining checking account, collateral and others

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

The maturities of due from banks outstanding as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011
Maturities	Korean won		Foreign currencies		Total
Within 6 months	(Won)	483,844	(Won)	770,811	(Won)	1,254,655
After 6 months but no later than 1 year		1,413,826		—		1,413,826
After 1 year but no later than 3 years		2,522		25,961		28,483
Later than 5 years		22		—		22

	(Won)	1,900,214	(Won)	796,772	(Won)	2,696,986

	December 31, 2010
Maturities	Korean won		Foreign currencies		Total
Within 6 months	(Won)	6,873,923	(Won)	566,178	(Won)	7,440,101
After 6 months but no later than 1 year		688,962		109,841		798,803
After 1 year but no later than 3 years		9,461		280,149		289,610
Later than 5 years		—		614		614

	(Won)	7,572,346	(Won)	956,782	(Won)	8,529,128

4. Financial assets designated at fair value through profit or loss

Financial assets designated at fair value through profit or loss as of December 31, 2011 is as follows (Korean won in millions):

December 31, 2011
Financial assets designated at fair value through profit and loss in Korean won	(Won)	1,950,465

The above financial assets designated at fair value through profit or loss consists of convertible bonds, bonds with warrants, exchangeable bonds and equity index linked securities. The embedded derivatives that do not qualify for hedge accounting are not separated from host contracts, and the entire financial asset is designated at fair value through profit or loss.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

5. Securities

Trading securities as of December 31, 2011 and 2010 consist of the following (Korean won in millions):

	December 31, 2011		December 31, 2010
Trading securities denominated in Korean won:
Equity securities	(Won)	216,593	(Won)	266,775
Debt securities:
Government and public bonds		2,033,926		2,748,993
Finance bonds		3,462,501		3,300,309
Corporate bonds		2,841,860		2,086,999

		8,338,287		8,136,301
Commercial paper		121,362		687,853
Beneficiary certificates		1,750,153		344,881
Others		210,656		98,054

		10,637,051		9,533,864
Trading securities denominated in foreign currency:
Equity securities		3,988		18,603
Debt securities		257,335		145,186
Others		45,492		1,194

		306,815		164,983

	(Won)	10,943,866	(Won)	9,698,847

The following table summarizes the details of debt securities classified as trading securities as of December 31, 2011 and 2010 (Korean won in millions):

	December 31, 2011
	Par value		Acquisition Cost		Fair value (Book value)
Government and public bonds	(Won)	2,004,152	(Won)	2,039,337	(Won)	2,033,926
Finance bonds		3,451,315		3,451,871		3,462,501
Corporate bonds		2,825,213		2,840,900		2,841,860
Securities denominated in foreign currency		254,262		252,176		257,335

	(Won)	8,534,942	(Won)	8,584,284	(Won)	8,595,622

	December 31, 2010
	Par value		Acquisition Cost		Fair value (Book value)
Government and public bonds	(Won)	2,712,895	(Won)	2,790,788	(Won)	2,748,993
Finance bonds		3,420,489		3,329,307		3,300,309
Corporate bonds		2,064,499		2,107,823		2,086,999
Securities denominated in foreign currency		142,916		147,106		145,186

	(Won)	8,340,799	(Won)	8,375,024	(Won)	8,281,487

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Debt securities in Korean won are measured based on the lower of the valuation provided by KIS Pricing Inc. or the Korea Asset Pricing Co. and debt securities denominated in foreign currency are measured based on the lower of the valuation provided by NICE Pricing Services Inc. or the Korea Asset Pricing Co.

Available-for-sale securities as of December 31, 2011 and 2010 consist of the following (Korean won in millions):

	December 31, 2011		December 31, 2010
Available-for-sale securities denominated in Korean won:
Equity securities:
Marketable equity securities	(Won)	2,940,021	(Won)	3,356,952
Non-marketable equity securities		8,761,684		8,628,229

		11,701,705		11,985,181
Debt securities:
Government and public bonds		2,477,303		5,705,088
Finance bonds		6,165,553		5,947,077
Corporate bonds		17,083,436		11,680,043

		25,726,292		23,332,208
Beneficiary certificates		680,852		3,107,975
Others		647,361		192,336

		38,756,210		38,617,700
Available-for-sale securities denominated in foreign currency:
Equity securities:
Marketable equity securities		491		—
Non-marketable equity securities		23,735		101,006

		24,226		101,006
Debt securities		5,259,021		1,915,184
Beneficiary certificates		—		358,335
Others		584,091		199,921

		5,867,338		2,574,446

	(Won)	44,623,548	(Won)	41,192,146

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

The following table summarizes the details of marketable equity securities classified as available-for-sales securities as of December 31, 2011 and 2010 (Korean won in millions):

	December 31, 2011
Company	Ownership (%)	Fair value (book value)
Hyundai E&C Co., Ltd.	3.3	(Won)	257,311
Hynix Semiconductor Inc.	5.5		701,898
SK Networks Co., Ltd.	5.0		125,728
Industrial Bank of Korea	1.9		131,125
Kumho Petro Chemical Co., Ltd.	14.0		590,984
STX Pan Ocean Co., Ltd.	15.0		187,637
Kumho Tire Co., Inc.	24.8		115,282
Doosan Heavy Industries & Construction Co., Ltd.	1.3		87,684
Asiana Airlines Inc.	6.7		78,690
Sungjin Geotec Co., Ltd.	14.9		75,034
Ssangyong Cement Industry Co., Ltd.	27.6		44,740
ILJIN MATERIALS	6.6		44,200
SIMPAC Inc.	5.2		7,513
Others	—		492,686

		(Won)	2,940,512

	December 31, 2010
Company	Ownership (%)	Fair value (book value)
Hyundai E&C Co., Ltd.	11.1	(Won)	823,770
Hynix Semiconductor Inc.	5.9		811,498
STX Pan Ocean Co., Ltd.	14.9		353,347
Kumho Industrial Co., Ltd.	12.1		178,066
Industrial Bank of Korea	1.9		196,688
SK Networks Co., Ltd.	6.5		166,185
Asiana Airlines Inc.	7.0		117,852
Doosan Heavy Industries & Construction Co., Ltd.	1.3		115,565
Kumho Tire Co., Inc.	14.2		74,771
Ssangyong Cement Industry Co., Ltd.	13.8		69,140
STX Corporation	4.8		68,494
S&T Daewoo Co., Ltd.	8.4		38,550
Taesan LCD Co., Ltd.	6.6		17,808
KOCREF 15CR-REIT	15.0		9,374
KPF	14.1		9,025
Others	—		306,819

		(Won)	3,356,952

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

The following table summarizes the details of non-marketable equity securities (including non-marketable equity securities denominated in foreign currencies) classified as available-for-sale securities as of December 31, 2011 and 2010 (Korean won in millions):

	December 31, 2011
Company	Ownership (%)	Fair value (book value)
Korea Land & Housing Co. (*)	13.8	(Won)	2,491,947
Export-Import Bank of Korea (*)	18.6		1,200,000
Korea Water Resources Corp. (*)	9.0		976,307
Korea Express Way Co. (*)	3.8		926,325
Industrial Bank of Korea (Preferred stock)	47.9		527,797
Korea Asset Management Co. (*)	8.1		146,240
Daehan Shipbuilding Co., Ltd.	53.2		109,634
Consumer Credit Assistant Fund Co., Ltd (*)	4.7		102,198
Pantech Co., Ltd.	30.2		108,501
Hyundai Engineering Co., Ltd	14.8		63,952
United Private Equity Fund 1st (*)	11.5		92,000
Korea Securities Finance Corp.	10.4		39,214
Others	—		2,001,304

		(Won)	8,785,419

	December 31, 2010
Company	Ownership (%)	Fair value (book value)
Korea Land & Housing Co. (*)	14.3	(Won)	2,491,947
Korea Express Way Co. (*)	8.2		1,930,184
Korea Water Resources Corp. (*)	9.0		976,307
Industrial Bank of Korea (Preferred stock)	47.9		791,695
Export-Import Bank of Korea (*)	3.0		200,000
Korea Asset Management Co. (*)	8.1		146,240
Pantech Co., Ltd.	15.1		103,950
Consumer Credit Assistant Fund Co., Ltd. (*)	4.7		102,198
Sung Jin Geotec Co., Ltd.	16.6		97,484
Daewoo Capital CRV	24.0		92,392
Korea Exchange Ltd.	3.2		90,410
Hyundai Engineering Co., Ltd.	7.4		56,242
Samsung Total Petrochemicals Co., Ltd.	3.2		43,328
CJ GLS Corporation	14.5		35,140
Korea Securities Finance Corp.	5.2		34,523
Others	—		1,537,195

		(Won)	8,729,235

(*)	These non-marketable equity securities were measured at cost less impairment, if any, because the fair value of these securities cannot be measured reliably.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Available-for-sale securities that are restricted for sales as of December 31, 2011 and 2010 are summarized as follows (number of shares in thousands and Korean won in millions):

	December 31, 2011
Company	Number of shares	Book value
Hynix Semiconductor Inc.	17,234	(Won)	367,498
Pantech Co., Ltd.	249,427		108,501
Kumho Tire Co., Inc.	13,161		115,282
Ssangyong Cement Industry Co. Ltd.	11,091		44,740
Taesan LCD Co., Ltd.	7,028		7,772
Kumho Industrial Co., Ltd.	13,179		79,735
Hanchang Paper Co., Ltd.	6,409		3,237
Jaeyoung Solutec Co., Ltd.	1,962		1,283
MB Shiroyama Co., Ltd.	481		349
Han il Construction Co., Ltd.	910		1,519
Young Gwang Stainless Co., Ltd.	413		681
Daehan Shipbuilding Co., Ltd.	14,754		109,634
Daewoo Electronics Corp.	12		1,790

		(Won)	842,021

	December 31, 2010
Company	Number of shares	Book value
Hyundai E&C Co., Ltd.	8,739	(Won)	559,514
Hynix Semiconductor Inc.	17,234		394,331
Pantech Co., Ltd.	249,427		101,268
Kumho Industrial Co., Ltd.	13,179		178,066
Kumho Tire Co., Inc.	13,161		74,771
Ssangyong Cement Industry Co. Ltd.	11,091		69,140
Taesan LCD Co., Ltd.	7,028		17,808
Hanchang Paper Co., Ltd.	6,409		3,230
Daehan Shipbuilding Co., Ltd.	310		2,238
Daewoo Electronics Corp.	2,413		2,085
Young Gwang Stainless Co., Ltd.	413		772

		(Won)	1,403,223

Marketable equity securities that are restricted as disposal are carried at a value provided by a public independent credit rating agency.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

The following table summarizes the details of debt securities classified as available-for-sale securities (including debt securities denominated in foreign currency) as of December 31, 2011 and 2010 (Korean won in millions):

	December 31, 2011
	Par value		Acquisition cost		Fair value (Book value)
Government and public bonds	(Won)	2,365,286	(Won)	2,446,983	(Won)	2,477,303
Finance bonds		6,074,830		6,202,512		6,165,553
Corporate bonds		17,177,791		17,264,154		17,083,436
Bonds denominated in foreign currency		6,024,894		6,159,927		5,259,021

	(Won)	31,642,801	(Won)	32,073,576	(Won)	30,985,313

	December 31, 2010
	Par value		Acquisition cost		Fair value (Book value)
Government and public bonds	(Won)	5,665,791	(Won)	5,707,476	(Won)	5,705,088
Finance bonds		5,986,451		5,995,771		5,947,077
Corporate bonds		11,749,137		11,828,339		11,680,043
Bonds denominated in foreign currency		1,844,049		1,872,917		1,915,184

	(Won)	25,245,428	(Won)	25,404,503	(Won)	25,247,392

Held-to-maturity securities as of December 31, 2011 and 2010 consist of the following (Korean won in millions):

	December 31, 2011
	Par value		Acquisition cost		Fair value (Book value)
Government and public bonds	(Won)	1,509,964	(Won)	1,501,704	(Won)	1,515,302
Finance bonds		612,493		613,305		622,991
Corporate bonds		250,806		250,743		250,794
Bonds denominated in foreign currency		277,023		234,408		298,182
Others		1,006		953		978

	(Won)	2,651,292	(Won)	2,601,113	(Won)	2,688,247

	December 31, 2010
	Par value		Acquisition cost		Fair value (Book value)
Government and public bonds	(Won)	1,478,659	(Won)	1,484,669	(Won)	1,488,902
Finance bonds		150,009		149,976		150,005
Corporate bonds		470,191		472,460		473,044
Bonds denominated in foreign currency		568		568		568
Others		262,552		262,005		262,005

	(Won)	2,361,979	(Won)	2,369,678	(Won)	2,374,524

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

The following table sets forth the Corporation’s available-for-sale and held-to-maturity debt securities as of December 31, 2011 and 2010 by contractual maturity date (Korean won in millions):

	December 31, 2011
	Government and public bonds		Finance bonds		Corporate bonds		Bonds denominated in foreign currencies		Others		Total
Available-for-sale securities:
Within 1 year	(Won)	221	(Won)	2,254,264	(Won)	4,699,082	(Won)	1,069,431	(Won)	—	(Won)	8,022,998
After 1 year but no later than 5 years		636,965		3,405,044		11,951,762		3,156,468		—		19,150,239
After 5 years but no later than 10 years		1,734,558		434,493		422,214		999,457		—		3,590,722
Later than 10 years		105,559		71,752		10,378		33,665		—		221,354

	(Won)	2,477,303	(Won)	6,165,553	(Won)	17,083,436	(Won)	5,259,021	(Won)	—	(Won)	30,985,313

Held-to-maturity securities:
Within 1 year	(Won)	117,866	(Won)	2,743	(Won)	9,998	(Won)	17,257	(Won)	454	(Won)	148,318
After 1 year but no later than 5 years		1,186,962		161,165		210,796		138,751		524		1,698,198
After 5 years but no later than 10 years		62,001		236,690		—		67,210		—		365,901
Later than 10 years		148,473		222,393		30,000		74,964		—		475,830

	(Won)	1,515,302	(Won)	622,991	(Won)	250,794	(Won)	298,182	(Won)	978	(Won)	2,688,247

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	December 31, 2010
	Government and public bonds		Finance bonds		Corporate bonds		Bonds denominated in foreign currencies		Others		Total
Available-for-sale securities:
Within 1 year	(Won)	1,629,241	(Won)	2,685,215	(Won)	2,907,515	(Won)	583,776	(Won)	—	(Won)	7,805,747
After 1 year but no later than 5 years		2,727,294		3,232,489		8,112,057		153,936		—		14,225,776
After 5 years but no later than 10 years		1,242,935		29,373		660,471		488,786		—		2,421,565
Later than 10 years		105,618		—		—		688,686		—		794,304

	(Won)	5,705,088	(Won)	5,947,077	(Won)	11,680,043	(Won)	1,915,184	(Won)	—	(Won)	25,247,392

Held-to-maturity securities:
Within 1 year	(Won)	551,547	(Won)	10,005	(Won)	33,563	(Won)	46,032	(Won)	568	(Won)	641,715
After 1 year but no later than 5 years		757,172		20,000		307,589		78,456		—		1,163,217
After 5 years but no later than 10 years		25,142		70,000		10,770		61,891		—		167,803
Later than 10 years		155,041		50,000		121,122		75,626		—		401,789

	(Won)	1,488,902	(Won)	150,005	(Won)	473,044	(Won)	262,005	(Won)	568	(Won)	2,374,524

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Information of securities (except for equity method investments) by country of issuance or origination as of December 31, 2011 and 2010 is summarized as follows (Korean won in millions):

	December 31, 2011
	Country	Book value		Ratio (%)
Trading securities	Korea	(Won)	10,744,527	98.18
	China		126,409	1.16
	US		27,981	0.26
	U.K		18,360	0.17
	Cayman		8,104	0.07
	Others		18,485	0.17

			10,943,866	100.00

Available-for-sale securities	Korea		42,740,049	95.78
	US		274,512	0.62
	Indonesia		2,687	0.01
	Japan		64,367	0.14
	U.K		90,169	0.20
	Others		1,451,764	3.25

			44,623,548	100.00

Held-to-maturity securities	Korea		2,585,238	96.17
	US		15,684	0.58
	Hungary		87,325	3.25

			2,688,247	100.00

		(Won)	58,255,661

	December 31, 2010
	Country	Book value		Ratio (%)
Trading securities	Korea	(Won)	9,650,131	99.50
	China		17,486	0.18
	US		6,857	0.07
	U.K		2,281	0.02
	Cayman		2,247	0.02
	Others		19,845	0.21

			9,698,847	100.00

Available-for-sale securities	Korea		39,026,888	94.74
	US		552,552	1.34
	Indonesia		150,786	0.37
	Japan		108,282	0.26
	U.K		103,551	0.25
	Others		1,250,087	3.04

			41,192,146	100.00

Held-to-maturity securities	Korea		2,258,697	95.12
	Malaysia		53,356	2.25
	US		19,252	0.81
	Hungary		43,219	1.82

			2,374,524	100.00

		(Won)	53,265,517

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Information of securities (except for equity method investments) by industry as of December 31, 2011 and 2010 is summarized as follows (Korean won in millions):

	December 31, 2011
	Industry	Book value		Ratio (%)
Trading securities	Public sector	(Won)	4,380,476	40.03
	Financial services		4,098,661	37.45
	Others		2,464,729	22.52

			10,943,866	100.00

Available-for-sale securities	Financial services		14,344,224	32.14
	Manufacturing		4,922,064	11.03
	Public sector		4,825,323	10.81
	Construction		4,496,222	10.08
	Electricity, gas and water supply		379,532	0.85
	Others		15,656,183	35.09

			44,623,548	100.00
Held-to-maturity securities	Real estate renting and business services		742,000	27.60
	Construction		358,600	13.34
	Electricity, gas and water supply		51,940	1.93
	Public sector		644,176	23.97
	Others		891,531	33.16

			2,688,247	100.00

		(Won)	58,255,661

	December 31, 2010
	Industry	Book value		Ratio (%)
Trading securities	Public sector	(Won)	3,934,769	40.57
	Financial services		3,008,946	31.02
	Others		2,755,132	28.41

			9,698,847	100.00

Available-for-sale securities	Financial services		19,255,217	46.74
	Manufacturing		5,402,939	13.12
	Public sector		4,128,433	10.02
	Construction		3,374,509	8.19
	Electricity, gas and water supply		2,283,345	5.54
	Others		6,747,703	16.39

			41,192,146	100.00

Held-to-maturity securities	Real estate renting and business services		591,615	24.92
	Construction		467,003	19.67
	Electricity, gas and water supply		462,001	19.46
	Public sector		428,364	18.04
	Others		425,541	17.91

			2,374,524	100.00

		(Won)	53,265,517

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

The following table summarizes the details of equity method investments and their changes in carrying value for the years ended December 31, 2011 and 2010 (Korean won in millions):

	2011
										Equity method valuation
												Retained earnings				Changes in equity
	Owner -ship (%)	Beginning balance		Acquisition (disposal)		Dividend		Book value before valuation		Gain (loss)		GAAP difference (*6)		Other		GAAP difference (*6)		Other		Book value
Korea Electric Power Co., Ltd. (*6)	29.93	(Won)	9,282,329	(Won)	(5,194)	(Won)	—	(Won)	9,277,135	(Won)	(751,749)	(Won)	8,763,329	(Won)	(4,040,119)	(Won)	(4,030,938)	(Won)	3,975,071	(Won)	13,192,729
Daewoo E&C Co., Ltd. (*4)	—		1,041,774		(1,041,774)		—		—		—		—		—		—		—		—
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	31.26		—		1,264,997		(29,913)		1,235,084		214,507		—		—		—		(15,446)		1,434,145
GM Korea Company (*1)(*3)	17.02		751,122		(340)		— ,		750,782		(6,722)		(391,447)		—		—		15,198		367,811
Korea Tourism Organization	43.58		309,727		—		(16,633)		293,094		771		—		76,409		—		(83,157)		287,117
Korea BTL Fund I (*2)	41.67		221,096		33,745		(10,823)		244,018		12,178		1,212		—		—		—		257,408
KDB Electronic Private Special Asset Investment (*2)	50.00		150,412		—		(8,075)		142,337		3,943		501		—		—		—		146,781
Korea Railroad Fund I (*2)	50.00		133,155		40,501		(6,447)		167,209		7,837		227		—		—		—		175,273
Korea Infrastructure Fund II (*2)	26.67		114,997		10,184		(5,553)		119,628		7,742		—		—		—		—		127,370
Korea Education Fund II (*2)	50.00		82,931		1,763		(4,146)		80,548		4,231		673		—		—		—		85,452
Korea Appraisal Board	30.60		13,308		—		(168)		13,140		1,449		—		862		—		—		15,451
Korea Aerospace Industries Co., Ltd. (*5)	26.41		—		213,640		(2,872)		210,768		17,667		—		(4,555)		—		(559)		223,321
KoFC-KVIC Job Creation Fund (*2)	83.33		23,688		14,000		—		37,688		9		—		—		—		—		37,697
KoFC QCP IBKC Frontier Champ 2010-2 PEF (*2)	44.91		11,837		54,675		—		66,512		(1,208)		—		—		—		(417)		64,887
KoFC Skylake Growth Champ 2010-5 PEF (*2)	64.66		16,859		24,330		—		41,189		(63)		—		—		—		—		41,126

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	2011
										Equity method valuation
												Retained earnings				Changes in equity
	Owner -ship (%)	Beginning balance		Acquisition (disposal)		Dividend		Book value before valuation		Gain (loss)		GAAP difference (*6)		Other		GAAP difference (*6)		Other		Book value
KoFC KBIC Frontier Champ 2010-5 PEF (*2)	50.00		10,468		18,350		—		28,818		(40)		—		—		—		52		28,830
KoFC Macquarie Growth Champ 2010-1 PEF (*2)	36.36		19,468		31,600		(3,173)		47,895		3,041		—		—		—		—		50,936
Others			725,901		207,612		(281,077)		652,436		(26,933)		—		62,730		—		478,950		1,167,183

		(Won)	12,909,072	(Won)	868,089	(Won)	(368,880)	(Won)	13,408,281	(Won)	(513,340)	(Won)	8,374,495	(Won)	(3,904,673)	(Won)	(4,030,938)	(Won)	4,369,692	(Won)	17,703,517

(*1)	The Corporation obtained reviewed financial statements of the investees at September 30, 2011.
(*2)	The Corporation obtained unaudited financial statements signed by the investees’ management. The Corporation confirmed whether the investees’ unaudited financial statements reflect on the significant transactions or the accounting issues which is identified by the Corporation.
(*3)	The corporate name of GM Daewoo Auto & Technology has been changed to GM Korea Company.
(*4)	These entities were included in-scope of consolidation since the change has been occurred in scope of consolidation.
(*5)	These entities were reclassified as equity method investments since the change has been occurred in scope of consolidation.
(*6)	Differences between K-IFRS which is adopted by Korea Electric Power Co. and previous Korean GAAP at December 31, 2010 are as follows. (Korean won in millions):

	Korea Electric Power Co.
	Previous K-GAAP		K-IFRS		GAAP differences		Share of KoFC
Controlling interests:
Paid-in capital	(Won)	3,207,839	(Won)	3,207,839	(Won)	—	(Won)	—
Capital surplus		14,764,631		1,404,672		(13,359,959)		(4,001,525)
Capital adjustment		(741,587)		(741,489)		98		30
Accumulated other comprehensive income		453,928		355,626		(98,302)		(29,443)
Retained earnings		23,333,052		52,591,330		29,258,278		8,763,329

		41,017,863		56,817,978		15,800,115	(Won)	4,732,391
Non-controlling interests		470,738		458,559		(12,179)

Total equity	(Won)	41,488,601	(Won)	57,276,537	(Won)	15,787,936

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	2010
												Equity method valuation
	Owner- ship (%)	Beginning balance		Acquisition		Dividend		Others		Book value before valuation		Gain (loss)		Other comprehensive income		Changes in retained earnings		Book value
Korea Electric Power Co. (*1)	29.95	(Won)	9,037,049	(Won)	—	(Won)	—	(Won)	—	(Won)	9,037,049	(Won)	239,077	(Won)	6,203	(Won)	—	(Won)	9,282,329
Daewoo E&C Co., Ltd. (*2)	22.41		—		1,041,774		—		—		1,041,774		—		—		—		1,041,774
GM Daewoo Auto & Technology (*2)	17.02		—		751,122		—		—		751,122		—		—		—		751,122
Korea Tourism Organization (*1)	43.58		248,051		—		(15,726)		—		232,325		(91,053)		168,455		—		309,727
Korea VTL Fund I (*2)	41.67		172,377		46,875		(8,199)		—		211,053		10,043		—		—		221,096
Tong Yang Cement Corp. (*2)	36.00		—		202,419		—		—		202,419		(3,600)		8,258		—		207,077
KDB Electronic Private Special Asset Investment (*2)	50.00		126,150		23,709		(7,394)		—		142,465		7,947		—		—		150,412
Korea Railroad Fund I (*2)	50.00		73,176		58,502		(3,603)		—		128,075		5,080		—		—		133,155
Korea Infrastructure Fund II (*2)	26.67		96,795		18,369		(4,635)		—		110,529		4,468		—		—		114,997
Starkist Co., Ltd. (*2)	30.00		100,022		—		(3,742)		—		96,280		12,176		(2,970)		—		105,486
Korea Education Fund II (*2)	50.00		73,312		9,137		(3,913)		—		78,536		4,395		—		—		82,931
DK Maritime S.A. (*2)	50.00		69,795		—		—		—		69,795		(2,093)		(1,672)		—		66,030
KLDS Maritime S.A. (*2)	50.00		27,361		—		—		—		27,361		(1,012)		(529)		—		25,820
Poongan-KDBC Corporation Restructuring Limited Partnership (*2)	56.79		45,929		946		—		(20,995)		25,880		(665)		—		—		25,215
KoFC-KVIC Job Creation Fund (*2)	83.33		—		24,000		—		—		24,000		(312)		—		—		23,688
Cofeedcn Co., Ltd. (*2)	42.13		—		18,000		—		—		18,000		1,891		—		—		19,891
KoFC Macquarie Growth Champ 2010-1 PEF (*2)	44.94		—		19,560		—		—		19,560		(92)		—		—		19,468
KoFC Skylake Growth Champ 2010-5 PEF (*2)	64.66		—		17,026		—		—		17,026		(167)		—		—		16,859
Sewon Co., Ltd. (*2)	16.62		12,011		—		(69)		—		11,942		4,181		—		—		16,123
PTE Trading Securities (*2)	38.35		6,752		5,702		—		—		12,454		1,065		126		—		13,645
Korea Appraisal Board (*2)	30.60		12,648		—		(224)		—		12,424		884		—		—		13,308
Others	—		198,489		561,531		(31,434)		(21,617)		706,969		1,590		(445,708)		6,068		268,919

		(Won)	10,299,917	(Won)	2,798,672	(Won)	(78,939)	(Won)	(42,612)	(Won)	12,977,038	(Won)	193,803	(Won)	(267,837)	(Won)	6,068	(Won)	12,909,072

(*1)	The Corporation obtained audited financial statements of the investees.
(*2)	The Corporation obtained unaudited financial statements signed by the investees’ management. The Corporation confirmed whether the investees’ unaudited financial statements reflect on the significant transactions or the accounting issues which is identified by the Corporation.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

The unamortized difference between cost of investments and the Corporation’s portion of the investee’s net asset value at the acquisition date representing goodwill (negative goodwill) for the years ended December 31, 2011 and 2010 is summarized as follows (Korean won in millions):

	2011
	Beginning balance		Increase (Decrease) (*)		Amortization		Ending balance
Korea Electric Power Co., Ltd.	(Won)	(3,011,958)	(Won)	—	(Won)	129,460	(Won)	(2,882,498)
Korea Aerospace Industries Co., Ltd.		818		—		(818)		—
Korea BTL Fund I		(1,212)		1,212		—		—
KDB Electronic Private Special Asset Investment		572		501		—		1,073
Korea Railroad Fund I		(227)		227		—		—
Korea Education Fund II		(673)		673		—		—
GM Korea Company		280,356		(280,356)		—		—

(*)	Refers to the GAAP transition differences of the subsidiaries

	2010
	Beginning balance		Increase (Decrease)		Amortization (recovery)		Ending balance
Korea Electric Power Co., Ltd.	(Won)	(3,269,431)	(Won)	—	(Won)	257,473	(Won)	(3,011,958)
Korea BTL Fund I		(1,617)		—		405		(1,212)
KDB Electronic Private Special Asset Investment		762		—		(190)		572
Korea Railroad Fund I		(303)		—		76		(227)
Korea Education Fund II		(897)		—		224		(673)
Daewoo E&C Co., Ltd.		—		453,529		—		453,529
Cofeedcn Co., Ltd.		—		8,695		—		8,695
PTE Trading Securities		714		2,829		(573)		2,970
GM Daewoo Auto & Technology		—		280,356		—		280,356
The elimination of unrealized gains (losses) arising from inter-company transactions for the year ended December 31, 2011 is as follows (Korean won in millions):

	2011
	Beginning balance		Increase		Recovery		Ending balance
Korea Aerospace Industries Co., Ltd.	(Won)	—	(Won)	2,668	(Won)	(2,668)	(Won)	—

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

The condensed financial position as of December 31, 2011 and the results of financial performance of the Corporation’s equity method investees for the year ended December 31, 2011 are summarized as follows (Korean won in millions):

	2011
	Assets		Liabilities		Operating Revenue (Sales)		Net income (loss)
Korea Electric Power Co., Ltd.	(Won)	136,467,850	(Won)	82,663,900	(Won)	43,532,302	(Won)	(3,370,464)
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		16,690,081		12,186,237		13,911,836		650,532
GM Korea Company		10,336,775		8,173,418		2,015,990		(39,534)
Korea Tourism Organization		1,305,931		538,727		894,236		1,768
Korea BTL Fund I		618,198		412		16,304		15,397
KDB Electronic Private Special Asset Investment		303,889		12,476		12,867		12,425
Korea Railroad Fund I		350,556		10		9,392		8,536
Korea Infrastructure Fund II		601,235		123,597		23,777		17,708
Korea Education Fund II		170,914		9		4,536		4,315
Korea Appraisal Board		467,417		416,919		103,302		4,735
Korea Aerospace Industries, Co., Ltd.		1,751,192		905,842		1,286,128		75,056
KoFC-KVIC Job Creation Fund		45,244		8		20		10
KoFC QCP IBKC Frontier Champ 2010-2 PEF		145,332		850		1,159		(2,689)
KoFC Skylake Growth Champ 2010-5 PEF		64,195		587		2,895		(31)
KoFC KBIC Frontier Champ 2010-5 PEF		57,995		334		2,191		(80)
KoFC Macquarie Growth Champ 2010-1 PEF		140,835		761		9,600		8,313

The market values of listed equity method investments as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011
	Market value		Book value
Korea Electric Power Co.	(Won)	4,909,686	(Won)	13,192,729
Korea Aerospace Industries Co., Ltd.		1,018,253		223,321
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		1,453,762		1,434,145

	(Won)	7,381,701	(Won)	14,850,195

	December 31, 2010
	Market value		Book value
Korea Electric Power Co.	(Won)	5,803,230	(Won)	9,282,329
Tong Yang Cement Corp.		90,646		207,077
Daewoo E&C Co., Ltd.		1,155,108		1,041,774
Sewon Co., Ltd.		10,368		16,123

	(Won)	7,059,352	(Won)	10,547,303

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Investees that are not accounted for using the equity method of accounting, while the Corporation holds more than 15% of voting shares as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011
	Ownership (%)	Acquisition cost		Book value		Net asset value or fair value		Reason
The Export-Import Bank of Korea	18.58	(Won)	1,200,000	(Won)	1,200,000	(Won)	1,395,228	Restriction of voting rights under the Export-Import Bank Law of Korea

	December 31, 2010
	Ownership (%)	Acquisition cost		Book value		Net asset value or fair value		Reason
Troica Resources Investment PEF (*2)	9.10	(Won)	479	(Won)	479	(Won)	479	Korea Financial Accounting Standards 15, Paragraph No.2 (*1)
KoFC-Daesung Pioneer Champ 2010-2 Venture Investment Fund	45.00		3,600		3,600		3,600	”
KoFC-Bokwang Pioneer Champ 2010-3 Investment Fund	42.86		3,000		3,000		3,000	”
KoFC-WIP Pioneer Champ 2010-6 Investment Fund	70.00		4,200		4,200		4,200	”
KoFC-KB Pioneer Champ 2010-8 Investment Fund	50.00		3,000		3,000		3,000	”
KoFC-HVIC Pioneer Champ 2010-11 Investment Fund	50.00		4,000		4,000		4,000	”
KoFC-Kiwoom Pioneer Champ 2010-12 Investment Fund	70.00		2,800		2,800		2,800	”
KoFC-BK Pioneer Champ 2010-13 Investment Fund	61.00		2,600		2,600		2,600	”
KoFC-Hanwha Pioneer Champ 2010-14 Investment Fund	70.00		6,300		6,300		6,300	”
KoFC-Ione Pioneer Champ 2010-15 Investment Fund	70.00		2,800		2,800		2,800	”
KoFC-Atinum Pioneer Champ 2010-16 Investment Fund	70.00		2,800		2,800		2,800	”
KoFC-Daekyung Pioneer Champ 2010-18 Investment Fund	46.67		2,800		2,800		2,800	”
KoFC-UTC Pioneer Champ 2010-19 Investment Fund	70.00		2,800		2,800		2,800	”
NAU Japan Technology Investment Fund 1	16.67		500		500		500	”

		(Won)	41,679	(Won)	41,679	(Won)	41,679

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

(*1)	The Corporation does not apply equity method on investees which have less than (Won)10 billion of total assets because those investees are not significant.
(*2)	The sum of ownership together with KDB is more than 15%.

Book value of restricted securities which are provided as collateral for aggregate credit ceiling, overdraft and others as of December 31, 2011 and 2010 is (Won)17,417,712 million and (Won)16,383,208 million, respectively.

6. Loans receivable

Loans in Korean won and foreign currencies as of December 31, 2011 and 2010 consist of the following (Korean won in millions):

	December 31, 2011		December 31, 2010
Loans receivable in Korean won:
Loans for working capital	(Won)	23,229,074	(Won)	17,712,923
Loans for facility developments		35,683,961		25,166,056
Loans for households		2,333,219		961,246
Loans for public sector and others		104,615		5,655,010

		61,350,869		49,495,235
Loans receivable in foreign currencies:
Loans in foreign currencies		15,876,728		14,936,031
Loans to international bank for reconstruction and development		328,521		1,020,352
Off-shore loans in foreign currencies		4,942,312		3,600,071

		21,147,561		19,556,454
Others		22,413,825		18,644,485

	(Won)	104,912,255	(Won)	87,696,174

Concentrations of loans in Korean won and foreign currencies by country as of December 31, 2011 and 2010 are summarized as follows (Korean won in millions):

	December 31, 2011
	Amount		Ratio (%)
Korea	(Won)	70,782,324	85.80
China		4,631,092	5.61
Ireland		450,198	0.55
US		758,262	0.92
Marshall Islands		206,393	0.25
Others		5,670,161	6.87

	(Won)	82,498,430	100.00

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	December 31, 2010
	Amount		Ratio (%)
Korea	(Won)	59,576,843	86.28
China		1,856,045	2.69
Ireland		704,781	1.02
US		410,841	0.59
Marshall Islands		159,446	0.23
Others		6,343,733	9.19

	(Won)	69,051,689	100.00

Concentrations of loans in Korean won and loans in foreign currencies by industry as of December 31, 2011 and 2010 are listed as follows (Korean won in millions):

	December 31, 2011
	Amount		Ratio (%)
Manufacturing	(Won)	40,225,224	48.76
Financial services		16,446,091	19.94
Transportation		5,910,093	7.16
Electricity, gas and water supply		2,343,915	2.84
Wholesale and retail		2,366,689	2.87
Construction		1,005,068	1.22
Others		14,201,350	17.21

	(Won)	82,498,430	100.00

	December 31, 2010
	Amount		Ratio (%)
Manufacturing	(Won)	33,576,596	48.63
Financial services		10,209,219	14.78
Transportation		5,833,557	8.45
Electricity, gas and water supply		2,135,396	3.09
Wholesale and retail		1,452,037	2.10
Construction		867,222	1.26
Others		14,977,662	21.69

	(Won)	69,051,689	100.00

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

The maturity of loans in Korean won and loans in foreign currencies as of December 31, 2011 and 2010 is summarized as follows (Korean won in millions):

	December 31, 2011
	Korean won		Foreign currencies		Total
Within 6 months	(Won)	11,590,633	(Won)	7,857,405	(Won)	19,448,038
After 6 months but no later than 1 year		11,184,788		3,098,772		14,283,560
After 1 year but no later than 3 years		20,664,784		5,508,430		26,173,214
After 3 years but no later than 5 years		8,729,918		1,612,586		10,342,504
Later than 5 years		9,180,746		3,070,368		12,251,114

	(Won)	61,350,869	(Won)	21,147,561	(Won)	82,498,430

	December 31, 2010
	Korean won		Foreign currencies		Total
Within 6 months	(Won)	12,893,383	(Won)	3,844,812	(Won)	16,738,195
After 6 months but no later than 1 year		8,271,092		3,324,512		11,595,604
After 1 year but no later than 3 years		13,449,785		7,645,497		21,095,282
After 3 years but no later than 5 years		7,937,132		2,661,117		10,598,249
Later than 5 years		6,943,843		2,080,516		9,024,359

	(Won)	49,495,235	(Won)	19,556,454	(Won)	69,051,689

Details of changes in the allowance for possible loan losses for the years ended December 31, 2011 and 2010 are as follows (Korean won in millions):

	2011
	Loans		Others		Total
Beginning balance	(Won)	2,273,365	(Won)	90,320	(Won)	2,363,685
Foreign currency adjustments for overseas branches		(2,043)		—		(2,043)
Effects of Subsidiaries’ adoption of K-IFRS		(544,829)		13,434		(531,395)
Write-offs		(562,946)		—		(562,946)
Provision for possible loan losses		347,292		—		347,292
Others		(147,291)		16,197		(131,094)

Ending balance	(Won)	1,363,548	(Won)	119,951	(Won)	1,483,499

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	2010
	Loans (*1)		Others		Total
Beginning balance	(Won)	1,720,868	(Won)	318,934	(Won)	2,039,802
Foreign currency adjustments for overseas branches		154,444		—		154,444
Provision for purchased loans from KAMCO		13,227		—		13,227
Transfer to allowance for other guarantees		(49,428)		(176,555)		(225,983)
Disposal of non-performing loans		(255,603)		(30,913)		(286,516)
Provision for adjusted loans due to early repayments		758		—		758
Write-offs		(811,574)		—		(811,574)
Provision (reversal of) for possible loan losses		1,500,673		(21,146)		1,479,527

Ending balance	(Won)	2,273,365	(Won)	90,320	(Won)	2,363,685

(*1)	The difference between the above allowance for possible loan losses of (Won)2,273,365 million and the amount per the statement of financial position of (Won)2,293,307 million represents present value discount of loans under restructuring agreements.

Details of an allocation of the allowance for possible loan losses as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011		December 31, 2010
Loans receivable:
Loans	(Won)	972,714	(Won)	1,687,562
Bills bought in foreign currencies		5,988		46,712
Advances payments on acceptances and guarantees		16,999		53,675
Credit card accounts		690		2,005
Privately-placed bonds		193,758		343,050
Others		173,399		140,361

		1,363,548		2,273,365
Other assets		119,951		90,320

	(Won)	1,483,499	(Won)	2,363,685

Details on the classification of loans receivable and the allowance for possible loan losses as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011
	Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	88,580,074	(Won)	471,070	0.53
Precautionary		2,660,719		236,267	8.88
Substandard		1,514,907		437,772	28.90
Doubtful		51,259		41,419	80.80
Estimated loss		244,848		177,020	72.30

	(Won)	93,051,807	(Won)	1,363,548	1.47

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	December 31, 2010
	Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	69,508,561	(Won)	723,913	1.04
Precautionary		3,107,673		524,820	16.89
Substandard		1,728,015		624,178	36.12
Doubtful		230,936		168,711	73.06
Estimated loss		231,743		231,743	100.00

	(Won)	74,806,928	(Won)	2,273,365	3.04

Details of adjustment to loans receivable for purpose of the determination of the allowance for possible loan losses as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011		December 31, 2010
Loans receivable	(Won)	104,912,255	(Won)	87,696,174
Loans to banks (*1)		(7,720,503)		(2,930,686)
Call loans		(256,033)		(2,578,885)
Inter-bank loans		—		(1,271,803)
Bonds purchased under resale agreements		—		(1,143,211)
Loans to the Government and others (*2)		(3,877,325)		(4,934,290)
Others (*3)		(6,587)		(30,371)

	(Won)	93,051,807	(Won)	74,806,928

(*1)	Loans relating to on-lending businesses were classified as loans to banks.
(*2)	Loans to the Government and others, and loans guaranteed by the Korea Credit Guarantee Fund and others
(*3)	Others represent present value discount related to restructured debts and loans.

Details of restructured loans for the years ended December 31, 2011 and 2010 are as follows (Korean won in millions):

	2011		2010
Debt for equity swap	(Won)	195,243	(Won)	223,714

The following table summarizes the details of restructured loans as of December 31, 2011 and 2010 due to changes in their contractual terms (Korean won in millions):

	December 31, 2011
Type of restructured loan	Amount before restructuring		Adjusted amount		Value after restructuring
Loans receivable restructured	(Won)	59,820	(Won)	10,839	(Won)	48,981
Loans receivable in Korean won		385,150		37,004		348,145

	(Won)	444,970	(Won)	47,843	(Won)	397,126

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	December 31, 2010
Type of restructured loan	Amount before restructuring		Adjusted amount		Value after restructuring
Loans receivable restructured	(Won)	89,469	(Won)	15,995	(Won)	73,474
Financial lease assets		1,619		4		1,615
Loans receivable in Korean won		9,000		3,943		5,057

	(Won)	100,088	(Won)	19,942	(Won)	80,146

Changes in deferred loan fees, net of expenses for the years ended December 31, 2011 and 2010 are summarized as follows (Korean won in millions):

	2011
	Beginning balance		Increase		Ending balance
Deferred loan fees, net of expenses	(Won)	38,019	(Won)	9,874	(Won)	47,893

	2010
	Beginning balance		Increase		Ending balance
Deferred loan fees, net of expenses	(Won)	18,818	(Won)	19,201	(Won)	38,019

7. Property and equipment

Details of property and equipment as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	Acquisition cost				Accumulated depreciation (*)				Book value
	2011		2010		2011		2010		2011		2010
Land	(Won)	608,105	(Won)	2,649,526	(Won)	3,023	(Won)	11,394	(Won)	605,082	(Won)	2,638,132
Buildings and structures		814,367		3,262,672		241,588		744,580		572,779		2,518,092
Vehicles		112,518		223,994		86,626		92,498		25,892		131,496
Construction in-progress		282,610		602,962		—		—		282,610		602,962
Others		927,185		2,313,275		686,346		1,279,413		240,839		1,033,862

	(Won)	2,744,785	(Won)	9,052,429	(Won)	1,017,583	(Won)	2,127,885	(Won)	1,727,202	(Won)	6,924,544

(*)	Accumulated depreciation includes accumulated impairment loss and amortization of government subsidies.

The value of the Corporation’s land, as determined by the Government for tax administration purposes as of December 31, 2011 amounted to (Won)567,666 million.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Insured property and equipment as of December 31, 2011 and 2010 are summarized as follows (Korean won in millions):

		December 31, 2011		December 31, 2010
	Type of insurance	Insured amount		Insurance amount
Buildings and structures	Package insurance, etc.	(Won)	537,089	(Won)	573,328
Machinery and equipment	”		18,212		20,399
Others	Others		60,501		15,801,304

		(Won)	615,802	(Won)	16,395,031

Directors and officers of the Corporation are insured for security or other claim loss and business indemnity.

Lease

The Corporation provides lease contracts on ships, vehicles, and other equipment. General terms of the contracts are summarized below.

The lease contracts are non-cancellable, and a lessee can return or purchase the asset at the contracted price of the end of the lease term or renew the contract. The Corporation has ownership of the asset over the entire lease term. In addition, the lease assets are insured against fire insurance and comprehensive insurance with the Corporation designated as a beneficiary which are paid by the lessee. The acquisition cost is determined at the date of lease contract, and denominated in Korean won and foreign currency. The Corporation calculates its minimum lease payments applying criteria rate of interest with a certain rate of margin added.

Finance lease

Details of the future cash flows under a finance lease as of December 31, 2011 and 2010 are as follow (Korean won in millions):

	December 31, 2011
	Finance lease receivables in Korean won		Finance lease receivables in foreign currency		Total
Within 1 year	(Won)	231,298	(Won)	145,119	(Won)	376,417
Over 1 year through 5 years		195,428		404,622		600,050
Over 5 years		1,339		—		1,339

Gross investment in the lease		428,065		549,741		977,806
Unearned finance income		(35,078)		(54,770)		(89,848)

Net investment in the lease	(Won)	392,987	(Won)	494,971	(Won)	887,958

Allowance for possible losses	(Won)	(25,856)	(Won)	(69,703)	(Won)	(95,559)

Contingent rent recognized in the current income	(Won)	(7)	(Won)	—	(Won)	(7)

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	December 31, 2010
	Finance lease receivables in Korean won		Finance lease receivables in foreign currency		Total
Within 1 year	(Won)	217,669	(Won)	136,827	(Won)	354,496
Over 1 year through 5 years		274,335		512,152		786,487
Over 5 years		2,062		—		2,062

Gross investment in the lease		494,066		648,979		1,143,045
Unearned finance income		(48,083)		(79,465)		(127,548)

Net investment in the lease	(Won)	445,983	(Won)	569,514	(Won)	1,015,497

Allowance for possible losses	(Won)	(24,290)	(Won)	(25,412)	(Won)	(49,702)

Contingent rent recognized in the current income	(Won)	(10)	(Won)	—	(Won)	(10)

(*)	The finance lease receivable is included in loans of consolidated statement of financial position.

Operating lease

Details of future cash flows of under operating lease as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011		December 31, 2010
Within1 year	(Won)	8,910	(Won)	17,141
Over 1 year through 5 years		4,079		10,675

	(Won)	12,989	(Won)	27,816

Contingent rent recognized in the current income	(Won)	42	(Won)	(70)

Cancelled lease

The details of cancelled lease as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011
	Finance lease
Acquisition cost	(Won)	13,619
Accumulated depreciation or principal repayments		—

Net investment in the lease	(Won)	13,619

	December 31, 2010
	Operating lease		Finance lease
Acquisition cost	(Won)	454	(Won)	8,709
Accumulated depreciation or principal repayments		(385)		—

Net investment in the lease	(Won)	69	(Won)	8,709

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Advanced payment for leased assets

The amount of capital paid for a new lease that the Corporation enters into before the commencement of lease term is (Won)22,116 million as of December 31, 2011.

Leasehold deposits

The Corporation withholds collateral money received from the lessees amounting to (Won)68,192 million as of December 31, 2011.

8. Investment properties

Changes in investment properties for the year ended December 31, 2011 are as follows (Korean won in millions):

	2011
	Beginning Balance (*)		Acquisition/ depreciation		Disposal/ write-off		Reclassific -ation		Addition of subsidiaries		Ending balance
Acquisition cost:
Land	(Won)	124,570	(Won)	1,265	(Won)	(156,078)	(Won)	(1,983)	(Won)	282,138	(Won)	249,912
Buildings and structure		176,714		—		(39,256)		(5,620)		135,710		267,548

		301,284		1,265		(195,334)		(7,603)		417,848		517,460
Accumulated depreciation and allowance for impairment loss:
Land		8,372		—		(11,200)		—		14,502		11,674
Buildings and structure		54,743		6,966		(18,326)		(2,455)		44,201		85,129

		63,115		6,966		(29,526)		(2,455)		58,703		96,803

	(Won)	238,169	(Won)	(5,701)	(Won)	(165,808)	(Won)	(5,148)	(Won)	359,145	(Won)	420,657

(*)	Beginning balance increased due to the Subsidiaries’ transition to K-IFRS.

Gain (loss) related to investment properties for the year ended December 31, 2011 are as follows (Korean won in millions):

	2011
Rent revenue of investment property	(Won)	16,625
Expenses related investment property		(10,320)

	(Won)	6,305

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

9. Other assets

Changes in goodwill (negative goodwill) for the years ended December 31, 2011 and 2010 are summarized as follows (Korean won in millions):

	2011
Subsidiary	Beginning balance		Addition of subsidiaries		Amortization		Other (*1)		Ending balance
KDB Consus Value (*3)	(Won)	279,375	(Won)	277,375	(Won)	—	(Won)	49,301	(Won)	606,051
KDB Life Insurance Co., Ltd.		—		—		—		354,533		354,533
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		40,763		(40,763)		—		—		—
Others		54,509		(50,734)		—		—		3,775

	(Won)	374,647	(Won)	185,878	(Won)	—	(Won)	403,834	(Won)	964,359

	2010
Subsidiary	Beginning balance		Addition of subsidiaries		Amortization		Other (*2)		Ending balance
KDBFG	(Won)	(469,468)	(Won)	—	(Won)	—	(Won)	469,468	(Won)	—
KAI		1,908		—		(1,092)		—		816
Korea Infrastructure Investment Asset Management		(572)		—		191		—		(381)
KDB Turn Around PEF		10,069		(6,318)		(38)		—		3,713
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		61,224		—		(20,461)		—		40,763
KDB Consus Value		—		328,676		(49,301)		—		279,375
Korea Rental Corporation		—		(8,548)		1,326		—		(7,222)
TAPEX		—		13,200		—		—		13,200
Hankook Jungsoo Industries Co., Ltd.		—		44,383		—		—		44,383

	(Won)	(396,839)	(Won)	371,393	(Won)	(69,375)	(Won)	469,468	(Won)	374,647

(*1)	Other includes the effect of subsidiaries’ adoption of K-IFRS and the effect of foreign exchange translation.
(*2)	Other represents the difference which had been adjusted as a result of the additional settlements of non-cash capital contribution between KoFC and the Government at June 13, 2010.
(*3)	Daewoo Engineering & Construction Co., Ltd. is newly included in scope of the KDB Consus Value’s consolidation.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Changes in intangible assets (except for goodwill and negative goodwill) for the years ended December 31, 2011 and 2010 are as follows (Korean won in millions):

	2011
	Beginning balance		Additions		Decrease		Other changes (*1)		Addition of subsidiaries (*2)		Ending balance
Development cost	(Won)	209,528	(Won)	9,301	(Won)	370	(Won)	—	(Won)	(208,234)	(Won)	10,225
Others		147,169		80,778		260,157		3,123		2,426,160		2,397,073

	(Won)	356,697	(Won)	90,079	(Won)	260,527	(Won)	3,123	(Won)	2,217,926	(Won)	2,407,298

	2010
	Beginning balance		Additions		Decrease		Other changes (*)		Addition of subsidiaries		Ending balance
Development cost	(Won)	161,585	(Won)	103,339	(Won)	46,617	(Won)	(8,779)	(Won)	—	(Won)	209,528
Others		109,010		86,644		64,141		15,656		—		147,169

	(Won)	270,595	(Won)	189,983	(Won)	110,758	(Won)	6,877	(Won)	—	(Won)	356,697

(*1)	Other includes the effect of foreign exchange translation.
(*2)	Changes in scope of consolidation

Details of miscellaneous assets as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011		December 31, 2010
Deferred acquisition cost	(Won)	615,009	(Won)	627,922
Special account assets		685,216		940,478
Other lease assets		22,116		94,346
Other		101,208		227,989

	(Won)	1,423,549	(Won)	1,890,735

10. Non-current assets held-for-sale

The detail of non-current assets held-for-sale as of December 31, 2011 is as follows (Korean won in millions):

	December 31, 2011
Non-current assets held-for-sale:
Equity method investments	(Won)	19,302
Property, plant and equipment (*1)		309,869

	(Won)	329,171

(*1)	Property and equipment is owned by Daewoo Engineering & Construction Co., Ltd. and will be sold in foreseeable future.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Gain (loss) related to non-current assets held-for-sale for the year ended December 31, 2011 are as follows (Korean won in millions):

	2011
Gain on disposal of non-current assets held-for-sale	(Won)	88,103
Reversal of impairment loss of non-current assets held-for-sale		67,906
Loss on disposal of non-current assets held-for-sale		(14,406)
Impairment loss on non-current assets held-for-sale		(18,247)

	(Won)	123,356

11. Financial liabilities held-for-trading

The financial liabilities held-for-trading as of December 31, 2011 are as follows (Korean won in millions):

December 31, 2011
Securities sold	(Won)	544,122

12. Financial liabilities designated at fair value through profit or loss

The financial liabilities designated at fair value through profit or loss as of December 31, 2011 are as follows (Korean won in millions):

	December 31, 2011
Borrowings	(Won)	4,932,984
Bonds		991,339

	(Won)	5,924,323

In accordance with the Corporation’s risk management policy, the Corporation maintains certain derivatives embedded in other financial instruments, such as interest swap in accounts payable. If the payable amount is valued at amortized cost, it may cause some discrepancies in gains (losses) on derivative instruments, which are managed in conjunction with payable as the derivative instrument is measured at fair value. Therefore, the Corporation designates the payable as at fair value through profit or loss, and recognizes the changes in the fair value of long term liabilities in the consolidated statement of income.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

13. Due to customer

Due to customer as of December 31, 2011 and 2010 consists of the following (Korean won in millions):

	December 31, 2011		December 31, 2010
Demand deposits:
Korean won	(Won)	109,463	(Won)	301,022
Foreign currency		1,416,301		625,658

		1,525,764		926,680
Time and savings deposits:
Korean won		22,463,625		17,106,518
Foreign currency		1,346,090		1,187,632

		23,809,715		18,294,150
Certificates of deposits		169,768		1,136,947
Deposits for securities customers		1,725,660		1,898,277

	(Won)	27,230,907	(Won)	22,256,054

Maturities of due to customer as of December 31, 2011 and 2010 are summarized as follows (Korean won in millions):

	December 31, 2011
	Demand deposits (*)		Time and saving deposits		Certificates of deposits		Others		Total
Within 3 months	(Won)	1,525,764	(Won)	8,498,718	(Won)	10,779	(Won)	1,725,660	(Won)	11,760,921
After 3 months but no later than 6 months		—		2,365,991		37,591		—		2,403,582
After 6 months but no later than 1 year		—		11,149,701		24,509		—		11,174,210
After 1 year but no later than 3 years		—		1,679,847		85,987		—		1,765,834
After 3 years but no later than 5 years		—		95,434		10,858		—		106,292
Later than 5 years		—		20,024		44		—		20,068

	(Won)	1,525,764	(Won)	23,809,715	(Won)	169,768	(Won)	1,725,660	(Won)	27,230,907

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	December 31, 2010
	Demand deposits (*)		Time and saving deposits		Certificates of deposits		Others		Total
Within 3 months	(Won)	926,680	(Won)	11,646,449	(Won)	840,844	(Won)	—	(Won)	13,413,973
After 3 months but no later than 6 months		—		2,077,519		246,556		1,898,277		4,222,352
After 6 months but no later than 1 year		—		1,635,763		16,564		—		1,652,327
After 1 year but no later than 3 years		—		1,594,935		32,813		—		1,627,748
After 3 years but no later than 5 years		—		33,332		170		—		33,502
Later than 5 years		—		1,306,152		—		—		1,306,152

	(Won)	926,680	(Won)	18,294,150	(Won)	1,136,947	(Won)	1,898,277	(Won)	22,256,054

(*)	The Corporation classifies ordinary deposits and current deposits into demand deposits, which are paid unconditionally at customer’s requests.

14. Borrowing liabilities

Borrowings as of December 31, 2011 and 2010 consist of the following (Korean won in millions):

	Annual interest rate (%)	December 31, 2011		December 31, 2010
Borrowings in Korean won:
Borrowings from the Government	2.68 ~ 5.00	(Won)	715,628	(Won)	2,145,642
BOK	5.70		493,600		2,793,600
Others	0.01 ~ 5.59		6,289,269		3,681,296

			7,498,497		8,620,538
Borrowings in foreign currencies:
Borrowings from the Government (*)	6M Libor + 0.75		540,732		3,632,420
Off-shore borrowings in foreign currencies	0.20 ~ 15.00		1,635,062		1,290,974
Others	0.01 ~ 6.20, 3M Libor + 0.70 ~ 0.98		13,378,354		9,185,474

			15,554,148		14,108,868
Present value discount			(6,262)		(4,477)

		(Won)	15,547,886	(Won)	14,104,391

(*)	Subordinated borrowings from the Government

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Debentures as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	Annual interest rate (%)	December 31, 2011		December 31, 2010
Debentures in Korean won:
Industrial finance bonds in Korean won	3.09 ~ 10.00	(Won)	34,090,893	(Won)	35,301,772
Policy banking bonds in Korean won	3.24 ~ 5.45		29,750,000		19,169,145
Others			508,000		2,661,402

			64,348,893		57,132,319
Premium on debentures			299		719
Discount on debentures			(121,022)		(76,790)
Valuation adjustment for hedging purposes			52,933		58,602

			64,281,103		57,114,850
Debentures in foreign currencies:
Industrial finance bonds in foreign currencies	0.43 ~ 8.00, 3M Libor + 0.70 ~ 1.07		14,952,137		9,901,143
Premium on debentures			837		1,434
Discount on debentures			(43,733)		(31,802)
Valuation adjustment for hedging purposes			609,466		805,236

			15,518,707		10,676,011
Off-shore debentures in foreign currencies:
Off-shore bonds in foreign currencies	0.65 ~ 11.72, 3M Libor + 0.67 ~ 1.45		5,566,851		3,975,325
Premium on debentures			231		371
Discount on debentures			(7,489)		(7,145)
Valuation adjustment for hedging purposes			445,492		384,416

			6,005,085		4,352,967

		(Won)	85,804,895	(Won)	72,143,828

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Other borrowings as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011		December 31, 2010
Bonds sold under repurchase agreements	(Won)	10,216,398	(Won)	12,190,876
Bills sold		450,129		270
Call money		2,360,722		2,096,103
Others		104,138		3,732,323

	(Won)	13,131,387	(Won)	18,019,572

Maturities of borrowing liabilities as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011
	Borrowings		Debentures		Other borrowings		Total
Within 6 months	(Won)	11,155,317	(Won)	15,966,599	(Won)	12,742,185	(Won)	39,864,101
After 6 months but no later than 1 year		3,877,273		14,837,554		303,912		19,018,739
After 1 year but no later than 3 years		4,699,322		39,990,446		85,290		44,775,058
After 3 years but no later than 5 years		1,710,350		9,192,661		—		10,903,011
Later than 5 years		1,610,383		4,880,621		—		6,491,004

	(Won)	23,052,645	(Won)	84,867,881	(Won)	13,131,387	(Won)	121,051,913

	December 31, 2010
	Borrowings		Debentures		Other borrowings		Total
Within 6 months	(Won)	9,201,698	(Won)	13,242,350	(Won)	17,441,424	(Won)	39,885,472
After 6 months but no later than 1 year		5,176,722		14,433,928		508,588		20,119,238
After 1 year but no later than 3 years		4,354,348		27,602,760		69,560		32,026,668
After 3 years but no later than 5 years		1,859,453		11,046,894		—		12,906,347
Later than 5 years		2,137,185		4,682,855		—		6,820,040

	(Won)	22,729,406	(Won)	71,008,787	(Won)	18,019,572	(Won)	111,757,765

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

15. Severance and retirement benefits

Changes in severance and retirement benefits for the years ended December 31, 2011 and 2010 are as follows (Korean won in millions):

	2011						2010
	KoFC		Subsidiaries		Total		Total
Beginning balance	(Won)	685	(Won)	693,391	(Won)	694,076	(Won)	570,001
Effect of subsidiaries adoption of K-IFRS		—		(243,039)		(243,039)		—
Payments during the year		(67)		(123,875)		(123,942)		(87,728)
Provision for severance and retirement benefits		1,828		197,972		199,800		175,279
Addition of subsidiaries		—		117,549		117,549		34,757
Others (*)		—		(778)		(778)		1,457
Transfer from related party		—		—		—		310

Ending balance	(Won)	2,446	(Won)	641,220	(Won)	643,666	(Won)	694,076

(*)	Others include the effect of foreign exchange translation.

The detail of severance and retirement benefits of Subsidiaries as of December 31, 2011 is as follows (Korean won in millions):

	December 31, 2011
Present value of funded defined benefit obligation	(Won)	640,879
Fair value of plan assets		(291,537)

		349,342
Present value of unfunded defined benefit obligation		341

	(Won)	349,683

Changes in severance and retirement benefits for the year ended December 31, 2011 are as follows (Korean won in millions):

	2011
Beginning balance	(Won)	342,346
Current service cost		85,679
Interest cost on benefit obligation		31,887
Actuarial losses on obligation		42,746
Benefits paid		(123,875)
Past service cost		37,660
Acquisition of subsidiary		225,555
Others		(778)

Ending balance	(Won)	641,220

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Changes in the fair value of plan assets for the year ended December 31, 2011 are as follows (Korean won in millions):

	2011
Beginning balance	(Won)	114,718
Expected return on plan assets		7,449
Actuarial losses		(2,071)
Contributions by employer		108,934
Contributions by employee		5,249
Benefits paid		(49,552)
Acquisition of subsidiary		95,744
Others		11,066

Ending balance	(Won)	291,537

The details of post-employment benefits for the year ended December 31, 2011 are as follows (Korean won in millions):

	2011
Current service cost	(Won)	85,679
Interest cost		31,887
Expected return on plan assets		(7,449)
Net actuarial loss recognized in the year		44,817
Past service cost		37,660

	(Won)	192,594

The principal actuarial assumptions are as follows (%):

2011
Discount rate	4.40 ~ 5.31
Expected return on plan assets	4.00 ~ 4.50
Future salary increase rate	3.91 ~ 5.60

The detail of plan assets as of December 31, 2011 is as follows (Korean won in millions):

	December 31, 2011
	Amounts		Ratio (%)
Equity securities	(Won)	826	0.28
Debt securities		6,136	2.10
Due from banks and others		284,575	97.62

	(Won)	291,537	100.00

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

16. Acceptances and guarantees

Acceptances and guarantees and allowance for possible losses on acceptances and guarantees as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	Acceptances and guarantees				Allowance for possible losses
	2011		2010		2011		2010
Settled guarantees and commitments:
Acceptance on letters of credit	(Won)	887,210	(Won)	1,011,714	(Won)	4,121	(Won)	10,250
Collateral for loans		972,767		641,004		9,154		7,741
Debt guarantees		126,133		124,900		749		1,617
Debt guarantees for credit risk sharing		150,662		77,910		3,478		451
Corporate debentures		—		102,620		—		1,939
Foreign banks borrowing		4,306		5,087		17		43
Other acceptances and guarantees in foreign currencies (*)		16,802,994		11,153,309		43,849		63,491
Other acceptance and guarantees		—		28,606		—		62
Acceptances for letters of guarantees for importers		39,112		39,383		936		2,060

		18,983,184		13,184,533		62,304		87,654
Unsettled guarantees and commitments:
Local letters of credit		2,798,068		3,148,063		3,771		9,256
Others		5,829,918		7,219,144		8,242		15,795

		8,627,986		10,367,207		12,013		25,051

	(Won)	27,611,170	(Won)	23,551,740	(Won)	74,317	(Won)	112,705

(*)	Other acceptances and guarantees in foreign currencies consist of acceptances and guarantees for the return of advances related to export, overseas bidding and contractual obligations.

Details of classification of acceptances and guarantees and allowance for possible losses on acceptances and guarantees as of December 31, 2011 and 2010 are summarized as follows (Korean won in millions):

	December 31, 2011
	Korean won				Foreign currencies				Total				Ratio (%)

	Outstanding amount		Allowance		Outstanding amount		Allowance		Outstanding amount		Allowance
Normal	(Won)	5,912,686	(Won)	2,661	(Won)	21,430,186	(Won)	21,211	(Won)	27,342,872	(Won)	23,872	0.09
Precautionary		28,235		2,135		185,439		11,706		213,674		13,841	6.48
Substandard		9,744		8,060		36,934		21,681		46,678		29,741	63.72
Doubtful		—		—		78		46		78		46	58.97
Estimated loss		2,008		2,008		5,860		4,809		7,868		6,817	86.64

	(Won)	5,952,673	(Won)	14,864	(Won)	21,658,497	(Won)	59,453	(Won)	27,611,170	(Won)	74,317	0.27

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	December 31, 2010
	Korean won				Foreign currencies				Total				Ratio (%)

	Outstanding amount		Allowance		Outstanding amount		Allowance		Outstanding amount		Allowance
Normal	(Won)	13,074,932	(Won)	67,618	(Won)	10,093,603	(Won)	16,855	(Won)	23,168,535	(Won)	84,473	0.36
Precautionary		49,727		4,742		244,729		5,015		294,456		9,757	3.31
Substandard		55,981		11,401		16,199		646		72,180		12,047	16.69
Doubtful		—		—		—		—		—		—	—
Estimated loss		3,893		3,893		12,676		2,535		16,569		6,428	38.80

	(Won)	13,184,533	(Won)	87,654	(Won)	10,367,207	(Won)	25,051	(Won)	23,551,740	(Won)	112,705	0.48

17. Allowances for unused commitments

Unused loan commitments and the related allowances for possible losses as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011
	Unused loan commitments		Allowance for possible losses
Commitments on loans receivable	(Won)	7,591,039	(Won)	18,836
Commitments on guarantees and acceptances		16,343,533		31,298
Commitments on loan		13,029,252		149,900

	(Won)	36,963,824	(Won)	200,034

	December 31, 2010
	Unused loan commitments		Allowance for possible losses
Commitments on loans receivable	(Won)	4,550,214	(Won)	30,002
Commitments on guarantees and acceptances		14,254,129		57,557
Commitments on loan		15,766,988		138,133

	(Won)	34,571,331	(Won)	225,692

18. Allowances for other liabilities

Changes in allowances for other liabilities for the years ended December 31, 2011 and 2010 are as follows (Korean won in millions):

	2011
	Beginning balance		Increase (Decrease)		Ending balance
Allowance for litigation	(Won)	25,651	(Won)	(5,038)	(Won)	20,613
Allowance for loss		56,021		(56,021)		—
Allowance for rehabilitation		—		3,325		3,325
Other		36,759		(3,046)		33,713

	(Won)	118,431	(Won)	(60,780)	(Won)	57,651

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	2010
	Beginning balance		Increase (Decrease)		Ending balance
Allowance for litigation	(Won)	26,710	(Won)	(1,059)	(Won)	25,651
Allowance for loss		61,065		(5,044)		56,021
Other		13,193		23,566		36,759

	(Won)	100,968	(Won)	17,463	(Won)	118,431

19. Miscellaneous liabilities

Miscellaneous liabilities as of December 31, 2011 and 2010 consist of the following (Korean won in millions):

	December 31, 2011		December 31, 2010
Accounts payable related to foreign exchanges	(Won)	691,758	(Won)	930,878
Allowance of financial Insurance		185,197		68
Others		2,253,216		1,038,624

	(Won)	3,130,171	(Won)	1,969,570

20. Assets and liabilities denominated in foreign currencies

Significant assets and liabilities denominated in foreign currencies as of December 31, 2011 and 2010 are as follows (Korean won in millions or U.S. dollar in thousands):

	December 31, 2011
	US$ equivalent (*)	Korean won equivalent
Assets:
Cash on hand	$1,702,721	(Won)	1,963,748
Due from banks	690,863		796,772
Trading securities	266,032		306,815
Available-for-sale securities	5,087,434		5,867,338
Held-to-maturity securities	258,546		298,182
Equity method investments	61,508		70,937
Loans receivable	20,843,673		24,039,008
Other assets	10,645,253		12,277,170

	$39,556,030	(Won)	45,619,970

Liabilities:
Due to customer	$2,479,112	(Won)	2,859,160
Borrowings	13,486,645		15,554,148
Debentures	18,662,787		21,523,792
Others	35,602,150		41,059,960

	$70,230,694	(Won)	80,997,060

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	December 31, 2010
	US$ equivalent (*)	Korean won equivalent
Assets:
Cash on hand	$126,807	(Won)	144,421
Due from banks	840,092		956,782
Trading securities	144,861		164,983
Available-for-sale securities	2,260,467		2,574,446
Held-to-maturity securities	230,051		262,005
Equity method investments	188,260		214,409
Bills purchased	1,514,912		1,725,333
Call loans	2,220,463		2,528,885
Loans receivable	17,171,353		19,556,454
Inter-bank loans	38,000		43,278
Domestic import usance	2,700,052		3,075,089
Accounts receivable	1,434,246		1,633,460
Investment in financial lease	473,825		539,639
Advance for financial release assets	2,945		3,354
Other assets	8,931,289		10,171,882

	$38,277,623	(Won)	43,594,420

Liabilities:
Due to customer	$1,606,260	(Won)	1,829,376
Borrowings	12,388,153		14,108,868
Bonds sold under repurchase agreements	4,391,250		5,001,195
Call money	446,059		508,016
Debentures	9,378,968		10,676,012
Offshore debentures	3,822,080		4,352,967
Allowance for possible losses on acceptances and guarantees	586		667
Accrued expense	11,243		12,805
Allowance for possible losses on unused loan commitments	3,128		3,563
Others	6,166,023		7,022,483

	$38,213,750	(Won)	43,515,952

(*)	All foreign currencies other than the U.S. dollar are expressed in the equivalent of U.S. dollar at the reporting date.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

21. Commitments and contingencies

Unsettled commitments provided by the Corporation as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011		December 31, 2010
Commitments:
Commitments on loans in Korean won	(Won)	10,973,811	(Won)	11,773,627
Commitments on loans in foreign currencies		1,370,540		3,993,361
Commitments on purchase of securities		511,750		720
Others		258,774		—

		13,114,875		15,767,708
Bonds sold under repurchase agreements		750,570		751,269

	(Won)	13,865,445	(Won)	16,518,977

Loans sold as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011
Counterparty	Disposal date	Book value		Sales price		Subordinated debt securities held by the Corporation		Pledged assets (*)
KDB First SPC	2000.06.08	(Won)	950,627	(Won)	600,000	(Won)	114,314	(Won)	120,417
KDB Second SPC	2000.11.20		914,764		423,600		—		11,562
KDB Third SPC	2001.09.12		1,793,546		949,900		—		—
KDB Fifth SPC	2001.12.04		765,358		528,400		24,200		100,691
KDB Sixth SPC	2009.11.26		420,631		330,000		117,800		—
KDB Capital Third SPC	2001.03.17		54,252		53,604		377		—
KDB Champ First SPC	2009.03.31		999,583		1,004,493		—		—
KDB Champ Second SPC	2009.05.29		791,941		793,722		—		—
KDB Champ Third SPC	2009.11.10		669,646		669,833		—		—
KDB Champ Fourth SPC	2009.12.09		448,734		449,589		—		—
KDB Green Growth	2010.06.22		208,725		210,000		—		—
Songsan 2nd Industrial Complex SPC	2010.02.25		198,380		200,000		—		—
KAMCO 8th JV SPC	2010.12.30		689,043		272,500		—		—

		(Won)	8,905,230	(Won)	6,485,641	(Won)	256,691	(Won)	232,670

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	December 31, 2010
Counterparty	Disposal date	Book value		Sales price		Subordinated debt securities held by the Corporation		Pledged assets (*)
KDB First SPC	2000.06.08	(Won)	950,627	(Won)	600,000	(Won)	114,314	(Won)	120,266
KDB Second SPC	2000.11.20		914,764		423,600		13,000		80,049
KDB Third SPC	2001.09.12		1,793,546		949,900		—		—
KDB Fifth SPC	2001.12.04		765,358		528,400		74,200		100,101
KDB Sixth SPC	2009.11.26		420,631		330,000		117,800		—
KDB Capital Third SPC	2001.03.17		54,252		53,604		1,200		—
KDB Capital Fourth SPC	2009.03.29		78,998		81,965		13,900		—
KDB Champ First SPC	2009.03.31		999,583		1,004,493		—		—
KDB Champ Second SPC	2009.05.29		791,941		793,722		—		—
KDB Champ Third SPC	2009.11.10		669,646		669,833		—		—
KDB Champ Fourth SPC	2009.12.09		448,734		449,589		—		—
KDB Green Growth	2010.06.22		208,725		210,000		—		—
Songsan 2nd Industrial Complex SPC	2010.02.25		198,380		200,000		—		—
KAMCO 8th JV SPC	2010.12.30		689,043		272,500		—		—

		(Won)	8,984,228	(Won)	6,567,606	(Won)	334,414	(Won)	300,416

(*)	Investment securities are pledged as collateral.

According to the contracts with the counterparties for the above loans sold with a recourse provision, the Corporation is liable to the counterparties’ claims of up to 30% of the sales price when the principal or the interest is not repaid according to the payment schedules.

The Corporation has outstanding loans receivable and investment securities from companies under workout, court receivership, court mediation or other restructuring process. The following table summarizes the details of these loans receivable (including acceptance and guarantees) and investment securities as of December 31, 2011 and 2010 (Korean won in millions):

	December 31, 2011		December 31, 2010
Loans receivable	(Won)	2,555,007	(Won)	5,122,750
Allowance for possible loan losses		387,261		1,043,927
Investment securities		360,084		386,517

The Corporation has entered into agreements to provide certain syndicated loans with other financial institutions. The total amount available under such loans is (Won)2,403,617 million ((Won)1,704,702 million as of December 31, 2010), and (Won)1,546,916 million ((Won)1,093,527 million as of December 31, 2010) has not been withdrawn by borrowers as of December 31 2011.

As of December 31, 2011, the Corporation has 115 lawsuits as a plaintiff and 274 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant is approximately (Won)3,942,360 million and (Won)1,401,599 million (including the KoFC and 7 creditors involved in lawsuit as defendants and the aggregate amount of claim is (Won)325,500 million), respectively. The Corporation recorded an allowance for litigation on its financial statements for lawsuits which have met the provision for contingent loss (See note 18).

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

The Corporation provides a promissory note to a financial institution as collateral for borrowing in Korean won as of December 31, 2011. Detail of collateral is summarized as follows (Korean won in millions):

Counterparty	Borrowing date	Maximum pledge amount		Borrowing amount
BOK	2011.03.31	(Won)	493,600	(Won)	493,600

22. Derivative financial instruments and related contracts

The Corporation’s derivative instruments are divided into trading derivatives and hedging derivatives, based on the nature of the transaction. The Corporation enters into hedge transactions mainly for the purpose of hedging the fair value risk related to changes in fair values of the underlying assets and liabilities.

The notional amounts outstanding for derivatives contracts and the related valuation gains (losses) as of December 31, 2011 and 2010 are summarized as follows (Korean won in millions):

	December 31, 2011
	Unsettled notional amount						Valuation gain (loss)						Derivative asset (liability)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total
Commodity:
Option bought	(Won)	776,098	(Won)	—	(Won)	776,098	(Won)	32,237	(Won)	2,174	(Won)	34,411	(Won)	27,954
Option sold		614,478		—		614,478		(26,327)		—		(26,327)		(24,453)

		1,390,576		—		1,390,576		5,910		2,174		8,084		3,501
Interest rate		214,972,385		14,501,834		229,474,219		83,796		78,094		161,890		532,746
Currency		58,420,487		5,966,218		64,386,705		99,735		(71,233)		28,502		646,804
Stock:
Option bought		4,268,056		—		4,268,056		45,550		—		45,550		55,439
Option sold		905,991		—		905,991		(279,159)		—		(279,159)		(431,092)

		5,174,047		—		5,174,047		(233,609)		—		(233,609)		(375,653)
Credit:
Credit default swap bought		776,098		—		776,098		519		—		519		1,374
Credit default swap sold		—		—		—		(15,547)		—		(15,547)		(15,316)

		776,098		—		776,098		(15,028)		—		(15,028)		(13,942)
Embedded derivatives:
Option bought		391,822		—		391,822		23,928		—		23,928		99,027
Option sold		207,815		—		207,815		(33,874)		—		(33,874)		(38)

		599,637		—		599,637		(9,946)		—		(9,946)		98,989
Valuation adjustments		—		—		—		(3,978)		5,420		1,442		(21,450)

	(Won)	281,333,230	(Won)	20,468,052	(Won)	301,801,282	(Won)	(73,120)	(Won)	14,455	(Won)	(58,665)	(Won)	870,995

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	December 31, 2010
	Unsettled notional amount						Valuation gain (loss)						Derivative asset (liability)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total
Commodity:
Swap	(Won)	37,964	(Won)	—	(Won)	37,964	(Won)	(2,025)	(Won)	—	(Won)	(2,025)	(Won)	182
Option bought		201,773		26,016		227,789		1,388		67,172		68,560		9,812
Option sold		201,773		—		201,773		—		—		—		(7,754)

		441,510		26,016		467,526		(637)		67,172		66,535		2,240
Interest rate		308,012,397		57,694,153		365,706,550		28,289		129,031		157,320		181,178
Currency		92,733,512		23,753,085		116,486,597		186,223		142,530		328,753		928,042
Stock:
Option bought		1,363,846		251,859		1,615,705		21,108		(13,609)		7,499		40,277
Option sold		1,193,208		198,124		1,391,332		(3,356)		3,485		129		(44,557)
Other		—		1,334,711		1,334,711		70,073		14,355		84,428		81,993

		2,557,054		1,784,694		4,341,748		87,825		4,231		92,056		77,713
Credit:
Credit default swap bought		—		16,979		16,979		—		427		427		(153)
Credit default swap sold		—		58,117		58,117		—		(79)		(79)		1,582

		—		75,096		75,096		—		348		348		1,429

	(Won)	403,744,473	(Won)	83,333,044	(Won)	487,077,517	(Won)	301,700	(Won)	343,312	(Won)	645,012	(Won)	1,190,602

Unrealized gains and losses from fair value hedged items (by type) of the underlying assets or liabilities for the years ended December 31, 2011 and 2010 are as follows (Korean won in millions):

	2011
	Gain		Loss
Available-for-sale securities	(Won)	23,783	(Won)	11,055
Borrowings		1,573		—
Finance bonds		211,792		419,775
Others		1,294		2,356

	(Won)	238,442	(Won)	433,186

	2010
	Gain		Loss
Available-for-sale securities	(Won)	17,870	(Won)	26,728
Borrowings		45,226		38,145
Finance bonds		292,693		556,319

	(Won)	355,789	(Won)	621,192

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Unrealized gains (losses) recorded in other comprehensive income resulting from the application of cash flow hedge accounting as of December 31, 2011 and 2010 are as follows (Korean won in millions):

	December 31, 2011		December 31, 2010
Borrowing in foreign currencies	(Won)	1,355	(Won)	4,560
Income tax effect		(107)		(1,003)

	(Won)	1,248	(Won)	3,557

23. Insurance policy reserves

In accordance with the Insurance Business Act (“IBA”) and the Regulation on Supervision of Insurance Business (“RSIB”), the Corporation is required to maintain the policy reserve as a liability. Details of insurance policy reserve by insurance contracts as of December 31, 2011 and 2010 are as follows (Korean won in millions):

		December 31, 2011		December 31, 2010
Premium reserve	Pure endowment	(Won)	2,276,601	(Won)	2,055,683
	Death		3,057,099		2,833,174
	Endowment		2,244,328		1,995,355
	Group		33,875		33,255

			7,611,903		6,917,467
Unearned premium reserve	Pure endowment		7		8
	Death		457		614
	Endowment		7		13
	Group		793		1,198

			1,264		1,833
Reserve for outstanding claims	Pure endowment		54,129		49,793
	Death		240,683		219,204
	Endowment		77,624		54,737
	Group		7,969		9,605

			380,405		333,339
Reserve for participating policyholders’ dividends	Pure endowment		14,308		13,493
	Death		10,020		8,494
	Endowment		3,334		3,145
	Group		115		79

			27,777		25,211
Excess participating policyholder dividend reserve			355		5,782
Guaranteed benefit reserve			20,559		20,037

		(Won)	8,042,263	(Won)	7,303,669

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

24. Capital stock and capital surplus

Paid-in capital

The Government is the sole equity owner of KoFC and is responsible for maintaining the entire paid-in capital in accordance with the KoFC Act. KoFC’s paid-in capital amounts to approximately (Won)15 trillion as of December 31, 2011.

KoFC’s initial paid-in capital at the time of its incorporation was (Won)100 billion. After the Government’s non-cash capital contribution of (Won)14.9 trillion in KDBFG shares, KoFC’s capital at the reporting date amounts to approximately (Won)15 trillion.

Accumulated other comprehensive income

Accumulated other comprehensive income as of December 31, 2011 and 2010 is as follows (Korean won in millions):

	December 31, 2011		December 31, 2010
Unrealized gain on available-for-sale securities	(Won)	732,027	(Won)	1,771,027
Equity adjustments in equity method		236,745		573,703
Equity adjustments in equity method-debit		(197,089)		(773,778)
Foreign currency translation adjustments for overseas operations		(28,164)		(1,042)
Gain on valuation of cash flow hedge		1,248		3,556
Others		(58)		—

	(Won)	744,709	(Won)	1,573,466

Retained earnings

KoFC’s surplus reserve represents the legal reserve transferred from KDB as a result of the spin-off. In accordance with the KoFC Act, KoFC must appropriate 20% or more of net income for legal reserve until the reserve reaches the total amount of paid-in capital. The reserve is restricted for use other than for offsetting a deficit or transferring to capital.

In accordance with the KoFC Act, KoFC may utilize its legal reserve to offset its accumulated deficit as stated above. If the legal reserve is insufficient to offset the undisposed accumulated deficit, the Korean government is responsible for disposing the remaining deficit.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

25. Other comprehensive income

Other comprehensive income for the years ended December 31, 2011 and 2010 consists of the following (Korean won in millions):

	2011		2010
Net income	(Won)	793,829	(Won)	1,247,812
Other comprehensive income:
Changes in unrealized gain (loss) on valuation of available-for-sale securities, net		(1,087,235)		613,547
Equity adjustments in equity method		271,293		632,589
Equity adjustments in equity method-debit		2,442		(847,812)
Foreign currency translation adjustments for overseas operations		(1,224)		(11,924)
Changes in unrealized gain on valuation for cash flow hedge		(11,659)		3,943

Comprehensive income	(Won)	(30,554)	(Won)	1,638,155

Attributable to:
Controlling interests		(274,728)		767,020
Non-controlling interests		244,174		871,135

	(Won)	(30,554)	(Won)	1,638,155

26. General and administrative expenses

General and administrative expenses for the years ended December 31, 2011 and 2010 are as follows (Korean won in millions):

	2011		2010
Salaries (*)	(Won)	681,357	(Won)	694,739
Other employee benefits (*)		210,355		283,352
Rent (*)		73,958		64,186
Depreciation (*)		61,546		66,669
Amortization (*)		248,324		107,238
Taxes and dues (*)		67,938		78,487
Advertizing expense		77,898		59,241
Others		457,258		593,462

	(Won)	1,878,634	(Won)	1,947,374

(*)	These accounts are related to the “added value” disclosure items of the Corporation’s operations as required by Statements of Korea Accounting Standards 21.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

27. Other operating income and other operating expenses

Details of other operating income for the years ended December 31, 2011 and 2010 consist of the following (Korean won in millions):

	2011		2010
Sales of non-financial subsidiaries	(Won)	7,255,439	(Won)	14,363,928
Other		66,749		190,172

	(Won)	7,322,188	(Won)	14,554,100

Details of other operating expenses for the years ended December 31, 2011 and 2010 consist of the following (Korean won in millions):

	2011		2010
Cost of goods sold of non-financial subsidiaries	(Won)	6,491,171	(Won)	12,543,304
Other		211,076		314,494

	(Won)	6,702,247	(Won)	12,857,798

28. Income tax

Income tax expense for the years ended December 31, 2011 and 2010 is as follows (Korean won in millions):

	2011		2010
Income taxes of KoFC:
Current income taxes	(Won)	26,207	(Won)	—
Tax effect of temporary differences		1,417,128		220,005
Tax effect of tax loss carry forwards and others		110,829		(86,266)

		1,554,164		133,739
Deferred income taxes recognized directly to equity		(1,079,290)		(72,846)

		474,874		60,893
Income taxes of the subsidiaries:
Current income taxes		231,379		783,399
Tax effect of temporary differences		20,634		120,758
Tax effect of the judgment on propriety before tax levying		—		19,983
Tax effect of tax loss carry forwards and others		—		(21,275)
Deferred income taxes recognized directly to equity		166,908		(104,682)
Income tax attributable to consolidated tax return		—		(1,633)

		418,921		796,550

Income tax expense	(Won)	893,795	(Won)	857,443

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Deferred income tax assets and liabilities as of December 31, 2011 and 2010 consist of the following (Korean won in millions):

	December 31, 2011
	Deferred income tax assets		Deferred income tax liabilities
KoFC	(Won)	—	(Won)	2,858,876
KDBFG		613,442		961,483

	(Won)	613,442	(Won)	3,820,359

	December 31, 2010
	Deferred income tax assets		Deferred income tax liabilities
KoFC	(Won)	—	(Won)	1,330,918
KDBFG		130,803		492,973
KAI		43,646		—

	(Won)	174,449	(Won)	1,823,891

29. Net income (loss) attributable to controlling interests and non-controlling interests

Net income (loss) attributable to controlling interests and non-controlling interests for the year ended December 31, 2011 is as follows (Korean won in millions):

	2011
	Ownership (%)	Net income (loss)		Attributable to

				Controlling interests		Non-controlling interests
KoFC	—	(Won)	554,030	(Won)	554,030	(Won)	—
KDBFG	90.26		1,514,203		1,366,720		147,483
KoFC-KDB Material and Components Investment Fund No.1	95.13		15		14		1
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund	95.08		(852)		(810)		(42)
KDBC IP Investment Fund No.2	63.39		(424)		(269)		(155)
KDB-KoFC Green Fund Scheme PEF	93.89		297		279		18
KDB-KoFC Job Creation SME PEF	95.13		2,127		2,023		104
KIAMCO BTL PEF No.1	52.79		4,486		2,368		2,118
Consus Investment Fund No.1	72.73		44		32		12
KIAMCO Road investment PEF No.2	70.00		1		1		—
KDB Blue Ocean Securitization Specialty Co., Ltd.	—		(1,958)		—		(1,958)

			2,071,969		1,924,388		147,581
Inter-company transaction			89,131		80,448		8,683
Consolidation adjustments			(1,365,271)		(1,450,806)		85,535

		(Won)	795,829	(Won)	554,030	(Won)	241,799

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

30.    Related party transactions

Transactions with related parties (including transactions between subsidiaries which have been eliminated in consolidation) for the years ended December 31, 2011 and 2010 are summarized as follows (Korean won in millions):

		2011
Revenue	Expense	Interest on deposit		Interest on securities		Interest on loans		Others		Total
KoFC	KDB	(Won)	2,737	(Won)	—	(Won)	27,716	(Won)	—	(Won)	30,453
”	Korea Electric Power Co., Ltd.		—		—		13,946		—		13,946
KDBFG	KDB		1,702		—		—		—		1,702
KDB	KoFC		—		67,219		1,780		—		68,999
”	KDBFG		—		—		—		4,401		4,401
”	Daewoo Securities Co., Ltd.		—		—		17		70,023		70,040
”	KDB Capital		—		123		—		4,479		4,602
	KDB Asset Management Co., Ltd.		—		—		—		55		55
”	Banco KDB Do Brasil S.A		—		—		30,415		—		30,415
”	KDB Bank (Hungary)		1,994		—		1,196		15,822		19,012
”	KDB Asia (HK) Ltd.		3,233		—		1,578		5,594		10,405
”	UzKDB Bank		—		—		318		1		319
”	KDB Ireland Co., Ltd.		—		—		3,786		—		3,786
”	KDB 1st SPC and 12 others		—		215,503		1,143		13,148		229,794
”	KDB Value Private Equity Fund 2 and 7 others		—		2,863		61,234		55,967		120,064
”	Others		—		—		—		794		794
Daewoo Securities Co., Ltd.	KDBFG		—		409		—		1,669		2,078
”	KDB		77		14,803		34		65,121		80,035
”	KDB Capital		—		5		—		—		5
”	KDB Asset Management Co., Ltd.		—		—		—		757		757
KDB Capital	KDB		—		—		—		4,680		4,680
”	KDB Asset Management Co., Ltd.		—		—		—		32		32

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

		2011
Revenue	Expense	Interest on deposit		Interest on securities		Interest on loans		Others		Total
KDB Asset Management Co., Ltd.	KDBFG		—		—		—		181		181
Daewoo Securities (HK) Ltd.	Daewoo Securities Co., Ltd.		—		—		—		9,546		9,546
Daewoo Securities (Europe) Ltd.	Daewoo Securities Co., Ltd.		—		—		—		1,230		1,230
Daewoo Securities (America) Inc.	Daewoo Securities Co., Ltd.		—		—		—		2,389		2,389
Banco KDB Do Brasil S.A	KDB		—		—		7		—		7
KDB Bank (Hungary)	KDB		—		—		—		7,441		7,441
KDB Asia (HK) Ltd.	KDB		—		—		1		2,081		2,082
KDB Ireland Co., Ltd.	KDB		—		—		4		—		4
KDB 1st SPC and 11 others	KDB		503		—		—		12,083		12,586
KDB Value Private Equity Fund 2 and 7 others	KDB		863		—		3		6,743		7,609
Other	KDB		135		—		—		—		135

		(Won)	11,244	(Won)	300,925	(Won)	143,178	(Won)	284,237	(Won)	739,584

		2010
Revenue	Expense	Interest on deposit		Interest on securities		Interest on loans		Others		Total
KoFC	KDB	(Won)	—	(Won)	—	(Won)	4,739	(Won)	—	(Won)	4,739
	Daewoo Securities Co., Ltd.		201		—		—		—		201
	Korea Electric Power Co., Ltd.		—		—		13,946		—		13,946
KDB	KoFC		—		32,365		431		—		32,796
	KDBFG		—		—		—		3,645		3,645
”	Daewoo Securities Co., Ltd.		—		22,616		—		165		22,781
”	KDB Capital		—		363		1,606		201		2,170
	KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund		66		—		—		—		66
Daewoo Securities Co., Ltd.	KDBFG		—		308		—		1,102		1,410
”	KDB		—		27,665		—		335		28,000

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

		2010
Revenue	Expense	Interest on deposit	Interest on securities	Interest on loans	Others	Total
KDB Capital	KDBFG	—	—	—	91	91
	KDB	82	—	—	136	218
”	Daewoo Securities Co., Ltd.	—	—	—	415	415
	KDB Asset Management Co., Ltd.	—	—	—	50	50
	Korea Infrastructure Asset management Co., Ltd.	—	—	—	14	14
KDB Asset Management Co., Ltd.	KDBFG	—	—	—	208	208
Korea Infrastructure Asset Management Co., Ltd	KDB	257	—	—	323	580
Daewoo Securities (HongKong) Ltd.	Daewoo Securities Co., Ltd.	—	—	—	6,938	6,938
Daewoo Securities (Europe) Ltd.	Daewoo Securities Co., Ltd.	—	—	—	1,417	1,417
Daewoo Securities (America) Inc.	Daewoo Securities Co., Ltd.	—	—	—	1,962	1,962
Trust Account	KDB	3,588	—	857	—	4,445
Daewoo Shipbuilding & Marine Engineering	KDB	1,052	84,441	11,728	7,844	105,065
Korea Infrastructure Fund	KDB	14	—	156	55	225
KDB Value Private Equity Fund II	KDB	28	—	20	417	465
KDB Value Private Equity Fund III	KDB	205	—	169	971	1,345
KDB Value Private Equity Fund VI	KDB	—	—	—	5,086	5,086
KDB Venture M&A	KDB	2	—	—	492	494
KDB Turnaround Private Equity Fund	KDB	7	—	6	1,419	1,432
KDB Asia (HK) Ltd	KDB	3,422	7,327	5,459	47	16,255
KDB Ireland Co., Ltd.	KDB	—	—	3,462	—	3,462
KDB Bank (Hungary) Ltd.	KDB	1,626	27,928	1,720	48	31,322
Banco KDB Do Brasil S.A	KDB	1,569	—	27,055	22	28,646
KDB Consus Value	KDB	119	1,465	—	2,058	3,642
Materials and Components M&A	KDB	20	—	9	3,133	3,162
KDB-Tstone PEF	KDB	39	—	12	585	636

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

		2010
Revenue	Expense	Interest on deposit		Interest on securities		Interest on loans		Others		Total
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund	KDB		66		—		—		490		556

		(Won)	12,363	(Won)	204,478	(Won)	71,375	(Won)	39,669	(Won)	327,885

Outstanding balances with related parties (including balances between subsidiaries which have been eliminated in consolidation) arising from the above transactions as of December 31, 2011 and 2010 are summarized as follows (Korean won in millions):

		December 31, 2011
Receivable	Payable	Due from banks		Securities		Loans		Others		Total
KoFC	KDB	(Won)	795,106	(Won)	—	(Won)	774,932	(Won)	2,176	(Won)	1,572,214
”	Korea Electric Power Co., Ltd.		—		—		1,712,222		7,055		1,719,277
KDBFG	KDB		27,664		—		—		128,472		156,136
KDB	KoFC		—		1,399,684		136,509		4,156		1,540,349
”	Daewoo Securities Co., Ltd.		—		—		706		62,147		62,853
”	KDB Capital		—		—		—		11		11
”	Banco KDB Do Brasil S.A		—		—		292,657		6,980		299,637
”	KDB Bank (Hungary) Ltd.		172,995		—		64,472		34,838		272,305
”	KDB Asia (HK) Ltd.		207,594		—		134,315		8,163		350,072
”	UzKDB Bank		—		—		303		—		303
”	KDB Ireland Co., Ltd.		—		—		287,897		10,364		298,261
”	KDB 1st SPC and 13 others		—		407,418		22,189		220,534		650,141
”	KDB Value Private Equity Fund 2 and 3 others		—		25,532		1,082,065		44,675		1,152,272
Daewoo Securities Co., Ltd.	KDB		89,989		409,954		—		48,095		548,038
KDB Capital	Korea Infrastructure Investment Asset Management Co., Ltd.		—		—		—		26		26
	KDB		6		—		—		792		798
”	Daewoo Securities Co., Ltd.		—		—		—		2		2
KDB Asset Management Co., Ltd.	KDB		4,500		—		—		—		4,500
	Daewoo Securities Co., Ltd.		—		—		—		429		429

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

		December 31, 2011
Receivable	Payable	Due from banks		Securities		Loans		Others		Total
Korea Infrastructure Investment Asset Management Co., Ltd.	KDB		13,892		—		—		430		14,322
Daewoo Securities (Europe) Ltd.	Daewoo Securities Co., Ltd.		8		—		—		27		35
Daewoo Securities (America) Inc.	Daewoo Securities Co., Ltd.		1		—		—		102		103
Daewoo Securities (HK) Ltd.	Daewoo Securities Co., Ltd.		523		—		—		373		896
KDB 1st SPC and 14 others	KDB		510,293		—		—		705		510,998
KDB Value Private Equity Fund 2 and 7 others	KDB		123,577		21,660		2,948		114		148,299
KDB Asia (HK) Ltd.	KDB		2		1,246		9,803		533		11,584
	PEF		—		—		5,767		—		5,767
KDB Ireland Co., Ltd.	KDB		—		17,439		—		86		17,525
”	PEF		—		—		11,533		—		11,533
KDB Bank (Hungary) Ltd.	KDB		—		—		—		3,822		3,822
Banco KDB Do Brasil S.A	KDB		424		—		—		—		424
Other			22,163		—		2,554		9		24,726

		(Won)	1,968,737	(Won)	2,282,933	(Won)	4,540,872	(Won)	585,116	(Won)	9,377,658

		December 31, 2010
Receivable	Payable	Due from banks		Securities		Loans		Others		Total
KoFC	KDB	(Won)	234,916	(Won)	—	(Won)	570,506	(Won)	840	(Won)	806,262
”	Korea Electric Power Co., Ltd.		—		—		867,222		1,972		869,194
KDBFG	KDB		236		—		—		151,704		151,940
KDB	KoFC		—		2,955,172		—		4,390		2,959,562
”	KDBFG		236		—		—		151,704		151,940
”	Daewoo Securities Co., Ltd.		—		—		—		643		643
”	KDB Capital		—		53,986		—		4,366		58,352
”	KAI		—		—		220,292		—		220,292
Daewoo Securities Co., Ltd.	KDB		5,589		279,063		—		2,621		287,273
”	KDBFG		—		19,999		—		336		20,335
KDB Capital	KDBFG		—		—		—		18		18
”	KDB		37,612		—		—		508		38,120
”	Daewoo Securities Co., Ltd.		—		—		—		30		30
KDB Asset Management Co., Ltd.	KDBFG		—		—		—		39		39
”	Daewoo Securities Co., Ltd.		—		—		—		731		731
Korea Infrastructure Investment Asset Management Co., Ltd.	KDB		10,330		—		—		52		10,382

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

		December 31, 2010
Receivable	Payable	Due from banks		Securities		Loans		Others		Total
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund	KDB		10,531		—		—		5		10,536
Daewoo Securities (Europe) Ltd.	Daewoo Securities Co., Ltd.		2		—		—		408		410
Daewoo Securities (America) Inc.	Daewoo Securities Co., Ltd.		8		—		—		193		201
Daewoo Securities (HK) Ltd.	Daewoo Securities Co., Ltd.		52		—		—		154		206
Trust Account	KDB		85,965		—		37,725		—		123,690
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	KDB		143,452		204,465		730,786		699		1,079,402
Korea Infrastructure Fund	KDB		2,726		—		—		—		2,726
KDB Value PEF II	KDB		15,962		—		1,093		70		17,125
KDB Value PEF III	KDB		5,838		—		—		90		5,928
KDB Value PEF VI	KDB		424		—		—		—		424
KDB Venture M&A PEF	KDB		43		—		—		—		43
KDB Turn Around PEF	KDB		425		—		—		1		426
KDB Asia (HK) Ltd.	KDB		195,129		—		149,728		925		345,782
KDB Ireland Co., Ltd.	KDB		7,719		—		319,866		972		328,557
KDB Bank (Hungary) Ltd.	KDB		170,835		—		104,734		673		276,242
Banco KDB Do Brasil S.A	KDB		—		—		430,554		2,998		433,552
KDB Consus Value	KDB		12,246		—		16,996		—		29,242
Materials & Components M&A PEF	KDB		1,377		—		—		6		1,383
KoFC-KDB Materials and Components Investment Fund No.1	KDB		17,793		—		—		7		17,800
KDB-Tstone PEF	KDB		1,800		—		—		10		1,810

		(Won)	961,246	(Won)	3,512,685	(Won)	3,449,502	(Won)	327,165	(Won)	8,250,598

Unused commitments and acceptances and guarantees in trade with the related parties as of December 31, 2011 are (Won)655,891 million and (Won)1,145,310 million, respectively.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

Guarantee or collateral provided between related parties as of December 31, 2011 and 2010 is summarized as follows (Korean won in millions):

Provider	Beneficiary	Guarantee/ collateral	December 31, 2011		December 31, 2010
KDB Capital	KDB	Collateral loans for shipping finance	(Won)	97,004	(Won)	147,583

31. Supplementary cash flow information

Significant non-cash transactions for the years ended December 31, 2011 and 2010 are as follows (Korean won in millions):

	2011		2010
Unrealized gain (loss) on available-for-sale securities	(Won)	(1,087,234)	(Won)	552,824
Unrealized gain on equity method investments		(305,396)		573,703
Unrealized loss on equity method investments		576,689		(766,777)

	(Won)	(815,941)	(Won)	359,750

32. Segment financial information

The Corporation’s business segments are reported based on financial and non-financial services. The allocation of the Corporation’s condensed consolidated statement of financial position by business segments as of December 31, 2011 and 2010 is as follows (Korean won in millions):

	December 31, 2011
	Financial services		Non-financial services		Consolidation adjustments		Total
Assets:
Cash and due from banks	(Won)	7,603,610	(Won)	834,796	(Won)	(793,820)	(Won)	7,644,586
Financial assets designated at FVTPL		1,950,465		1,125		(1,125)		1,950,465
Securities		98,742,326		14,120,980		(36,904,128)		75,959,178
Loans receivable		103,761,295		—		(333,200)		103,428,095
Property and equipment, net		865,563		838,877		22,762		1,727,202
Investment property		241,903		201,516		(22,762)		420,657
Others assets		14,230,932		6,510,410		(379,412)		20,361,930
Other manufacturing assets		—		3,850,055		—		3,850,055

	(Won)	227,396,094	(Won)	26,357,759	(Won)	(38,411,685)	(Won)	215,342,168

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	December 31, 2011
	Financial services		Non-financial services		Consolidation adjustments		Total
Liabilities:
Financial liabilities held-for-trading	(Won)	544,122	(Won)	—	(Won)	—	(Won)	544,122
Financial liabilities designated at FVTPL		5,924,323		—		—		5,924,323
Due to customer		28,658,715		—		(1,427,808)		27,230,907
Borrowings and debentures		121,980,669		2,920,581		(2,929,158)		121,972,092
Other liabilities		25,547,978		3,279,016		555,605		29,382,599
Other manufacturing liabilities		—		926,530		—		926,530

	(Won)	182,655,807	(Won)	7,126,127	(Won)	(3,801,361)	(Won)	185,980,573

Equity:
Paid-in capital	(Won)	17,626,808	(Won)	10,702,394	(Won)	(13,329,202)	(Won)	15,000,000
Capital surplus		13,596,266		741,081		(14,337,347)		—
Capital adjustment		(155,440)		(129,055)		132,053		(152,442)
Accumulated other comprehensive income		885,769		742,605		(883,665)		744,709
Retained earnings		10,382,992		6,968,304		(10,442,164)		6,909,132
Non-controlling interests		2,403,892		206,303		4,250,001		6,860,196

	(Won)	44,740,287	(Won)	19,231,632	(Won)	(34,610,324)	(Won)	29,361,595

	December 31, 2010
	Financial services		Non-financial services		Consolidation adjustments		Total
Assets:
Cash and due from banks	(Won)	9,903,035	(Won)	741,116	(Won)	(911,979)	(Won)	9,732,172
Securities		107,094,228		976,546		(41,896,184)		66,174,590
Loans receivable		88,619,284		456,163		(3,713,086)		85,362,361
Derivatives		6,172,652		976,423		(367,334)		6,781,741
Property and equipment, net		1,180,915		5,846,042		(102,413)		6,924,544
Others		7,628,518		10,156,060		(576,858)		17,207,720

	(Won)	220,598,632	(Won)	19,152,350	(Won)	(47,567,854)	(Won)	192,183,128

Liabilities:
Due to customer	(Won)	22,930,786	(Won)	—	(Won)	(674,732)	(Won)	22,256,054
Borrowings and debentures		116,187,364		4,254,300		(7,559,157)		112,882,507
Derivatives		4,940,920		1,017,104		(366,885)		5,591,139
Other		17,592,147		8,850,236		(1,116,692)		25,325,691

	(Won)	161,651,217	(Won)	14,121,640	(Won)	(9,717,466)	(Won)	166,055,391

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	December 31, 2010
	Financial services		Non-financial services		Consolidation adjustments		Total
Equity:
Paid-in capital	(Won)	30,993,611	(Won)	1,870,733	(Won)	(17,864,344)	(Won)	15,000,000
Capital surplus		14,453,134		175,314		(14,625,081)		3,367
Capital adjustment		(397,636)		(44,885)		256,473		(186,048)
Accumulated other comprehensive income		2,783,306		1,069,418		(2,279,257)		1,573,467
Retained earnings		11,115,000		1,960,130		(10,741,104)		2,334,026
Non-controlling interests		—		—		7,402,925		7,402,925

	(Won)	58,947,415	(Won)	5,030,710	(Won)	(37,850,388)	(Won)	26,127,737

The allocation of the Corporation’s condensed consolidated statement of income by business segments for the years ended December 31, 2011 and 2010 is as follows (Korean won in millions):

	2011
	Financial services		Non-financial services		Consolidation adjustments		Total
Operating revenue	(Won)	24,170,300	(Won)	8,030,403	(Won)	(727,326)	(Won)	31,473,377
Operating expense		21,915,237		7,518,388		(310,525)		29,123,100

Operating income		2,255,063		512,015		(416,801)		2,350,277
Non-operating income		348,525		265,002		9,521		623,048
Non-operating expense		923,578		358,245		1,878		1,283,701

Income before income tax expense		1,680,010		418,772		(409,158)		1,689,624
Income tax expense		863,883		44,707		(14,795)		893,795

Net income	(Won)	816,127	(Won)	374,065	(Won)	(394,363)	(Won)	795,829

	2010
	Financial services		Non-financial services		Consolidation adjustments		Total
Operating revenue	(Won)	25,470,585	(Won)	16,994,876	(Won)	(1,835,985)	(Won)	40,629,476
Operating expense		24,507,152		15,864,732		(1,674,884)		38,697,000

Operation income		963,433		1,130,144		(161,101)		1,932,476
Non-operation income		2,592,397		159,529		(2,240,784)		511,142
Non-operation expense		714,841		163,489		(534,543)		343,787

Income before income tax expense		2,840,989		1,126,184		(1,867,342)		2,099,831
Income tax expense		560,858		285,590		10,995		857,443
Net loss of subsidiary before acquisition		—		—		(5,424)		(5,424)

Net income	(Won)	2,280,131	(Won)	840,594	(Won)	(1,872,913)	(Won)	1,247,812

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

33. Financial information of the consolidated subsidiaries

The condensed statements of financial position of consolidated subsidiaries as of December 31, 2011 and 2010 are summarized as follows (Korean won in millions):

	December 31, 2011
	Assets		Liabilities		Equity
KDBFG	(Won)	172,022,826	(Won)	147,980,791	(Won)	24,042,035
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund		33,027		268		32,759
KoFC-KDB Materials and Components Investment Fund No.1		50,071		255		49,816
KDBC IP Investment Fund No.2		5,728		152		5,576
Consus Investment Fund No.1		11,061		14		11,047
KDB-KoFC Green Fund Scheme PEF		35,142		52		35,090
KDB-KoFC Job Creation SME PEF		31,935		63		31,872
KIAMCO BTL PEF No.1		126,110		66		126,044
KIAMCO Road investment PEF No.2		50,019		1		50,018
KDB Blue Ocean Securitization Specialty Co., Ltd.		607,024		609,214		(2,190)

	(Won)	172,972,943	(Won)	148,590,876	(Won)	24,382,067

	December 31, 2010
	Assets		Liabilities		Equity
KDBFG	(Won)	159,460,622	(Won)	136,839,989	(Won)	22,620,633
KAI		1,498,431		884,273		614,158
KDB-Tstone PEF		36,161		400		35,761
KoFC-KDB Materials and Components Investment Fund No.1		24,801		—		24,801
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund		17,576		—		17,576
KoFC KDBC-JKL Frontier Champ 2010-1 PEF		66,139		388		65,751

	(Won)	161,103,730	(Won)	137,725,050	(Won)	23,378,680

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

The condensed statements of income of consolidated subsidiaries for the years ended December 31, 2011 and 2010 are summarized as follows (Korean won in millions):

	2011
	Operating revenue		Operating expense		Operating income (loss)		Net income (loss)
KDBFG	(Won)	29,745,593	(Won)	27,665,556	(Won)	2,080,037	(Won)	1,514,203
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund		248		1,061		(813)		(813)
KoFC-KDB Materials and Components Investment Fund No.1		1,028		1,013		15		15
KDBC IP Investment Fund No.2		146		570		(424)		(424)
Consus Investment Fund No.1		46		2		44		44
KDB-KoFC Green Fund Scheme PEF		1,304		1,007		297		297
KDB-KoFC Job Creation SME PEF		2,237		110		2,127		2,127
KIAMCO BTL PEF No.1		4,748		262		4,486		4,486
KIAMCO Road investment PEF No.2		1		—		1		1
KDB Blue Ocean Securitization Specialty Co., Ltd.		40,757		42,360		(1,603)		(1,958)

	(Won)	29,796,108	(Won)	27,711,941	(Won)	2,084,167	(Won)	1,517,978

	2010
	Operating revenue		Operating expense		Operating income (loss)		Net income (loss)
KDBFG	(Won)	39,570,795	(Won)	36,233,812	(Won)	2,336,983	(Won)	1,607,536
KAI		1,266,711		1,145,704		121,007		78,841
KDB-Tstone PEF		587		6,584		(5,997)		(5,997)
KoFC-KDB Materials and Components Investment Fund No.1		303		503		(200)		(199)
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund		66		490		(424)		(424)
KoFc KDBC-JKL Frontier Champ 2010-1 Investment Fund		5		253		(248)		(249)

	(Won)	39,838,467	(Won)	37,387,346	(Won)	2,451,121	(Won)	1,679,508

34. Business combinations

Acquisition of Daewoo Engineering & Construction Co., Ltd. (“Daewoo E&C”) and RBS NB Uzbekistan (“RBS Uz”)

On January 6, 2011, the Corporation acquired an additional 29.12% of voting shares of Daewoo E&C for a total of 50.75% of voting shares including a prior acquisition of 21.63% of voting shares on December 29, 2010. The acquisition date is deemed as at January 1, 2011 and the shares have been accounted for in accordance with the acquisition method.

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

On November 21, 2011, the Corporation acquired 82.35% of voting shares of RBS Uz. The acquisition date is deemed as December 31, 2011 and the shares have been accounted for in accordance with the acquisition method.

The details of assets acquired and liabilities assumed by the business combinations of Daewoo E&C and RBS Uz are as follows (Korean won in millions):

	Daewoo E&C
	Carrying amount of acquiree		Fair value (*1)
Assets:
Cash and due from banks	(Won)	639,668	(Won)	639,668
Financial assets-held-for-trading		4,650		4,650
Financial investments -available-for-sale		729,008		729,008
Equity method investments		155,162		155,162
Derivative assets		406		406
Property and equipment		665,194		665,192
Investment property		359,145		359,145
Intangible assets (*2)		75,816		2,386,676
Deferred tax assets		480,635		480,635
Other assets		5,463,574		5,461,742
non-current assets held-for-sale		1,377,955		1,281,928

		9,951,213		12,164,212
Liabilities:
Borrowings		1,002,816		1,002,816
Bonds		1,579,751		1,598,258
Derivative liabilities		165,080		165,080
Severance and retirement benefits		129,811		129,811
Provisions		100,909		100,909
Deferred tax liabilities		16,258		501,336
Income tax payable		8,758		8,758
Other liabilities		3,520,082		3,520,082

		6,523,465		7,027,050

Net assets	(Won)	3,427,748	(Won)	5,137,162

Non-controlling interests (*3)			(Won)	(2,564,720)
Goodwill (*4)				606,051

Net assets acquired			(Won)	3,178,493

Korea Finance Corporation

Notes to the consolidated financial statements—(Continued)

December 31, 2011 and 2010

	RBS Uz
	Carrying amount of acquiree		Fair value (*1)
Assets:
Cash and due from banks	(Won)	338,949	(Won)	338,949
Financial investments available-for-sale		3,850		3,850
Loan receivables		62		62
Derivative assets		11		11
Property and equipment		892		892
Intangible assets (*2)		741		741
Deferred tax assets		177		177
Other assets		755		755

		345,437		345,437
Liabilities:
Due to customer		315,158		315,158
Borrowings		2,266		2,266
Income tax payable		26		26
Other liabilities		2,335		2,335

		319,785		319,785

Net assets	(Won)	25,652	(Won)	25,652

Non-controlling interests (*3)			(Won)	(4,527)

Net assets acquired			(Won)	21,125

(*1)	Fair value of acquired assets and liabilities was calculated using the discounted future cash flow method.
(*2)	Intangible assets include identifiable intangible assets such as trademarks, patents, and order backlogs and amount to (Won)2,310,860 million.
(*3)	Non-controlling interests were measured in proportion to identifiable net assets.
(*4)	Goodwill consists of synergies to be created through business combination and specifically unidentifiable assets.

The details of cash flows acquired by business combinations are as follows (Korean won in millions):

	Daewoo E&C		RBs Uz
Acquisition cost paid in cash (*)	(Won)	3,178,493	(Won)	18,730
Cash and cash equivalents owned by the acquiree		(639,668)		(338,949)

Net cash outflows from the acquisition	(Won)	2,538,825	(Won)	(320,219)

(*)	Cash payments include securities which amount to (Won)1,000,010 million by the related parties that were acquired prior year.

The operating income and net income subsequent to the acquisition of Daewoo E&C amount to (Won)7,237,814 million and (Won)173,553 million, respectively.

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 48 million people. The country’s largest city and capital, Seoul, has a population of about 11 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP in August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. The Lee administration’s key policy priorities include:

•	pursuing a lively market economy through deregulation, free trade and the attraction of foreign investment;

•	establishing an efficient government by reorganizing government functions and privatizing state-owned enterprises;

•	taking initiatives on the denuclearization of North Korea;

•	seeking a productive welfare system based on customized welfare benefits and job training; and

•	strengthening the competitiveness of Korea’s education system.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 82% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises nine provinces and seven cities with provincial status: Seoul, Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan. From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Organizations

The 19th legislative general election was held on April 11, 2012 and the term of the National Assembly members elected in the 19th legislative general election commenced on May 30, 2012. Currently, there are two major political parties, the Saenuri Party (formerly known as the Grand National Party), or SP, and the Democratic United Party, or DUP.

As of June 7, 2012, the parties control the following number of seats in the National Assembly:

	SP	DUP	Others	Total
Number of Seats	150	127	23	300

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War, which took place between 1950 and 1953 began with the invasion of the Republic by communist forces from North Korea and, following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel.

North Korea maintains a regular military force estimated at more than 1,000,000 troops, mostly concentrated near the northern border of the demilitarized zone. The Republic’s military forces, composed of approximately 650,000 regular troops and almost 3.0 million reserves, maintain a state of military preparedness along the southern border of the demilitarized zone. In addition, the United States has historically maintained its military presence in the Republic. In October 2004, the United States and the Republic agreed to a three-phase withdrawal of approximately one-third of the 37,500 troops stationed in the Republic by the end of 2008. By the end of 2004, 5,000 U.S. troops departed the Republic in the first phase of such withdrawal and in the plan’s second phase, the United States removed 5,000 troops by the end of 2006. In the final phase, another 2,500 U.S. troops were scheduled to depart by the end of 2008. In April 2008, however, the United States and the Republic decided not to proceed with the final phase of withdrawal and agreed to maintain 28,500 U.S. troops in the Republic. In February 2007, the United States and the Republic agreed to dissolve their joint command structure by 2012, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In recent years, there have been heightened security concerns stemming from North Korea’s nuclear weapons and long-range missile programs and increased uncertainty regarding North Korea’s actions and possible responses from the international community. In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, the Republic, the United States, North Korea, China, Japan and Russia have held numerous rounds of six party multi-lateral talks in an effort to resolve issues relating to North Korea’s nuclear weapons program.

In addition to conducting test flights of long-range missiles, North Korea announced in October 2006 that it had successfully conducted a nuclear test, which increased tensions in the region and elicited strong objections worldwide. In response, the United Nations Security Council passed a resolution that prohibits any United Nations member state from conducting transactions with North Korea in connection with any large scale arms and material or technology related to missile development or weapons of mass destruction and from providing luxury goods to North Korea, imposes an asset freeze and travel ban on persons associated with North Korea’s weapons program, and calls upon all United Nations member states to take cooperative action, including thorough inspection of cargo to or from North Korea. In response, North Korea agreed in February 2007 at the six-party talks to shut down and seal the Yongbyon nuclear facility, including the reprocessing facility, and readmit international inspectors to conduct all necessary monitoring and verifications.

In April 2009, North Korea launched a long-range rocket over the Pacific Ocean. The Republic, Japan and the United States responded that the launch poses a threat to neighboring nations and that it was in violation of the United Nations Security Council resolution adopted in 2006 against nuclear tests by North Korea, and the United Nations Security Council unanimously passed a resolution that condemned North Korea for the launch and decided to tighten sanctions against North Korea. Subsequently, North Korea announced that it would permanently pull out of the six-party talks and restart its nuclear program, and the International Atomic Energy Agency reported that its inspectors had been ordered to remove surveillance devices and other equipment at the Yongbyon nuclear power plant and to leave North Korea. In May 2009, North Korea announced that it had successfully conducted a second nuclear test and test-fired three short-range, surface-to-air missiles. In response, the United Nations Security Council unanimously passed a resolution that condemned North Korea for the nuclear test and decided to expand and tighten sanctions against North Korea. In March 2010, a Korean warship was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking in May 2010. North Korea has denied responsibility for the sinking and has threatened retaliation for any attempt to punish it for the act. On November 23, 2010, North Korean forces fired more than one hundred artillery shells targeting Yeonpyeong Island located near the maritime border between the Republic and North Korea on the west coast of the Korean peninsula, killing two Korean soldiers and two civilians as well as causing substantial property damage. The Republic responded by firing approximately 80 artillery shells and putting the military on its highest alert level. The Government condemned North Korea for the act and vowed stern retaliation should there be further provocation. On April 13, 2012, North

Korea launched a long-range rocket over the Yellow Sea. The Republic, Japan and the United States condemned the launch and the United Nations Security Council adopted a chairman’s statement condemning North Korea for the launch.

There recently has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for economic and political stability in the region. In June 2009, U.S. and Korean officials announced that Kim Jong-il, the North Korean ruler who reportedly suffered a stroke in August 2008, designated his third son, Kim Jong-eun, who is reportedly in his twenties, to become his successor. In September 2010, Kim Jong-eun was made a general in the North Korean army, named the vice chairman of the Central Military Commission and appointed to the Central Committee of the Workers’ Party in a series of measures widely believed to be part of the succession plan. In addition, North Korea’s economy faces severe challenges. For example, in November 2009, the North Korean government redenominated its currency at a ratio of 100 to 1 as part of a currency reform undertaken in an attempt to control inflation and reduce income gaps. In tandem with the currency redenomination, the North Korean government banned the use or possession of foreign currency by its residents and closed down privately run markets, which led to severe inflation and food shortages. Such developments may further aggravate social and political tensions within North Korea.

Since the death of Kim Jong-il, the former North Korean ruler, in mid-December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Although before his death, Kim Jong-il designated his third son, Kim Jong-eun, as his successor, the eventual outcome of such leadership transition remains uncertain. Furthermore, as only limited information is available outside of North Korea about Kim Jong-eun, and it is unclear which individuals or factions, if any, will share political power with Kim Jong-eun or assume the leadership if the transition is not successful, there is significant uncertainty regarding the policies, actions and initiatives that North Korea might pursue in the future.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy or its ability to obtain future funding. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy.

Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic. In President Lee’s national address on August 15, 2010, he suggested the possible adoption of a reunification tax as a potential means of alleviating the potential long-term economic burden associated with reunification. Such discussions on reunification are very preliminary, and it has not been decided whether or when such a reunification tax would be implemented. If a reunification tax is implemented, depending on how it is structured, it may lead to a decrease in domestic consumption, which in turn may have a material adverse effect on the Republic’s economy.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO; and

•	the Inter-American Development Bank, or IDB.

In September 1991, the Republic and North Korea became members of the United Nations. During the 1996 and 1997 sessions, the Republic served as a non-permanent member of the United Nations Security Council.

In March 1995, the Republic applied for admission to the Organization for Economic Cooperation and Development, or the OECD, which the Republic officially joined as the twenty-ninth regular member in December 1996.

The Economy

Current Worldwide Economic and Financial Difficulties

Recent difficulties affecting the U.S. and global financial sectors, adverse conditions and volatility in the U.S. and worldwide credit and financial markets, fluctuations in oil and commodity prices and the general weakness of the U.S. and global economy during the second half of 2008 and first half of 2009 increased the uncertainty of global economic prospects in general and adversely affected, and may continue to adversely affect, the Korean economy. During the second and third quarter of 2007, credit markets in the United States started to experience difficult conditions and volatility that in turn have affected worldwide financial markets. In particular, in late July and early August 2007, market uncertainty in the U.S. sub-prime mortgage sector increased dramatically and further expanded to other markets such as those for leveraged finance, collateralized debt obligations and other structured products. In September and October 2008, liquidity and credit concerns and volatility in the global credit and financial markets increased significantly with the bankruptcy or acquisition of, and government assistance to, several major U.S. and European financial institutions. These developments resulted in reduced liquidity, greater volatility, widening of credit spreads and a lack of price transparency in the United States and global credit and financial markets.

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, the value of the Won relative to the U.S. dollar depreciated at an accelerated rate during the fourth quarter of 2008 and first half of 2009. See “Monetary Policy—Foreign Exchange.” Such depreciation of the Won increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency-denominated debt. Furthermore, as a result of adverse global and Korean economic conditions, there was a significant overall decline and continuing volatility in the stock prices of Korean companies. The Korea Composite Stock Price Index declined by 27.8% from 1,852.0 on May 30, 2008 to 1,336.7 on April 16, 2009. See “The Financial System—Securities Markets”. Further declines in the Korea Composite Stock Price Index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies to raise capital. In addition, increases in credit spreads, as well as limitations on the availability of credit resulting from heightened concerns about the stability of the markets generally and the strength of counterparties specifically that led many lenders and institutional investors to reduce or cease funding to borrowers, adversely affected Korean banks’ ability to borrow, particularly with respect to foreign currency funding, during the fourth quarter of 2008 and first half of 2009. Moreover, GDP in the first quarter of 2009 contracted by 4.3% at chained 2005 year prices compared with the same period in 2008, and exports in the first quarter of 2009 decreased by 24.8% to US$74.7 billion from US$99.4 billion in the same period in 2008. In the event that such difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks, including us, may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In response to these developments, legislators and financial regulators in the United States and other jurisdictions, including Korea, implemented a number of policy measures designed to add stability to the financial markets, including the provision of direct and indirect assistance to distressed financial institutions. In particular, the Government has implemented or announced, among other things, the following measures during the fourth quarter of 2008 and in 2009:

•

in October 2008, the Government implemented a guarantee program to guarantee foreign currency-denominated debt incurred by Korean banks and their overseas branches between October 20, 2008 and June 30, 2009 (subsequently extended to December 31, 2009), up to an aggregate amount of US$100 billion, for a period of three years (subsequently extended to five years) from the date such debt was incurred;

•

in October 2008, The Bank of Korea established a temporary reciprocal currency swap arrangement with the Federal Reserve Board of the United States for up to US$30 billion, effective until April 30, 2009 (subsequently extended to October 30, 2009). The Bank of Korea provided U.S. dollar liquidity, through competitive auction facilities, to financial institutions established in Korea, using funds from the swap line;

•

in December 2008, a (Won)10 trillion bond market stabilization fund was established to purchase financial and corporate bonds and debentures in order to provide liquidity to companies and financial institutions;

•

in December 2008, The Bank of Korea agreed with the People’s Bank of China to establish a bilateral currency swap arrangement for up to (Won)38 trillion, effective for three years, and agreed with the Bank of Japan to increase the maximum amount of their bilateral swap arrangement from US$3 billion to US$20 billion, effective until April 30, 2009;

•	in December 2008 and March 2009, the Government, through Korea Asset Management Corporation, purchased non-performing loans held by savings banks in the amount of approximately (Won)1.7 trillion;

•	in February 2009, the Government announced its plan to contribute capital to Korean banks through a (Won)20 trillion bank recapitalization fund and received applications from 14 banks;

•

during the first quarter of 2009, the Government, through the Bank of Korea and the Korea Development Bank, purchased from Korean banks hybrid securities and subordinated bonds in the amount of approximately (Won)4 trillion;

•

during the fourth quarter of 2008 and the first quarter of 2009, The Bank of Korea decreased the policy rate by a total of 3.25% points to 2.00% in order to address financial market instability and to help combat the slowdown of the domestic economy;

•

in April 2009, the National Assembly authorized the expansion of the 2009 national budget by (Won)28.4 trillion to provide stimulus for the Korean economy. The stimulus plan includes (Won)17.2 trillion to be used for cash handouts, low-interest loans, infrastructure spending and job training, as well as (Won)11.2 trillion in various tax incentives; and

•

in December 2009, the Government, together with the member countries of the Association of Southeast Asian Nations, China and Japan, signed the Chiang Mai Initiative Multilateralization Agreement to address balance-of-payments and short-term liquidity difficulties in the region and to supplement the existing international financial arrangements.

However, the overall impact of these legislative and regulatory efforts on the financial markets is uncertain, and they may not have the intended stabilizing effects.

In November 2009, the Dubai government announced a moratorium on the outstanding debt of Dubai World, a government-affiliated investment company. In addition, many governments in Europe have shown increasing signs of fiscal stress and may experience difficulties in meeting their debt service requirements. For example, in November 2008, the Icelandic government, facing mounting debt problems, reached an agreement with the IMF to receive loans in the amount of US$2.1 billion over a two-year period, and in May 2010 and March 2012, the Greek government reached an agreement with the IMF and the European Union to receive loans in the amount of Euro 110 billion over a three-year period and to receive additional loans in the amount of Euro 130 billion over a four-year period, respectively. The global financial markets have experienced significant volatility in recent months as a result of, among other things, the downgrading by Standard & Poor’s Rating Services of the long-term sovereign credit rating of the United States to “AA+” from “AAA” in August 2011, as well as the continuing financial difficulties and resulting ratings downgrades experienced by the governments of Greece and other countries in Europe. Any of these or other developments could potentially trigger another financial and economic crisis, which could have a material adverse effect on the Korean economy and financial markets (including depreciation of the value of the Won, decline and volatility in the stock prices of Korean companies, increases in credit spreads and funding costs and decreases in exports) and our financial conditions and results of operations.

There have been increased volatility and substantial declines in the Korea Composite Stock Index recently, due to adverse global financial and economic conditions. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks (including us) to raise capital.

Furthermore, while many governments worldwide are considering or are in the process of implementing “exit strategies”, in the form of reduced government spending, higher interest rates or otherwise, with respect to the economic stimulus measures adopted in response to the global financial crisis, such strategies may, for reasons related to timing, magnitude or other factors, have the unintended consequence of prolonging or worsening global economic and financial difficulties. In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets.

Gross Domestic Product

Gross domestic product, or GDP, measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods.

The following table sets out the composition of the Republic’s GDP at current and chained 2005 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2007	2008	2009	2010	2011 (1)	As % of GDP 2011 (1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	530,264.1	561,627.5	575,970.2	616,982.6	654,857.7	52.9
Government	143,262.2	156,944.1	170,324.7	178,396.1	190,485.6	15.4
Gross Capital Formation	286,917.6	320,368.8	279,858.1	346,430.2	364,339.8	29.5
Exports of Goods and Services	408,754.1	544,110.7	529,645.1	613,368.3	694,765.8	56.2
Less Imports of Goods and Services	(394,026.2)	(556,197.9)	(490,188.3)	(583,157.3)	(669,746.4)	(54.1)
Statistical Discrepancy	(158.9)	(401.4)	(573.0)	1,254.8	2,425.5	0.2
Expenditures on Gross Domestic Product	975,013.0	1,026,451.8	1,065,036.8	1,173,274.9	1,237,128.2	100.0
Net Factor Income from the Rest of the World	1,800.9	7,663.6	4,746.2	1,478.1	3,375.7	0.3
Gross National Income (2)	976,813.9	1,034,115.4	1,069,783.1	1,174,753.0	1,240,503.9	100.3
Gross Domestic Product at Chained 2005 Year Prices:
Private	512,094.8	518,820.8	518,776.0	541,537.3	553,778.2	51.2
Government	134,806.9	140,633.6	148,471.7	152,811.1	155,966.0	14.4
Gross Capital Formation	277,729.0	277,772.8	240,411.7	278,359.2	282,641.9	26.1
Exports of Goods and Services	426,070.6	454,248.9	448,813.8	514,700.8	563,687.9	52.1
Less Imports of Goods and Services	(393,207.1)	(410,567.7)	(377,795.8)	(442,975.9)	(471,719.9)	(43.6)
Statistical Discrepancy	91.3	(323.6)	(528.1)	(797.4)	(1,632.8)	(0.2)
Expenditures on Gross Domestic Product (3)	956,514.5	978,498.8	981,625.1	1,043,666.3	1,081,593.9	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	1,622.9	6,776.2	4,055.5	1,017.8	2,527.2	0.2
Trading Gains and Losses from Changes in the Terms of Trade	(16,827.8)	(50,031.9)	(35,622.1)	(41,197.0)	(65,820.8)	(6.1)
Gross National Income (4)	941,317.3	935,248.8	950,041.1	1,003,474.7	1,018,254.8	94.1
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	7.3	5.3	3.8	10.2	5.4	—
At Chained 2005 Year Prices	5.1	2.3	0.3	6.3	3.6	—

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national product.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2007	2008	2009	2010	2011 (1)	As % of GDP 2011 (1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	25,208.8	24,686.0	26,615.0	27,832.1	30,095.6	2.4
Mining and Manufacturing	240,612.1	258,545.4	268,798.7	321,498.4	349,612.2	28.3
Mining and Quarrying	2,001.2	2,336.0	2,220.5	2,223.2	2,241.1	0.2
Manufacturing	238,610.9	256,209.4	266,578.2	319,275.2	347,371.1	28.1
Electricity, Gas and Water	19,155.3	12,298.6	17,258.2	21,473.6	21,835.1	1.8
Construction	64,979.0	64,612.2	66,576.6	66,156.6	65,444.6	5.3
Services:	524,826.9	559,545.8	579,587.5	616,972.0	647,738.7	52.4
Wholesale and Retail Trade, Restaurants and Hotels	93,405.5	100,419.3	103,994.8	114,858.5	123,625.5	10.0
Transportation, Storage and Communication	40,070.5	41,613.1	40,162.5	44,213.6	40,911.9	3.3
Financial Intermediation	61,114.0	65,132.2	65,035.5	71,846.9	78,115.2	6.3
Real Estate, Renting and Business Activities	69,435.7	71,886.2	74,361.1	76,046.5	79,381.5	6.4
Information, Communication	39,198.1	39,666.8	41,225.0	42,421.0	42,802.8	3.5
Business Activities	45,056.0	49,905.7	51,001.9	55,493.9	57,933.8	4.7
Public Administration and Defense; Compulsory Social Security	55,515.9	59,396.8	63,706.6	65,079.2	69,595.8	5.6
Education	55,554.4	60,940.1	63,448.7	64,887.0	67,746.6	5.5
Health and Social Work	35,451.6	38,452.1	43,092.1	47,228.9	50,788.6	4.1
Recreational, Cultural and Sporting	12,209.1	13,048.9	13,693.8	14,289.8	15,164.8	1.2
Other Service Activities	17,816.1	19,084.6	19,865.5	20,606.7	21,672.2	1.8
Taxes less subsidies on products	100,231.0	106,763.8	106,200.8	119,342.2	122,401.9	9.9
Gross Domestic Product at Current Prices	975,013.0	1,026,451.8	1,065,036.8	1,173,274.9	1,237,128.2	100.0
Net Factor Income from the Rest of the World	1,800.9	7,663.6	4,746.2	1,478.1	3,375.7	0.3
Gross National Income at Current Price	976,813.9	1,034,115.4	1,069,783.1	1,174,753.0	1,240,503.9	100.3

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2007	2008	2009	2010	2011 (1)
GDP per capita (thousands of Won)	20,121	21,117	21,848	24,005	25,245
GDP per capita (U.S. dollar)	21,653	19,162	17,110	20,765	22,778
Average Exchange Rate (in Won per U.S. dollar)	929.3	1,102.0	1,276.9	1,156.0	1,108.3

(1)	Preliminary.

Source: International Monetary Fund.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2007	2008	2009	2010	2011 (1)
GNI per capita (thousands of Won)	20,100	21,130	21,750	23,780	24,920
GNI per capita (U.S. dollar)	21,632	19,161	17,041	20,562	22,489
Average Exchange Rate (in Won per U.S. dollar)	929.2	1,102.6	1,276.4	1,156.3	1,108.1

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2005 year prices:

Gross Domestic Product by Economic Sector

(at chained 2005 year prices)

	2007	2008	2009	2010	2011 (1)	As % of GDP 2011 (1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	27,294.0	28,826.9	29,759.2	28,443.8	27,862.0	2.6
Mining and Manufacturing	249,317.9	254,658.8	252,473.7	289,119.9	309,675.1	28.6
Mining and Quarrying	1,909.8	1,922.1	1,906.0	1,743.0	1,662.6	0.2
Manufacturing	247,408.1	254,466.7	250,567.7	287,376.9	308,012.5	28.5
Electricity, Gas and Water	19,026.2	20,199.0	21,023.6	21,937.4	22,574.0	2.1
Construction	62,134.9	60,611.1	61,716.0	60,047.9	57,268.7	5.3
Services:	502,050.0	515,983.6	521,915.1	542,470.9	556,961.0	51.5
Wholesale and Retail Trade, Restaurants and Hotels	90,291.3	91,512.4	90,725.7	97,125.1	101,583.5	9.4
Transportation and Storage	39,136.8	41,033.4	38,666.2	42,657.4	44,279.8	4.1
Financial Intermediation	61,614.4	64,612.2	67,425.2	69,063.0	70,167.0	6.5
Real Estate and Renting	65,524.8	66,491.6	66,368.7	67,210.4	68,695.4	6.4
Information and Communication	39,664.7	41,024.7	41,933.8	43,589.1	45,978.6	4.3
Business Activities	41,800.2	42,990.6	42,727.5	44,047.8	44,474.6	4.1
Public Administration and Defense: Compulsory Social Security	52,183.9	52,903.0	54,887.7	55,767.5	56,418.4	5.2
Education	49,971.2	51,619.6	52,135.1	52,752.5	52,874.4	4.9
Health and Social Work	32,905.8	34,197.6	36,897.6	39,395.4	41,203.3	3.8
Culture and Entertainment Services	11,781.1	12,175.8	12,477.2	12,739.0	12,954.6	1.2
Other Service Activities	17,175.8	17,422.7	17,670.4	18,123.7	18,331.4	1.7
Taxes less subsidies on products	96,992.4	97,090.1	95,514.0	102,595.5	108,287.7	10.0
Gross Domestic Product at Market Prices (2)	956,514.5	978,498.8	981,625.1	1,043,666.3	1,081,593.9	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source: The Bank of Korea.

GDP growth in 2007 was 5.1% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 5.1%, exports of goods and services increased by 12.6% and gross domestic fixed capital formation increased by 4.2%, each compared with 2006.

GDP growth in 2008 was 2.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.0% and exports of goods and services increased by 6.6%, which more than offset a decrease in gross domestic fixed capital formation by 1.9%, each compared with 2007.

GDP growth in 2009 was 0.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.2%, which more than offset a decrease in exports of goods and services by 1.2% and a decrease in gross domestic fixed capital formation by 1.0%, each compared with 2008.

GDP growth in 2010 was 6.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 4.1%, exports of goods and services increased by 14.7% and gross domestic fixed capital formation increased by 5.8%, each compared with 2009.

Based on preliminary data, GDP growth in 2011 was 3.6% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.2% and exports of goods and services increased by 9.5%, which more than offset a decrease in gross domestic fixed capital formation by 1.1%, each compared with 2010.

Based on preliminary data, GDP growth in the first quarter of 2012 was 2.8% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.2%, exports of goods and services increased by 4.7% and gross domestic fixed capital formation increased by 4.6%, each compared with the corresponding period of 2011.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2005 = 100)

	Index Weight (1)	2007	2008	2009	2010	2011 (2)
All Industries	10,000.0	115.9	119.8	119.7	139.2	148.7
Mining and Manufacturing	9,458.5	116.3	120.1	119.9	139.8	149.6
Mining	36.5	91.5	82.3	87.9	81.5	80.8
Petroleum, Crude Petroleum and Natural Gas	8.7	82.1	65.7	89.1	87.3	77.8
Metal Ores	0.5	171.0	154.9	122.2	221.5	276.7
Non-metallic Minerals	27.3	93.0	86.4	86.8	77.1	78.2
Manufacturing	9,422.0	116.4	120.3	120.0	140.1	149.9
Food Products	479.2	101.8	99.4	99.0	105.0	105.7
Beverage Products	159.0	101.7	104.8	99.3	104.4	107.9
Tobacco Products	55.1	116.2	120.8	120.3	116.2	118.1
Textiles	226.0	98.9	90.9	85.8	96.3	97.8
Wearing Apparel, Clothing Accessories and Fur Articles	174.6	116.3	122.1	118.5	124.5	126.0
Tanning and Dressing of Leather, Luggage and Footwear	47.9	100.5	98.8	87.1	82.7	78.1
Wood and Products of Wood and Cork (Except Furniture)	46.7	107.1	99.7	88.2	87.3	84.5
Pulp, Paper and Paper Products	145.0	104.8	103.2	100.2	106.9	109.2
Printing and Reproduction of Recorded Media	77.0	101.8	112.0	99.2	113.3	101.3
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	315.2	102.5	103.2	102.0	105.5	113.4
Chemicals and Chemical Products	772.2	109.6	110.8	116.6	126.1	129.9
Pharmaceuticals, Medicinal Chemicals and Botanical Products	187.1	120.6	130.3	138.3	144.2	143.7
Rubber and Plastic Products	434.2	113.0	109.2	100.0	112.2	117.1
Non-metallic Minerals	309.9	112.2	113.4	112.2	118.4	117.1
Basic Metals	753.2	108.4	110.0	99.7	119.7	128.4
Fabricated Metal Products	490.8	112.0	118.3	106.4	115.5	127.3
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,970.4	138.9	151.6	165.7	207.4	228.2
Medical, Precision and Optical Instruments, Watches and Clocks	102.8	112.5	117.9	119.7	133.9	151.3
Electrical Equipment	449.5	104.8	111.4	113.1	124.4	124.3
Other Machinery and Equipment	737.5	120.4	121.2	108.5	150.4	160.8
Motor Vehicles, Trailers and Semitrailers	1,101.2	114.8	111.0	103.9	128.0	145.7
Other Transport Equipment	254.3	115.9	142.6	160.7	149.6	159.6
Furniture	79.0	100.6	102.8	92.0	97.2	100.4
Other Products	54.2	93.9	79.8	75.2	86.8	88.9
Electricity, Gas	541.5	108.8	114.5	116.5	127.5	132.9
Publishing activities	109.3	96.0	94.8	91.5	89.8	86.6
Total Index (including Publishing Activities)	10,109.3	115.7	119.5	119.4	138.6	148.1

(1)	Index weights were established on the basis of an industrial census in 2005 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.
(2)	Preliminary

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production increased by 6.8% in 2007, primarily due to solid export growth and domestic consumption. Industrial production growth was only 3.3% in 2008, primarily due to a slowdown in growth of exports and domestic consumption as a result of adverse global and Korean economic conditions beginning in the second half of 2008. Industrial production decreased by 0.1% in 2009, primarily due to decreased exports as a result of adverse global economic conditions. Industrial production increased by 16.1% in 2010, primarily due to increased exports and domestic consumption. Based on preliminary data, industrial production increased by 6.9% in 2011, primarily due to increased exports and domestic consumption.

Manufacturing

The manufacturing sector increased production by 7.1% in 2007 and 3.4% in 2008. In 2009, the manufacturing sector decreased production by 0.2%. The manufacturing sector increased production by 16.8% in 2010 and 7.0% in 2011.

Automobiles. In 2007, automobile production increased by 6.4%, domestic sales volume recorded an increase of 4.7% and export sales volume recorded an increase of 7.5%, compared with 2006. In 2007, export sales of automobiles constituted approximately 9.3% of the Republic’s total exports. In 2008, automobile production decreased by 6.4%, domestic sales volume recorded a decrease of 5.3% and export sales volume recorded a decrease of 5.7%, compared with 2007, primarily due to a decrease in the domestic and global demand for automobiles as a result of adverse global and Korean economic conditions. In 2008, export sales of automobiles constituted approximately 7.4% of the Republic’s total exports. In 2009, automobile production decreased by 8.2%, domestic sales volume recorded an increase of 20.7% and export sales volume recorded a decrease of 19.9%, compared with 2008, primarily due to the continued decrease in global demand for automobiles. In 2009, export sales of automobiles constituted approximately 6.2% of the Republic’s total exports. The automobile stimulus programs of a number of governments, including those in the United States and Europe, encouraged demand for automobiles in the relevant countries for the first nine months of 2009, the effect of which partially offset the decrease in global demand for Korean automobiles during the duration of such stimulus programs. In the fourth quarter of 2009, export sales of automobiles increased compared to previous quarters of 2009, primarily due to the recovery of global demand for automobiles, the effect of which more than offset the negative impact of termination of most of such governments’ automobile stimulus programs in the second half of 2009. In 2010, automobile production increased by 21.6%, domestic sales volume recorded an increase of 5.1% and export sales volume recorded an increase of 29.0%, compared with 2009. In 2011, automobile production increased by 9.0%, domestic sales volume recorded an increase of 0.6% and export sales volume recorded an increase of 13.7%, compared with 2010.

Electronics. In 2006, electronics production amounted to (Won)216,956 billion, an increase of 22.3% from the previous year, and exports amounted to US$119.1 billion, an increase of 18.6% from the previous year. In 2006, export sales of semiconductor memory chips constituted approximately 11.5% of the Republic’s total exports. In 2007, electronics production amounted to (Won)226,741 billion, an increase of 4.5% from the previous year, and exports amounted to US$130.1 billion, an increase of 9.2% from the previous year. In 2007, export sales of semiconductor memory chips constituted approximately 10.5% of the Republic’s total exports. In 2008, electronics production amounted to (Won)252,695 billion, an increase of 11.5% from the previous year, and exports amounted to US$131.2 billion, an increase of 0.8% from the previous year. In 2008, export sales of semiconductor memory chips constituted approximately 7.8% of the Republic’s total exports. In 2009, electronics production amounted to (Won)261,456 billion, an increase of 3.5% from the previous year, and exports amounted to US$120.9 billion, a decrease of 7.8% from the previous year. In 2009, export sales of semiconductor memory chips constituted approximately 8.5% of the Republic’s total exports. In 2010, electronics production amounted to (Won)322,027 billion, an increase of 22.8% from the previous year, and exports amounted to US$153.9 billion, an increase of 27.3% from the previous year. In 2010, export sales of semiconductor memory chips constituted approximately 10.9% of the Republic’s total exports.

Iron and Steel. In 2007, crude steel production totaled 51.5 million tons, an increase of 6.3% from 2006. Domestic sales volume increased by 10.8% and export sales volume increased by 5.2%. In 2008, crude steel production totaled 53.3 million tons, an increase of 3.8% from 2007. Domestic sales volume increased by 6.2% and export sales volume increased by 8.6%. In 2009, crude steel production totaled 48.6 million tons, a decrease of 8.9% from 2008. Domestic sales volume and export sales volume decreased by 22.5% and 1.2%, respectively. In 2010, crude steel production totaled 58.9 million tons, an increase of 20.2% from 2009. Domestic sales volume and export sales volume increased by 14.3% and 21.1%, respectively. Based on preliminary data, in 2011, crude steel production totaled 68.5 million tons, an increase of 20.2% from 2010. Domestic sales volume and export sales volume increased by 7.6% and 16.9%, respectively.

Shipbuilding. In 2006, the Republic’s shipbuilding orders amounted to 19 million compensated gross tons, an increase of 35.7% compared to 2005. In 2007, the Republic’s shipbuilding orders amounted to 32 million compensated gross tons, an increase of 68.4% compared to 2006. In 2008, the Republic’s shipbuilding orders amounted to 14 million compensated gross tons, a decrease of 56.3% compared to 2007. In 2009, the Republic’s shipbuilding orders amounted to 2 million compensated gross tons, a decrease of 85.7% compared to 2008 as a result of a decrease in ship orders due to adverse global economic conditions. In 2010, the Republic’s shipbuilding orders amounted to 8 million compensated gross tons, an increase of 300.0% compared to 2009.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness in anticipation of opening the domestic agricultural market.

In 2007, rice production decreased 6.4% from 2006 to 4.4 million tons. In 2008, rice production increased 9.1% from 2007 to 4.8 million tons. Based on preliminary data, in 2009, rice production increased 2.1% from 2008 to 4.9 million tons. Based on preliminary data, in 2010, rice production decreased 12.6% from 2009 to 4.3 million tons. Based on preliminary data, in 2011, rice production decreased 14.0% from 2010 to 4.9 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2007, the agriculture, forestry and fisheries industry increased by 4.0% compared to 2006 primarily due to an increase in fishing catch which offset a decrease in the production of rice. In 2008, the agriculture, forestry and fisheries industry increased by 5.6% compared to 2007. In 2009, the agriculture, forestry and fisheries industry increased by 3.2% compared to 2008. In 2010, the agriculture, forestry and fisheries industry decreased by 4.3% compared to 2009. Based on preliminary data, in 2011, the agriculture, forestry and fisheries industry decreased by 1.0% compared to 2010.

Construction

In 2007, the construction industry increased by 2.6% compared to 2006 primarily due to an increase in the construction of commercial buildings which offset a slight decrease in the construction of residential buildings. In 2008, the construction industry decreased by 2.5% compared to 2007 primarily due to a significant decrease in the construction of commercial and residential buildings. In 2009, the construction industry increased by 1.8% compared to 2008. In 2010, the construction industry decreased by 0.1% compared to 2009. Based on preliminary data, in 2011, the construction industry decreased by 5.6% compared to 2010. The construction industry has experienced a significant downturn since the second half of 2009, due to excessive investment in recent years in residential property development projects, stagnation of real property prices and reduced demand for residential property, especially in areas outside of Seoul, as a result of deteriorating conditions in the Korean economy in the second half of 2009 and into 2010. The Government has taken measures to support the Korean construction industry, including a (Won)5 trillion program to buy unsold housing units and land from construction companies. However, the effect of these measures is uncertain and the construction industry may continue to experience adverse conditions.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Energy Consumption	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2007	236.5	228.3	96.5
2008	240.8	232.2	96.4
2009	243.3	234.7	96.5
2010	262.6	253.4	96.5
2011	271.4	261.8	96.5

Source: Korea Energy Economics Institute.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy consumed in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Consumption of Energy by Source

	Coal		Petroleum		Nuclear		Others (1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
2007	59.7	25.2	105.5	44.6	30.7	13.0	40.6	17.2	236.5	100.0
2008	66.1	27.5	100.2	41.6	32.5	13.5	42.0	17.4	240.8	100.0
2009	68.6	28.2	102.3	42.0	31.8	13.1	40.6	16.7	243.3	100.0
2010	75.9	28.9	104.3	39.7	31.9	12.1	50.5	19.2	262.6	100.0
2011	79.4	29.3	105.1	38.7	32.3	11.9	54.6	20.1	271.4	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.

Source: Korea Energy Economics Institute.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. Construction of an additional 18 nuclear power plants was completed by July 2004, adding 16,129 megawatts of generating capacity. The Republic’s total nuclear power generating capacity is estimated to be 20,716 megawatts as of December 31, 2011.

Services Sector

In 2007, the transportation and storage sector increased by 5.5%, the financial intermediation sector increased by 10.8% and the real estate and renting sector increased by 1.4%, each compared with 2006. In 2008, the transportation and storage sector increased by 4.8%, the financial intermediation sector increased by 4.9% and the real estate and renting sector increased by 1.5%, each compared with 2007. In 2009, the transportation and storage sector decreased by 5.8%, the financial intermediation sector increased by 4.4% and the real estate and renting sector decreased by 0.2%, each compared with 2008. In 2010, the transportation and storage sector increased by 9.6%, the financial intermediation sector increased by 2.5% and the real estate and renting sector increased by 0.3%, each compared with 2009. Based on preliminary data, in 2011, the transportation and storage sector increased by 3.9%, the financial intermediation sector increased by 1.5% and the real estate and renting sector increased by 1.6%, each compared with 2010.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index (1)	Increase Over Previous Year	Consumer Price Index (1)	Increase Over Previous Year	Wage Index (1)(2)		Increase Over Previous Year		Unemployment Rate (1)(3)
	(2005=100)	(%)	(2010=100)	(%)	(2005=100)		(%)		(%)
2006	100.9	0.9	88.1	2.2	105.6		5.6		3.5
2007	102.3	1.4	90.3	2.5	112.8		6.8		3.2
2008	111.1	8.6	94.5	4.7	111.4		(1.2)		3.2
2009	110.9	(0.2)	97.1	2.8	113.7		2.1		3.6
2010	115.1	3.8	100.0	3.0	124.1		9.1		3.7
2011	122.1	6.1	104.0	4.0	N/A	(4)	N/A	(4)	3.4

(1)	Average for year.
(2)	Nominal wage index of earnings in manufacturing industry.

(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

The inflation rate, on an annualized basis, was 2.5% in 2007, 4.7% in 2008, 2.8% in 2009, 3.0% in 2010 and 4.0% in 2011. The unemployment rate was 3.5% in 2006, 3.2% in 2007, 3.2% in 2008, 3.6% in 2009, 3.7% in 2010 and 3.4% in 2011.

The inflation rate was 3.0% in the first quarter of 2012, compared to the corresponding period of 2011. The unemployment rate was 3.5% in the first quarter of 2012.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 63% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2011, the economically active population of the Republic was 25.1 million and the number of employees was 24.2 million.

As of July 1, 2004, the Republic adopted a five-day workweek for large corporations with over 1,000 employees, publicly-owned (state-run) companies, banks and insurance companies, reducing working hours from 44 to 40 hours a week. The adoption of the five-day workweek has been extended to companies with over 300 employees and to government employees as of July 1, 2005 and to companies with over 100 employees as of July 1, 2006. Companies with more than 50 employees adopted the five-day workweek as of July 1, 2007 and those with over 20 adopted the five-day workweek as of July 1, 2008. Companies with less than 20 employees are also scheduled to adopt the five-day workweek by July 1, 2011.

Approximately 9.8% of the Republic’s workers were unionized as of December 31, 2010. In the early 2000s, the labor unions of several of the Republic’s largest commercial banks, including Kookmin Bank, Chohung Bank (which was later acquired by Shinhan Bank) and Citibank Korea Inc. (formerly KorAm Bank), staged strikes in response to consolidation in the banking industry. In addition, in the summer of 2004 and 2005, respectively, unionized workers of GS Caltex Corporation and Asiana Airlines staged strikes demanding better compensation and working conditions. In the fall of 2005, unionized workers at Hyundai Motor Company and Kia Motors Corp. went on strikes during annual contract talks. In December 2005, Korean Air’s unionized pilots also staged strikes demanding a higher wage increase. In the summer of 2006, unionized workers of Hyundai Motor Company and Kia Motors Corp. went on partial strikes demanding better compensation and working conditions, and unionized workers of Ssangyong Motor Company went on strike in response to the company’s proposed layoff plans. In July 2006, unionized workers of POSCO’s subcontractors initiated a sit-in strike at POSCO’s headquarters in Pohang demanding better wages and working conditions, disrupting POSCO’s operations for nine days. In June 2007, unionized workers of Hyundai Motor Company went on partial strikes demanding a higher bonus increase. Also, in May 2009, unionized workers of Ssangyong Motor Company went on full-scale strike and illegally occupied the company’s factory premises in Pyungtaek opposing the company’s reorganization plan. Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party, which seeks to represent the interests of workers, controlled five seats in the National Assembly from May 30, 2008 as a result of the 18th legislative general election held on April 9, 2008. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party in December 2011. The Unified Progressive Party controls seven seats in the National Assembly as of March 31, 2012.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or FSCMA, under which various industry-based capital markets regulatory systems currently were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements. The Enforcement Decree of the FSCMA classifies the financial investment companies into a total of 82 categories depending on the types of (i) financial investment services, (ii) financial investment products, and (iii) investors.

Prior to the effective date of the Financial Investment Services and Capital Markets Act, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the Financial Investment Services and Capital Markets Act attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the Financial Investment Services and Capital Markets Act categorizes capital markets-related businesses into six different functions, as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the Financial Investment Services and Capital Markets Act, derivative businesses conducted by securities companies and future companies will be subject to the same regulations under the Financial Investment Services and Capital Markets Act, at least in principle.

The banking business and the insurance business are not subject to the Financial Investment Services and Capital Markets Act and will continue to be regulated under separate laws; provided, however, that they are subject to the Financial Investment Services and Capital Markets Act if their activities involve any Financial Investment Businesses requiring a license based on the Financial Investment Services and Capital Markets Act.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2011, commercial banks consisted of seven nationwide banks, all of which have branch networks throughout the Republic, six regional banks and 53 branches of 38 foreign banks operating in the country. Nationwide and regional banks had, in the aggregate, 5,606 domestic branches and offices, 42 overseas branches, 19 overseas representative offices and 31 overseas subsidiaries as of December 31, 2011.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include:

•	The Korea Development Bank;

•	The Export-Import Bank of Korea;

•	The Industrial Bank of Korea;

•	National Federation of Fisheries Cooperatives; and

•	NH Bank (which was established by a spin-off of the credit and banking unit from the National Agricultural Cooperative Federation in March 2012).

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing loans that more closely followed international standards. The new criteria increased the level of non-performing loans held by banks and other financial institutions. The following table sets out the total loans and discounts and non-performing assets of the commercial banking sector.

	Total Loans	Non-Performing Assets	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2007	1,073.8	6.5	0.6
December 31, 2008	1,288.1	11.0	0.9
December 31, 2009	1,285.8	10.4	0.8
December 31, 2010	1,308.9	24.8	1.9
December 31, 2011	1,387.6	18.8	1.4

Source: Financial Supervisory Service.

Most of the growth in total loans since the end of 2002 has been attributable to loans to the retail sector, accounting for 38.1% of total loans as of December 31, 2010, compared to 34.3% as of December 31, 1999.

In 2007, these banks posted an aggregate net profit of (Won)15.0 trillion. In 2008, these banks posted an aggregate net profit of (Won)7.7 trillion, compared to an aggregate net profit of (Won)15.0 trillion in 2007, primarily due to increased loan loss provisions. In 2009, these banks posted an aggregate net profit of (Won)6.9 trillion, compared to an aggregate net profit of (Won)7.7 trillion in 2008, primarily due to increased non-performing loans. In 2010, these banks posted an aggregate net profit of (Won)9.3 trillion, compared to an aggregate net profit of (Won)6.9 trillion in 2009, primarily due to increased net interest income. Based on preliminary data, in 2011, these banks posted an aggregate net profit of (Won)12.0 trillion, compared to an aggregate net profit of (Won)9.3 trillion in 2010, primarily due to decreased non-performing loans.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

The country had 100 mutual savings banks as of December 31, 2011, with assets totaling (Won)65.5 trillion.

As of December 31, 2011, 13 domestic life insurance institutions, two joint venture life insurance institutions and nine wholly-owned subsidiaries of foreign life insurance companies, with assets totaling approximately (Won)442.7 trillion as of December 31, 2011, were operating in the Republic.

As of December 31, 2011, seven credit card companies operated in the country with loans totaling approximately (Won)81.9 trillion.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short- term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three different markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 28, 2007	1,897.1
January 31, 2008	1,624.7
February 29, 2008	1,711.6
March 31, 2008	1,704.0
April 30, 2008	1,825.5
May 30, 2008	1,852.0
June 30, 2008	1,674.9
July 31, 2008	1,594.7
August 29, 2008	1,474.2
September 30, 2008	1,448.1
October 31, 2008	1,113.1
November 28, 2008	1,076.1
December 31, 2008	1,124.5
January 30, 2009	1,162.1
February 27, 2009	1,063.0
March 31, 2009	1,206.3
April 30, 2009	1,369.4
May 29, 2009	1,395.9
June 30, 2009	1,390.1
July 31, 2009	1,557.3
August 31, 2009	1,591.9
September 30, 2009	1,673.1
October 31, 2009	1,580.7
November 30, 2009	1,555.6
December 31, 2009	1,682.8
January 29, 2010	1,602.4
February 26, 2010	1,594.6

March 31, 2010	1,692.9
April 30, 2010	1,741.6
May 31, 2010	1,641.3
June 30, 2010	1,698.3
July 30, 2010	1,759.3
August 31, 2010	1,742.8
September 30, 2010	1,872.8
October 29, 2010	1,883.0
November 30, 2010	1,904.6
December 31, 2010	2,051.0
January 31, 2011	2,069.7
February 28, 2011	1,939.3
March 31, 2011	2,106.7
April 30, 2011	2,192.4
May 29, 2011	2,142.5
June 30, 2011	2,100.7
July 31, 2011	2,133.2
August 31, 2011	1,880.1
September 30, 2011	1,769.7
October 31, 2011	1,909.0
November 30, 2011	1,847.5
December 31, 2011	1,825.7
January 31, 2012	1,955.8
February 29, 2012	2,030.3
March 31, 2012	2,014.0
April 30, 2012	1,982.0
May 31, 2012	1,843.5

On December 27, 1997, the last day of trading in 1997, the index stood at 376.3, a sharp decline from 647.1 on September 30, 1997. The fall resulted from growing concerns about the Republic’s weakening financial and corporate sectors, the Republic’s falling foreign currency reserves, the sharp depreciation of the Won against the U.S. Dollar and other external factors, such as a sharp decline in stock prices in Hong Kong on October 24, 1997 and financial turmoil in Southeast Asian countries. The Korea Composite Stock Price Index recovered to reach a high of 2,064.9 in late 2007 but since then the index declined. As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline and continuing volatility in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009. The index was 1,825.4 on June 25, 2012.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance (formerly the Ministry of Finance and Economy) focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to (Won)50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On October 11, 2005, The Bank of Korea raised the policy rate from 3.25% to 3.5%, which was further raised to 3.75% on December 8, 2005, to 4.0% on February 9, 2006, to 4.25% on June 8, 2006 and to 4.50% on August 10, 2006, in response to the increasing side-effects of a low interest rate environment including inflationary pressures coupled with signs of recovery of the real economy. On July 12, 2007, The Bank of Korea raised the policy rate to 4.75% from 4.5%, and raised it further to 5.0% on August 9, 2007. The rationale for this change was the concern that the ample market liquidity might put upside pressure on inflation in the medium to long term as the economic upswing continued. On August 7, 2008, The Bank of Korea raised the policy rate to 5.25% from 5.0%, taking the view that inflation in consumer prices had picked up its pace, due to the direct and indirect effects of high oil prices, at a time when domestic economic activity had slackened. On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further increased to 3.0% on March 10, 2011 and to 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2007	2008	2009	2010	2011
	(billions of Won)
Money Supply (M1) (1)	316,382.7	330,623.7	389,394.5	427,791.6	442,077.5
Quasi-money (2)	957,229.2	1,095,263.8	1,177,455.5	1,232,738.4	1,309,380.9
Money Supply (M2) (3)	1,273,611.9	1,425,887.5	1,566,850.0	1,660,530.0	1,751,458.4
Percentage Increase Over Previous Year	10.8%	12.0%	9.9%	6.0%	5.5%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and was subsequently amended in October 2000, December 2000, December 2005, October 2006, January 2007, August 2007, February 2008, January 2009 and April 2009. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in July 2010, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Exchange Rates

Won/U.S. Dollar Exchange Rate
December 31, 2007	938.2
January 31, 2008	943.9
February 29, 2008	937.3
March 31, 2008	991.7
April 30, 2008	999.7
May 31, 2008	1,031.4
June 30, 2008	1,043.4
July 31, 2008	1,008.5
August 29, 2008	1,081.8
September 30, 2008	1,187.7
October 31, 2008	1,291.4
November 28, 2008	1,482.7
December 31, 2008	1,257.5
January 31, 2009	1,368.5
February 27, 2009	1,516.4
March 31, 2009	1,377.1
April 30, 2009	1,348.0
May 29, 2009	1,272.9
June 30, 2009	1,284.7
July 31, 2009	1,240.5
August 31, 2009	1,244.9
September 30, 2009	1,188.7
October 31, 2009	1,200.6
November 30, 2009	1,167.4
December 31, 2009	1,167.6
January 29, 2010	1,156.5
February 26, 2010	1,158.4

Won/U.S. Dollar Exchange Rate
March 31, 2010	1,130.8
April 30, 2010	1,115.5
May 31, 2010	1,200.2
June 30, 2010	1,210.3
July 30, 2010	1,187.2
August 31, 2010	1,189.1
September 30, 2010	1,142.0
October 29, 2010	1,126.6
November 30, 2010	1,157.3
December 31, 2010	1,138.9
January 31, 2011	1,114.3
February 28, 2011	1,127.9
March 31, 2011	1,107.2
April 30, 2011	1,072.3
May 31, 2011	1,080.6
June 30, 2011	1,078.1
July 30, 2011	1,052.6
August 31, 2011	1,071.7
September 30, 2011	1,179.5
October 31, 2011	1,104.9
November 30, 2011	1,150.3
December 31, 2011	1,153.3
January 31, 2012	1,125.0
February 29, 2012	1,126.5
March 31, 2012	1,137.8
April 30, 2012	1,134.2
May 31, 2012	1,177.8

Prior to November 1997, the Government permitted exchange rates to float within a daily range of 2.25%. In response to the substantial downward pressures on the Won caused by the Republic’s economic difficulties in late 1997, in November 1997, the Government expanded the range of permitted daily exchange rate fluctuations to 10%. The Government eliminated the daily exchange rate band in December 1997, and the Won now floats according to market forces. The value of the Won relative to the U.S. dollar depreciated from (Won)888.1 to US$1.00 on June 30, 1997 to (Won)1,964.8 to US$1.00 on December 24, 1997. Due to improved economic conditions and increases in trade surplus, the Won has generally appreciated against the U.S. dollar, although the trend reversed in March 2008. During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The market average exchange rate was (Won)1,157.2 to US$1.00 on June 25, 2012.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments (1)

Classification	2007	2008	2009	2010	2011 (4)
	(millions of dollars)
Current Account	21,769.7	3,197.5	32,790.5	29,393.5	26,505.3
Goods	37,129.1	5,170.1	37,866.0	40,082.5	30,950.3
Exports (2)	389,568.5	434,651.5	358,189.7	461,444.9	552,564.3
Imports (2)	352,439.4	429,481.4	320,323.7	421,362.4	521,614.0
Services	(11,967.3)	(5,734.1)	(6,640.5)	(8,626.0)	(4,377.4)
Income	135.0	4,435.4	2,276.7	1,015.9	2,455.8
Current Transfers	(3,527.1)	(673.9)	(711.7)	(3,078.9)	(2,523.4)
Capital and Financial Account	(23,876.6)	(1,154.0)	(34,651.2)	(27,478.5)	(31,964.6)
Capital Account	(2,387.5)	109.3	289.6	(217.9)	150
Financial Account (3)	(21,489.1)	(1,263.3)	(34,940.7)	(27,260.6)	(32,114.6)
Net Errors and Omissions	2,106.9	(2,043.5)	1,860.7	(1,915.0)	5,459.3

(1)	Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2008 and implemented by the Government in December 2010.
(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea.

The Republic recorded a current account surplus of approximately US$29.4 billion in 2010. The current account surplus in 2010 decreased from the current account surplus of US$32.8 billion in 2009, primarily due to increases in deficit from the current transfers account and the services account which more than offset an increase in surplus from the goods account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$26.5 billion in 2011. The current account surplus in 2011 decreased from the current account surplus of US$29.4 billion in 2010, primarily due to a decrease in surplus from the goods account which more than offset a decrease in deficit from the services account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$2.6 billion in the first quarter of 2012. The current account surplus in the first quarter of 2012 was the same with the current account surplus of US$2.6 billion in the corresponding period of 2011, primarily due to a decrease in surplus from the goods account which offset a decrease in deficit from the service account and an increase in surplus from the income account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act (the “FIPA”), which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2007	2008	2009	2010	2011
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment (1)	8.0	7.3	8.1	11.1	11.7
Merger & Acquisition	2.5	4.4	3.4	2.0	2.0

Total	10.5	11.7	11.5	13.1	13.7

Actual Investment	7.8	8.4	6.7	5.4	6.5

(1)	Includes building new factories and operational facilities.

Source: Ministry of Knowledge Economy

In 2011, the contracted and reported amount of foreign direct investment in the Republic increased to US$13.7 billion from US$13.1 billion in 2010, primarily due to an increase in foreign investment in the service sector to US$7.3 billion in 2010 from US$6.3 billion in 2010 and an increase in foreign investment in the electricity and gas section to US$0.7 billion in 2011 from US$0.1 billion in 2010, which was partially offset by a decrease in foreign investment in the manufacturing sector to US$5.7 billion in 2010 from US$6.7 billion in 2010.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2007	2008	2009	2010	2011
	(billions of dollars)
North America
U.S.A	2.3	1.3	1.5	2.0	2.4
Others	0.9	0.6	0.7	0.7	1.3

	3.2	1.9	2.2	2.7	3.7
Asia
Japan	1.0	1.4	1.9	2.1	2.3
Hong Kong	0.1	0.2	0.8	0.1	0.6
Singapore	0.5	0.9	0.4	0.8	0.6
China	0.4	0.4	0.2	0.4	0.7
Others	0.3	0.4	0.4	3.5	0.2

	2.3	3.3	3.7	6.9	4.4
European Union
England	0.3	1.2	2.0	0.6	0.9
Netherlands	2.0	1.2	1.9	1.2	1.0
Germany	0.4	0.7	0.6	0.3	1.5
France	0.4	0.5	0.1	0.2	0.2
Others	1.2	2.7	0.7	1.0	1.8

	4.3	6.3	5.3	3.3	5.4
Others regions and countries	0.7	0.2	0.3	0.2	0.2

Total	10.5	11.7	11.5	13.1	13.7

Source: Ministry of Knowledge Economy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports (1)	Imports (2)	Balance of Trade	Exports as % of Imports
	(millions of dollars, except percentages)
2007	371,489.0	356,845.7	14,643.3	104.1
2008	422,007.3	435,274.7	(13,267.4)	97.0
2009	363,533.6	323,084.5	40,449.1	112.5
2010	466,383.8	425,212.2	41,171.6	109.7
2011 (3)	555,213.7	524,413.1	30,800.6	105.9

(1)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(2)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Preliminary.

Source: The Bank of Korea.

Overall exports increased during the period from 2005 to 2008 primarily due to the continued increase in global demand (including strong demand in China) for electronics products (including semiconductors and information technology products), iron and steel products and machinery and precision equipment. Overall exports decreased in 2009 compared to 2008 due to the effects of the global financial crisis on global demand for goods in general.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (F.O.B.) (1)

	2007	As % of Total	2008	As % of Total	2009	As % of Total	2010	As % of Total	2011	As % of Total
	(billions of dollars, except percentages)
Foods & Consumer Goods	3.5	1.0	4.1	1.0	4.3	1.2	5.4	1.2	6.5	1.2
Raw Materials and Fuels	29.4	7.9	44.1	10.5	27.9	7.7	38.5	8.3	61.7	11.1
Petroleum & Derivatives	24.2	6.5	37.8	9.0	23.2	6.4	31.9	6.8	52.0	9.4
Light Industrial Products	27.5	7.4	29.4	7.0	27.5	7.6	32.7	7.0	39.0	7.0
Heavy & Chemical Industrial Products	311.0	83.7	344.4	81.6	303.9	83.6	389.9	83.6	449.3	80.9
Electronic & Electronic Products	126.9	34.2	127.2	30.0	121.2	33.3	154.2	33.1	156.9	28.3
Chemicals & Chemical Products	36.8	9.9	41.9	9.9	36.6	10.1	47.5	10.2	59.1	10.6
Metal Goods	31.6	8.5	38.1	9.0	29.9	8.2	37.7	8.1	48.6	8.8
Machinery & Precision Equipment	36.2	9.7	42.9	10.3	32.8	9.0	44.0	9.4	54.6	9.8
Passenger Cars	34.5	9.3	31.3	7.4	22.4	6.2	31.8	6.8	40.9	7.4
Ship & Boat	26.9	7.2	41.3	9.8	42.8	11.8	47.1	10.1	54.6	9.8

Total	371.5	100.0	422.0	100.0	363.5	100.0	466.4	100.0	555.2	100.0

(1)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.

Source: The Bank of Korea.

Imports by Major Commodity Groups (C.I.F.) (1)

	2007	As % of Total	2008	As % of Total	2009	As % of Total	2010	As % of Total	2011	As % of Total
	(billions of dollars, except percentages)
Industrial Materials and Fuels	201.7	56.5	269.0	61.8	184.4	57.1	247.2	58.1	324.8	61.9
Crude Petroleum	60.3	16.9	85.9	19.7	50.8	15.7	68.7	16.2	100.8	19.2
Mineral	16.0	4.5	19.6	4.5	13.7	4.2	21.4	5.0	31.1	5.9
Chemicals	29.2	8.8	33.1	7.6	28.7	8.9	37.7	8.9	44.2	8.4
Iron & Steel Products	24.1	6.7	37.1	8.5	21.6	6.7	27.3	6.4	30.4	5.8
Non-ferrous Metal	14.3	4.0	13.4	3.1	9.1	2.8	12.6	3.0	15.1	2.9
Capital Goods	118.1	33.1	124.1	28.5	104.5	32.4	135.7	31.9	146.5	27.9
Machinery & Precision Equipment	39.3	11.0	40.0	9.2	33.6	10.4	47.7	11.2	50.5	9.6
Electric & Electronic Machines	67.0	18.7	70.4	16.2	59.8	18.5	73.3	17.2	80.1	15.3
Transport Equipment	10.0	2.8	11.7	2.7	9.5	3.0	12.9	3.0	13.9	2.7
Consumer Goods	37.0	10.4	42.1	9.7	34.1	10.6	42.3	9.9	53.1	10.1
Cereals	4.7	1.3	7.4	1.7	5.3	1.6	5.9	1.4	7.5	1.4
Goods for Direct Consumption	9.7	2.7	10.2	2.3	8.9	2.7	11.0	2.6	15.0	2.9
Consumer Durable Goods	14.6	4.1	16.4	3.8	12.9	4.0	16.2	3.8	18.6	3.5
Consumer Nondurable Goods	8.0	2.2	8.2	1.9	7.1	2.2	9.2	2.2	12.1	2.3

Total	356.8	100.0	435.3	100.0	323.1	100.0	425.2	100.0	524.4	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.

Source: The Bank of Korea.

In 2006, the Republic recorded a trade surplus of US$16.1 billion. Exports increased by 14.5% to US$325.5 billion and imports increased by 18.5% to US$309.4 billion from US$284.4 billion of exports and US$261.2 billion of imports, respectively, in 2005.

In 2007, the Republic recorded a trade surplus of US$14.6 billion. Exports increased by 14.1% to US$371.5 billion and imports increased by 15.3% to US$356.8 billion from US$325.5 billion of exports and US$309.4 billion of imports, respectively, in 2006.

In 2008, the Republic recorded a trade deficit of US$13.3 billion. Exports increased by 13.6% to US$422.0 billion and imports increased by 22.0% to US$435.3 billion from US$371.5 billion of exports and US$356.8 billion of imports, respectively, in 2007.

In 2009, the Republic recorded a trade surplus of US$40.4 billion. Exports decreased by 13.9% to US$363.5 billion and imports decreased by 25.8% to US$323.1 billion from US$422.0 billion of exports and US$435.3 billion of imports, respectively, in 2008.

In 2010, the Republic recorded a trade surplus of US$41.2 billion. Exports increased by 28.3% to US$466.4 billion and imports increased by 31.6% to US$425.2 billion from US$363.5 billion of exports and US$323.1 billion of imports, respectively, in 2009.

Based on preliminary data, the Republic recorded a trade surplus of US$30.8 billion in 2011. Exports increased by 19.0% to US$555.2 billion and imports increased by 23.3% to US$524.4 billion from US$466.4 billion of exports and US$425.2 billion of imports, respectively, in 2010.

Based on preliminary data, the Republic recorded a trade surplus of US$1.4 billion in the first quarter of 2012. Exports increased by 5.4% to US$134.6 billion and imports increased by 7.5% to US$133.3 billion from US$127.7 billion of exports and US$124.0 billion of imports, respectively, in the corresponding period of 2011.

The following table sets forth the Republic’s exports trading partners:

Exports

	2007	As % of 2007 Total	2008	As % of 2008 Total	2009	As % of 2009 Total	2010	As % of 2010 Total	2011 (1)	As % of 2011 Total (1)
	(millions of dollars, except percentages)
China	81,985.2	22.1	91,388.9	21.7	86,703.2	23.9	116,837.8	25.1	134,185.0	24.2
United States	45,766.1	12.3	46,376.6	11.0	37,649.9	10.4	49,816.1	10.7	56,207.7	10.1
Japan	26,370.2	7.1	28,252.5	6.7	21,770.8	6.0	28,176.3	6.0	39,679.7	7.1
Hong Kong	18,654.5	5.0	19,771.9	4.7	19,661.1	5.4	25,294.3	5.4	30,968.4	5.6
Singapore	11,949.5	3.2	16,293.0	3.9	13,617.0	3.7	15,244.2	3.3	20,839.0	3.8
Taiwan	13,027.1	3.5	11,462.0	2.7	9,501.1	2.6	14,830.5	3.2	18,206.0	3.3
Germany	11,542.5	3.1	10,522.7	2.5	8,820.9	2.4	10,702.2	2.3	9,500.9	1.7
India	6,600.0	1.8	8,977.1	2.1	8,013.3	2.2	11,434.6	2.5	12,654.1	2.3
Russia	8,087.7	2.2	9,748.0	2.3	4,194.1	1.2	7,759.8	1.7	10,304.9	1.9
Indonesia	5,770.6	1.6	7,933.6	1.9	5,999.9	1.7	8,897.3	1.9	13,564.5	2.4
Others (2)	141,735.7	38.2	171,281.0	40.6	147,602.3	40.6	177,390.7	38.0	209,103.5	37.7

Total	371,489.1	100.0	422,007.3	100.0	363,533.6	100.0	466,383.8	100.0	555,213.7	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower exports levels than those shown above.

Source: The Bank of Korea.

The following table sets forth the Republic’s imports trading partners:

Imports

	2007	As % of 2007 Total	2008	As % of 2008 Total	2009	As % of 2009 Total	2010	As % of 2010 Total	2011 (1)	As % of 2011 Total (1)
	(millions of dollars, except percentages)
China	63,027.8	17.7	76,930.3	17.7	54,246.1	16.8	71,573.6	16.8	86,432.2	16.5
Japan	56,250.1	15.8	60,956.4	14.0	49,427.5	15.3	64,296.1	15.1	68,320.2	13.0
United States	37,219.3	10.4	38,364.8	8.8	29,039.5	9.0	40,402.7	9.5	44,569.0	8.5
Saudi Arabia	21,163.5	5.9	33,781.5	7.8	19,736.8	6.1	26,820.0	6.3	36,972.6	7.1
Australia	13,232.5	3.7	18,000.3	4.1	14,756.1	4.6	20,456.2	4.8	26,316.3	5.0
Germany	13,534.3	3.8	14,769.1	3.4	12,298.5	3.8	14,304.9	3.4	16,962.6	3.2
Taiwan	9,966.5	2.8	10,642.9	2.4	9,851.4	3.0	13,647.1	3.2	14,693.6	2.8
United Arab Emirates	12,656.2	3.5	19,248.5	4.4	9,310.0	2.9	12,170.1	2.9	14,759.4	2.8
Indonesia	9,113.8	2.6	11,320.3	2.6	9,264.1	2.9	13,985.8	3.3	17,216.4	3.3
Malaysia	8,442.2	2.4	9,909.1	2.3	7,574.1	2.3	9,531.0	2.2	10,467.8	2.0
Others (2)	112,239.5	31.4	141,351.5	32.5	107,580.4	33.3	138,024.7	32.5	187,703.0	35.8

Total	356,845.7	100.0	435,274.7	100.0	323,084.5	100.0	425,212.2	100.0	524,413.1	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower imports levels than those shown above.

Source: The Bank of Korea.

In 2003, the outbreak of severe acute respiratory syndrome, or SARS, and the avian influenza in Asia (including China) and other parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. The avian influenza carried by migrating wild birds spread to several Asian countries, Russia, Romania and Turkey. In response to these outbreaks of avian influenza, the Government issued an advisory on disease prevention as of October 14, 2005 and conducted special monitoring of poultry farms. In addition, the Government continued to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent SARS, the avian influenza and other diseases. Another outbreak of SARS, the avian influenza or similar incidents in the future may have an adverse effect on Korean and world economies and on international trade.

On October 6, 2010, the Republic and the EU signed an agreement on a bilateral free trade agreement, or FTA, which provisionally came into effect on July 1, 2011 after approval of the EU parliament and ratification by the Republic and EU member states. In April 2007, the Republic and the United States reached a FTA, which was subsequently renegotiated and signed by both nations in December 2010. The FTA was ratified by the U.S. Congress in October 2011 and the Korean National Assembly in November 2011 and came into effect on March 15, 2012.

Non-Commodities Trade Balance

The non-commodities trade deficit was US$15.4 billion in 2007, US$2.0 billion in 2008, US$5.1 billion in 2009 and US$10.7 billion in 2010. Based on preliminary data, the non-commodities trade deficit was US$4.4 billion in 2011.

Foreign Currency Reserves

The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2007	2008	2009	2010	2011
	(millions of dollars)
Gold (1)	$74.3	$75.7	$79.0	$79.6	$2,166.6
Foreign Exchange	261,770.7	200,479.1	265,202.3	286,926.4	298,232.9

Total Gold and Foreign Exchange	261,845.0	200,554.8	265,281.3	287,006.0	300,399.5

Reserve Position at IMF.	310.5	582.6	981.6	1,024.7	2,556.2
Special Drawing Rights	68.6	86.0	3,731.8	3,539.9	3,446.7

Total Official Reserves	$262,224.1	$201,223.4	$269,994.7	$291,570.7	$306,402.5

(1)	For this purpose, domestically-owned gold is valued at US$42.22 per troy ounce (31.1035 grams) and gold deposited overseas is calculated at cost of purchase.

Source: The Bank of Korea.

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions and to defend the value of the Won against depreciation. The amount of the Government’s foreign currency reserve was US$310.9 billion as of May 31, 2012.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Strategy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	December 31,
	2005	2006	2007	2008	2009	2010 (1)
	(billions of Won)
Total Revenues	191,446	209,573	243,633	250,713	250,810	270,923
Current Revenues	190,165	208,091	241,693	248,809	248,278	268,540
Total Tax Revenues	127,466	138,044	161,459	167,306	164,542	177,718
Social Security Contribution	24,905	27,315	29,739	32,896	33,896	35,601
Non-Tax Revenues	37,795	42,733	50,495	48,607	49,840	55,221
Capital Revenues	1,281	1,482	1,940	1,904	2,532	2,383
Total Expenditures and Net Lending	187,946	205,928	206,584	238,854	268,431	254,231
Total Expenditures	184,922	200,181	199,477	229,374	250,382	251,146
Current Expenditures	160,274	173,688	173,278	200,935	215,134	216,937
Goods and Services	36,165	38,987	41,340	45,410	48,724	49,821
Interest Payments	10,094	12,150	10,218	10,376	11,519	13,387
Subsidies and Other Transfers (2)	111,448	119,997	119,565	142,782	151,791	151,030
Non-Financial Public Enterprises Expenditures	2,566	2,554	2,155	2,367	3,100	2,699
Capital Expenditures	24,648	26,493	26,199	28,439	35,248	34,209
Net Lending	3,024	5,746	7,107	5,480	18,049	3,084

(1)	Preliminary.
(2)	Includes transfers to local governments, non-profit institutions, households and abroad.

Source: Ministry of Strategy and Finance; Korea National Statistical Office.

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2006, revenues increased by approximately 9.5%, which represented 24.7% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)3.6 trillion in 2006.

For 2007, revenues increased by approximately 16.3%, which represented 27.0% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)37.0 trillion in 2007.

For 2008, revenues increased by approximately 2.9% principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)15.9 trillion in 2008.

For 2009, the Republic recorded total revenues of (Won)250.8 trillion and total expenditures and net lending of (Won)272.9 trillion in 2009. The Republic had a fiscal deficit of (Won)17.6 trillion in 2009.

Based on preliminary data, the Republic recorded total revenues of (Won)270.9 trillion and total expenditures and net lending of (Won)254.2 trillion in 2010. The Republic had a fiscal surplus of (Won)16.7 trillion in 2010.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2011 amounted to approximately (Won)434.6 trillion, an increase of 7.2% over the previous year.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the estimated outstanding direct external debt of the Government as of December 31, 2011:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars (1)
	(millions)
US$	US$	6,829.3	US$	6,829.3
Japanese Yen (¥)		¥6,759.1		87.0
Euro (EUR)	EUR	875.8		1,134.6

Total			US$	8,050.9

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2011.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2007	278,800.8
2008	288,719.8
2009	331,904.1
2010	360,804.5
2011	390,249.4

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2007	2008	2009	2010	2011
	(billions of Won)
Domestic	33,031.1	28,112.8	28,292.4	33,291.7	33,799.1
External (1)	31.8	—	1,508.4	1,508.3	1,258.6

Total	33,062.9	28,112.8	29,800.8	34,800.0	35,057.7

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Debt

The following tables set out certain information regarding the Republic’s external debt calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2008 and implemented by the Government in December 2010. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external debt.

	December 31,
	2007	2008	2009	2010	2011
	(billions of dollars)
Long-term Debt	173.2	167.5	196.2	219.7	262.2
General Government	31.7	21.1	27.8	44.4	53.5
Monetary Authorities	12.3	13.1	28.3	25.3	21.6
Banks	58.9	59.0	64.6	71.0	93.5
Other Sectors	70.2	74.2	75.5	79.0	93.7
Short-term Debt	160.2	149.9	149.2	139.8	136.1
Monetary Authorities	9.6	18.3	11.7	10.3	8.9
Banks	134.0	110.4	115.7	102.1	100.6
Other Sectors	16.7	21.2	21.8	27.4	26.6
Total External Liabilities	333.4	317.4	345.4	359.4	398.4

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2011
2003-001	June 3, 2003	June 1, 2013	4.25	USD	1,000,000,000		1,000,000,000
2004-001	September 22, 2004	September 22, 2014	4.875	USD	1,000,000,000		1,000,000,000
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2005-002	November 2, 2005	November 2, 2015	3.625	EUR	500,000,000		500,000,000
2006-001	December 7, 2006	December 7, 2016	5.125	USD	500,000,000		500,000,000
2006-002	December 7, 2006	December 7, 2021	4.25	EUR	375,000,000		375,000,000
2009-001	April 16, 2009	April 16, 2014	5.75	USD	1,500,000,000		1,500,000,000
2009-002	April 16, 2009	April 16, 2019	7.125	USD	1,500,000,000		1,500,000,000

Total External Bonds in Original Currencies						USD	5,900,000,000
						EUR	875,000,000

Total External Bonds in Equivalent Amount of Won (1)						(Won)	8,111,807,500,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to (Won)1,153.3, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR1.00 to (Won)1,494.1, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

a. Borrowings in U.S. Dollars

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (USD)	Principal Amount Outstanding as of December 31, 2011 (USD)
January 29, 1971	41	3	29,200,000		939,405
April 12, 1971	30	3	400,000		10,888
June 24, 1971	40	3	14,000,000		346,704
August 31, 1971	41	3	6,000,000		146,509
January 20, 1972	41	3	2,000,000		178,818
February 14, 1972	41	3	40,000,000		2,306,944
February 14, 1972	40	3	162,200,000		5,032,041
March 16, 1972	41	3	17,000,000		1,244,420
June 27, 1972	40	3	5,000,000		237,315
September 13, 1972	41	3	2,500,000		174,542
February 28, 1973	40	3	25,000,000		2,339,733
April 12, 1973	42	3	96,300,000		12,034,264
April 12, 1973	43	3	5,300,000		826,041
April 12, 1973	40	3	25,200,000		1,578,382
January 28, 1974	40	3	5,000,000		487,131
April 19, 1974	40	3	2,800,000		360,500
September 11, 1974	41	3	25,700,000		4,262,421
September 13, 1975	41	3	5,000,000		819,121
September 13, 1975	41	3	5,000,000		818,222
September 13, 1975	41	3	5,000,000		1,148,677
February 18, 1976	40	3	11,900,000		1,596,466
February 18, 1976	40	3	27,900,000		3,870,144
February 18, 1976	40	3	23,400,000		4,996,542
February 18, 1976	40	3	90,800,000		13,774,070
July 21, 1977	41	3	59,500,000		12,555,707
July 21, 1977	40	3	43,800,000		7,944,731
June 7, 1979	30	3	40,000,000		9,673,136
January 25, 1980	40	3	30,000,000		8,161,941
May 18, 1981	40	3	27,000,000		7,990,217
October 12, 1994	20	6.25	1,640,370,000		349,363,083
March 27, 1998	15	LIBOR+0.75	2,000,000,000		68,856,448
September 14, 1998	16	LIBOR+0.5	48,000,000		5,209,749
October 23, 1998	15	LIBOR+0.75	2,000,000,000		400,000,000

Subtotal in Original Currency				USD	929,284,314

Subtotal in Equivalent Amount of Won (1)				(Won)	1,071,743,599,260

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to (Won)1,153.3, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.

b. Borrowings in Euro

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (EUR)	Principal Amount Outstanding as of December 31, 2011 (EUR)
April 19, 1982	39	2	25,000,000		318,509
March 27, 1985	30	2	6,000,000		511,858

Subtotal in Original Currency				EUR	830,367

Subtotal in Equivalent Amount of Won (1)				(Won)	1,240,652,000

(1)	Euro amounts are converted to Won amounts at the rate of EUR1.00 to (Won)1,494.1, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.

c. Borrowings in Japanese Yen

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (JPY)	Principal Amount Outstanding as of December 31, 2011 (JPY)
August 18, 1987	25	4.25	7,750,000,000		418,918,000
August 18, 1987	25	4.25	12,911,000,000		653,622,000
June 22, 1988	25	4.25	2,679,000,000		214,395,000
June 22, 1988	25	4.25	5,920,000,000		466,425,000
June 22, 1988	25	4.25	5,254,000,000		311,151,000
June 22, 1988	25	4.25	4,440,000,000		359,475,000
December 13, 1989	25	Floating	8,745,658,966		2,488,139,866
October 31, 1990	25	4	4,320,000,000		901,288,000
October 31, 1990	25	4	5,414,000,000		478,992,000
October 31, 1990	25	4	2,160,000,000		466,712,000

Subtotal in Original Currency				JPY	6,759,117,866

Subtotal in Equivalent Amount of Won (1)				(Won)	100,383,714,900

Total External Borrowings in Equivalent Amount of Won				(Won)	1,173,367,966,160

(1)	Japanese yen amounts are converted to Won amounts at the rate of JPY100.00 to (Won)1,485.16, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.

B. External Guaranteed Debt of the Government

Borrower	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2011
Hana Bank	April 9, 2009	April 9, 2012	6.5	USD	1,000,000,000		1,000,000,000
Hana Bank	June 30, 2009	June 29, 2012	4.85	MYR	290,000,000		290,000,000

Total External Guaranteed Debt in Original Currencies						USD	1,000,000,000
						MYR	290,000,000

Total External Guaranteed Debt in Equivalent Amount of Won (1)						(Won)	1,258,558,400,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to (Won)1,153.3, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd. Malaysian ringgit amounts are converted to Won amounts at the rate of MYR1.00 to (Won)362.96, the market average exchange rate in effect on December 31, 2011, as announced by Seoul Money Brokerage Services, Ltd.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2011
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	1.5-7.28	2002-2011	2012-2031	340,060.8
Interest-Bearing Treasury Bond for National Housing I	3.0	2002-2011	2007-2016	44,528.0
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1987-2011	2007-2030	3,777.9
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	594.2
Non-interest-Bearing Treasury Bond for Contribution to International Organizations (1)	—	1967-1985	—	11.3

Total Bonds				388,972.2
2. Borrowings
Borrowings from The Bank of Korea	3.44	2011	2012	1,117.2
Borrowings from the Sports Promotion Fund	3.36	2011	2014	20.0
Borrowings from the Korea Foundation Fund	4.31	2009	2014	10.0
Borrowings from the Government Employees’ Pension Fund	2.8-3.88	2009-2011	2012-2014	60.0
Borrowings from the Film Industry Development Fund	3.04-3.85	2010-2011	2013-2014	50.0
Borrowings from the Culture and Arts Promotion Fund	3.29	2010	2013	20.0

Total Borrowings				1,277.2

Total Internal Funded Debt				390,249.4

(1)	Interest Rates and Years of Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2011
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	4.09-6.32	2007-2011	2012-2016	23,740.0
KAMCO	Floating-5.27	2009-2011	2012-2014	5,152.1
Korea Student Aid Foundation	Floating-5.26	2010-2011	2012-2031	4,800.0

Total Bonds				33,692.1
2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	107.0
Total Borrowings				107.0

Total Internal Guaranteed Debt				33,799.1

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Redemption for Tax Reasons

Unless otherwise specified in the applicable prospectus supplement, the debt securities may be redeemed at our option, in whole, but not in part, upon not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount thereof plus accrued interest to (but excluding) the date fixed for redemption if:

•

on the occasion of the next payment due under a series of debt securities we have or will become obliged to pay additional amounts as described under “—Additional Amounts” as a result of any change in, or amendment to, the laws or regulations of Korea or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of such series of debt securities; and

•	such obligation cannot be avoided by our taking reasonable measures available to us,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts in respect of such series of debt securities. Before giving any notice of such redemption, we shall deliver to the fiscal agent a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right so to redeem have occurred, and an opinion of independent legal advisers of recognized standing to the effect that we have or will become obliged to pay such additional amounts as a result of such change or amendment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and three years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic (or any political subdivision thereof) other than by merely owning the debt securities or receiving income or payments on the debt securities;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so;

•

you failed to present your debt securities for payment (where presentation is required) within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt securities for payment on the last day of the 30-day period;

•

you are a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settler with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional amounts had the beneficiary, settler, member or beneficial owner been the holder of the debt securities;

•

you would have been able to avoid the withholding or deduction by the presentation (where presentation is required) of the relevant debt securities to, or otherwise accepting payment from, another paying agent; or

•

you (or any financial institution through which you hold any debt securities or through which payment on the debt securities is made) failed to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the Internal Revenue Service) imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code as in effect on the date of issuance of the debt securities or any successor or amended version of these provisions, to the extent such successor or amended version is not materially more onerous than these provisions as enacted on such date, or any intergovernmental agreement, or legislation enacted pursuant thereto, to implement such provisions.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

References to principal, premium or interest in respect of the debt securities shall be deemed also to refer to any additional amounts which may be payable as set forth in the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations;

•	rank at least equally in right of payment among themselves, regardless of when issued or currency of payment; and

•	rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

Negative Pledge Covenant

If any debt securities covered by this prospectus are outstanding, we will not create or permit any security interest on the whole or any part of our assets, present or future, to secure for the benefit of the holders of any International Investment Securities (as defined below) (i) payment of any sum due in respect of any such International Investment Securities, (ii) any payment under any guarantee of any such International Investment Securities or (iii) any payment under any indemnity or other like obligation relating to any such International Investment Securities, without in any such case at the same time according to the debt securities covered by this prospectus the same security as is granted to or is outstanding in respect of such International Investment Securities, guarantee, indemnity or other like obligation.

“International Investment Securities” means notes, debentures, bonds or investment securities which:

•

either are by their terms payable, or confer a right to receive payment, in any currency other than Won or are denominated in Won and more than 50% of the aggregate principal amount thereof is initially distributed outside Korea by or with our authorization; and

•	are for the time being, or are intended to be, quoted, listed, ordinarily dealt in or traded on any stock exchange or over-the-counter or other securities market outside Korea.

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium, if any, on any debt securities of such series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in such series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of such series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, become obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4.	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets is liquidated; or

•	we cease to carry on the whole or substantially the whole of our business.

6.	Failure of Support: the Republic fails to provide financial support for us as required under Article 31 of the KoFC Act as of the issue date of the debt securities of such series.

7.	Government Control: the Republic ceases to control (directly or indirectly) us.

8.	IMF Membership/World Bank Membership: the Republic ceases to be a member of the IMF or the International Bank for Reconstruction and Development (World Bank).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in subparagraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•

despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the holder of the debt securities;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any holder of the debt securities a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of such series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities of such series or any installment of interest;

•	reduce the principal amount of the debt securities of such series or the portion of the principal amount payable upon acceleration of such debt securities;

•	reduce the interest rate or premium, if any, payable on the debt securities of such series;

•	change the currency of payment of principal of, interest or premium, if any, on the debt securities of such series;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities of such series or grant us a right to redeem the debt securities of such series which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of the debt securities of such series.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of such series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek such holders’ approval of the modification, or amendment, or obtain a waiver, of any applicable provision of such series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of such series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of such series.

Holders of debt securities of a series who hold, in the aggregate, a majority in principal amount of the debt securities of such series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of such series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and any series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of the fiscal agent. We may maintain bank accounts and a banking relationship with the fiscal agent or its affiliates. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on such series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series. We will not issue any such additional debt securities unless such additional debt securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most of our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficulty serving process on us or the individuals described above in the United States or enforcing a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel, Kim & Chang, has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws.

We have appointed the General Manager of KDB’s New York Branch, Mr. Joo Yung Sung and the Senior Deputy General Manager of KDB’s New York Branch, Mr. Jong Kug Yoon, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in the Borough of Manhattan, the City of New York, New York and we have accepted the jurisdiction of those courts for those actions and waived the defense of an inconvenient forum to the maintenance of those actions brought in those courts. KDB’s New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the fiscal agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in the Borough of Manhattan, the City of New York, New York, we shall appoint a replacement. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

We are required to file a report to the Minister of Strategy and Finance of Korea before we may issue debt securities outside the Republic. After issuance of debt securities outside the Republic, we are required to file a report to the Minister of Strategy and Finance again with respect to such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States of any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions as of the date of this prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax consideration applies to you so long as you are not:

•	a resident of Korea;

•	a corporation with registered head office or main office located in Korea;

•	a corporation of which the place of effective management is located in Korea; or

•	engaged in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you (excluding payments to your permanent establishment in Korea) on the debt securities being the debt securities denominated in a foreign currency, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein, provided that the offering of the debt securities is deemed to be an overseas issuance under the Korean tax law.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, if (i) such sale, exchange or disposition is made to other non-residents or non-Korean corporations (other than their permanent establishments in Korea) or (ii) such sale, exchange or disposition takes place outside Korea, provided that the issuance of the debt securities is deemed to be an overseas issuance under Korean tax law. If you sell, exchange or otherwise dispose of the debt securities to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such sale, exchange or disposition is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lower of (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) 22% of net gain or 11% of the gross sale proceeds with respect to such transaction), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “—Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of any debt securities, the subsequent transfer of the debt securities by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt securities as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean securities transaction tax, stamp duty, registration tax or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 15%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

Furthermore, in order for you to obtain the benefit of a tax exemption under an applicable tax treaty, Korean tax law requires you to submit to the purchaser, or the relevant securities company handling the debt securities, as applicable, an application for tax exemption under a tax treaty along with a certificate of your tax residence issued by a competent authority of your country of tax residence. The purchaser, or the relevant securities company handling the debt securities, as applicable, in turn, is required to submit such application to the relevant tax office by the ninth day of the month following the date of the first payment of the relevant income. However, this requirement does not apply to the tax exemptions under Korean tax law.

Previously, there were no separate procedures required for a non-resident with Korean source income to apply a reduced tax rate under an applicable tax treaty. However, the recently amended tax provision now requires a non-resident receiving the income to prepare and submit a request for application of preferential tax treaty rate to the withholding agent prior to receiving the income. If the withholding agent is not provided the request for application of preferential tax treaty rate or is not able to clearly determine the substantive earner of the income, the withholding agent is required to withhold tax applying the domestic withholding tax rate. This new provision is effective starting with withholdings made on or after July 1, 2012.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

United States Tax Considerations

Any U.S. federal tax advice included in this communication was not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal tax penalties.

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. Long-term capital gains recognized by individual U.S. holders generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

The gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity, the debt securities will be “Original Issue Discount Debt Securities”. The difference between the issue price and their stated redemption price at maturity will be the “original issue discount”. The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by us, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by

0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Indexed Notes and Other Notes Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

PLAN OF DISTRIBUTION

We may sell or issue the debt securities or warrants in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities or warrants will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, us in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Joo Yung Sung, General Manager of KDB’s New York Branch, and Mr. Jong Kug Yoon, Senior Deputy General Manager of KDB’s New York Branch. The address of our authorized agents in the United States is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Byeong Sun Song, Financial Attache, Korean Consulate General in New York, located at 335 East 45th Street, New York, New York 10017.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President, in his official capacity, has supplied the information set forth under “Korea Finance Corporation” (except for the information set out under “Korea Finance Corporation—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “Korea Finance Corporation—Business—Government Support and Supervision” and “The Republic of Korea”. Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2010 and 2011, appearing in this prospectus, have been audited by Ernst & Young Han Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•

difficulties in the housing and financial sectors in the United States and elsewhere and increased sovereign default risks in selected countries and the resulting adverse effects on the global financial markets;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar or Japanese Yen exchange rates or revaluation of the Chinese Renminbi), interest rates and stock markets;

•	substantial decreases in the market prices of Korean real estate;

•	increasing delinquencies and credit defaults by consumer and small and medium sized enterprise borrowers;

•	declines in consumer confidence and a slowdown in consumer spending;

•	adverse developments in the economies of countries that are important export markets for the Republic, such as the United States, Japan and China, or in emerging market economies in Asia or elsewhere;

•

the continued emergence of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the Republic to China);

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues at certain Korean conglomerates;

•	the economic impact of any pending or future free trade agreements;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•	the recurrence of severe acute respiratory syndrome, or SARS, or an outbreak of swine or avian flu in Asia and other parts of the world;

•	deterioration in economic or diplomatic relations between the Republic and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in the Republic;

•	hostilities or unrest involving oil producing countries in the Middle East and Northern Africa and any material disruption in the supply of oil or increase in the price of oil;

•

the occurrence of severe earthquakes, tsunamis or other natural disasters in Korea and other parts of the world, particularly in trading partners (such as the March 2011 earthquake in Japan, which also resulted in the release of radioactive materials from a nuclear plant that had been damaged by the earthquake); and

•	an increase in the level of tension or an outbreak of hostilities between North Korea and the Republic or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities covered by this prospectus with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and such securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 11. Estimated Expenses.*

It is estimated that our expenses in connection with the sale of the debt securities and warrants registered hereunder, exclusive of compensation payable to underwriters and agents, will be as follows:

SEC Registration Fee	US$	356,500
Printing Costs		60,000
Legal Fees and Expenses		500,000
Fiscal Agent, Paying Agent, Transfer Agent and Registrar Fees and Expenses		20,000
Blue Sky Fees and Expenses		30,000
Rating Agencies’ Fees		165,000
Listing and Listing Agent Fees and Expenses		75,000
Miscellaneous (including amounts to be paid to underwriters in lieu of reimbursement of certain expenses)		600,000

Total	US$	1,806,500

*	Based on three underwritten offerings of the debt securities.

UNDERTAKINGS

The Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser;

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

CONTENTS

This Registration Statement is comprised of:

(1) Facing Sheet.

(2) Explanatory Note.

(3) Part I, consisting of the Prospectus.

(4) Part II, consisting of pages II-1 to II-9.

(5) The following Exhibits:

A	-	Underwriting Agreement Standard Terms, including form of Terms Agreement.**

B-1	-	Fiscal Agency Agreement, dated as of September 20, 2010, between Korea Finance Corporation and Citibank, N.A., as Fiscal Agent, including form of Debt Securities.**

B-2	-	Form of Global Debt Security that bears interest at a fixed rate.

C	-	Form of Warrant Agreement, including form of Warrants.*

D-1	-	Consent of the President of Korea Finance Corporation (included on page II-4).

D-2	-	Power of Attorney of the President of Korea Finance Corporation.**

E-1	-	Consent of the Minister of Strategy and Finance of The Republic of Korea (included on Page II-5).

E-2	-	Power of Attorney of the Minister of Strategy and Finance of The Republic of Korea (incorporated by reference to Exhibit D-2 to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

F	-	Consent of Ernst & Young Han Young.

G-1	-	Letter appointing Authorized Agents of Korea Finance Corporation in the United States.**

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Korea Finance Corporation Act (English Translation) (incorporated by reference to Exhibit G to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

I	-	The Enforcement Decree of the Korea Finance Corporation Act (English Translation).

J	-	The Articles of Incorporation of Korea Finance Corporation (English Translation) (incorporated by reference to Exhibit I to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

K-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, 39th Floor, Bank of China Tower, One Garden Road, Hong Kong, United States counsel to Korea Finance Corporation, in respect of the legality of the Debt Securities (with or without Warrants).**

K-2	-	Opinion (including consent) of Kim & Chang, Seyang Building, 223 Naeja-dong, Jongro-gu, Seoul, Korea, Korean counsel to Korea Finance Corporation, in respect of the legality of the Debt Securities (with or without Warrants). **

*	May be filed by amendment.
**	Previously filed.

SIGNATURE OF KOREA FINANCE CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, Korea Finance Corporation has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Korea, on the 25th day of June, 2012.

KOREA FINANCE CORPORATION

By:	YOUNG-WOOK CHIN*†
President

†By:	/S/ YOUNG CHEOL SHIN
Young Cheol Shin
(Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF THE REPUBLIC OF KOREA

Pursuant to the requirements of the Securities Act of 1933, as amended, The Republic of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 25th day of June, 2012.

THE REPUBLIC OF KOREA

By:	JAE-WAN BAHK*†
Minister of Strategy and Finance

†By:	/S/ BYEONG SUN SONG
Byeong Sun Song
(Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF KOREA FINANCE CORPORATION

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of Korea Finance Corporation, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 25th day of June, 2012.

†By:	/S/ JOO YUNG SUNG
Joo Yung Sung

New York Branch The Korea Development Bank

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF KOREA FINANCE CORPORATION

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of Korea Finance Corporation, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 25th day of June, 2012.

†By	/S/ JONG KUG YOON
Jong Kug Yoon

New York Branch The Korea Development Bank

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE REPUBLIC OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Republic of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 25th day of June, 2012.

†By:	/S/ BYEONG SUN SONG
Byeong Sun Song

Financial Attaché Korean Consulate General in New York

EXHIBIT INDEX

A	-	Underwriting Agreement Standard Terms, including form of Terms Agreement.**

B-1	-	Fiscal Agency Agreement, dated as of September 20, 2010, between Korea Finance Corporation and Citibank, N.A., as Fiscal Agent, including form of Debt Securities.**

B-2	-	Form of Global Debt Security that bears interest at a fixed rate.

C	-	Form of Warrant Agreement, including form of Warrants.*

D-1	-	Consent of the President of Korea Finance Corporation (included on page II-4).

D-2	-	Power of Attorney of the President of Korea Finance Corporation.**

E-1	-	Consent of the Minister of Strategy and Finance of The Republic of Korea (included on Page II-5).

E-2	-	Power of Attorney of the Minister of Strategy and Finance of The Republic of Korea (incorporated by reference to Exhibit D-2 to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

F	-	Consent of Ernst & Young Han Young.

G-1	-	Letter appointing Authorized Agents of Korea Finance Corporation in the United States.**

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Korea Finance Corporation Act (English Translation) (incorporated by reference to Exhibit G to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

I	-	The Enforcement Decree of the Korea Finance Corporation Act (English Translation).

J	-	The Articles of Incorporation of Korea Finance Corporation (English Translation) (incorporated by reference to Exhibit I to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

K-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, 39th Floor, Bank of China Tower, One Garden Road, Hong Kong, United States counsel to Korea Finance Corporation, in respect of the legality of the Debt Securities (with or without Warrants).**

K-2	-	Opinion (including consent) of Kim & Chang, Seyang Building, 223 Naeja-dong, Jongro-gu, Seoul, Korea, Korean counsel to Korea Finance Corporation, in respect of the legality of the Debt Securities (with or without Warrants). **

*	May be filed by amendment.
**	Previously filed.